Exhibit 10.1

Execution Version
SIXTH AMENDMENT TO FOURTH AMENDED AND RESTATED BUSINESS LOAN AND SECURITY AGREEMENT
THIS SIXTH AMENDMENT TO FOURTH AMENDED AND RESTATED BUSINESS LOAN AND SECURITY AGREEMENT (this “Sixth Amendment”), dated as of December 28, 2023, by and among VSE Corporation, a Delaware corporation (“VSE”; and together with each other Borrower party hereto, collectively, the “Borrowers”), the Existing Lenders (as defined below), the banks and other financial institutions or entities providing the Sixth Amendment Term Loans (as defined below) (collectively, the “Sixth Amendment Lenders” and together with the Existing Lenders, collectively the “Lenders”) and Citizens Bank, National Association, as administrative agent (as successor by merger to Citizens Bank of Pennsylvania) (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrowers, the Administrative Agent and each of the lenders party thereto immediately prior to the Sixth Amendment Effective Date (as defined below) (the “Existing Lenders”) are parties to that certain Fourth Amended and Restated Business Loan and Security Agreement, dated as of January 5, 2018 (as amended by that certain First Amendment to Fourth Amended and Restated Business Loan and Security Agreement, dated as of November 26, 2019, that certain Second Amendment to Fourth Amended and Restated Business Loan and Security Agreement, dated as of June 29, 2020, that certain Third Amendment to Fourth Amended and Restated Business Loan and Security Agreement, dated as of July 23, 2021, that certain Fourth Amendment to Fourth Amended and Restated Business Loan and Security Agreement, dated as of October 7, 2022, that certain Fifth Amendment to Fourth Amended and Restated Business Loan and Security Agreement and First Amendment to Consent, dated as of July 3, 2023 and as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Sixth Amendment, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);
WHEREAS, the Borrowers have notified the Administrative Agent that they are requesting (a) term loans (the “Sixth Amendment Term Loans”) in an aggregate principal amount equal to $300,000,000.00, the proceeds of which shall be used (i) to refinance the existing Term Loans, (ii) to repay outstanding Revolving Loans and (iii) to pay fees and expenses associated with the Sixth Amendment, (b) that the Lenders amend the Existing Credit Agreement to effect such amendments as may be necessary or appropriate to effect the Sixth Amendment Term Loans and (c) that the Lenders amend certain other provisions of the Existing Credit Agreement;
WHEREAS, (a) the Sixth Amendment Lenders, subject to the terms and conditions of this Sixth Amendment, are willing to provide the Sixth Amendment Term Loans on the Sixth Amendment Effective Date up to the amount of such Lender’s Sixth Amendment Term Loan Commitment as set forth on Schedule 1 attached to Exhibit B hereto (each a “Sixth Amendment Term Loan Commitment”) and (b) subject to the terms and conditions of this Sixth Amendment, the Lenders are willing to make such other amendments to the Existing Credit Agreement; and
WHEREAS, in accordance with the terms of the Existing Credit Agreement, the Administrative Agent, the Borrowers and the Lenders agree that the Existing Credit Agreement is hereby, subject to the terms and conditions of this Sixth Amendment, amended as provided below.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
1.Sixth Amendment Term Loans; Reallocation. This Sixth Amendment is an amendment to incur additional Indebtedness pursuant to the Existing Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, each Sixth Amendment Lender agrees, effective as of the Sixth Amendment Effective Date, to provide the Sixth Amendment Term Loan to the Borrower up to the Term Loan Commitment Amount of such Lender set forth under the heading “Sixth Amendment Term Loan Commitment” in Schedule 1 attached to Exhibit B hereto. From and after the Sixth
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Amendment Effective Date, (i) the Sixth Amendment Term Loan Commitment of each Lender shall be a “Term Facility Commitment Amount” for all purposes under the Credit Agreement and (ii) the Sixth Amendment Term Loans of the Lenders shall be “Loans”, for all purposes under the Credit Agreement and the other Loan Documents. In connection with this Sixth Amendment, the outstanding Revolving Loans and participation interests shall be reallocated by causing such fundings and repayments (which shall not be subject to any processing and/or recordation fees) among the Lenders of the Revolving Loans as necessary such that, after giving effect to this Sixth Amendment, each Lender will hold Revolving Loans and participation interests based on its Percentage of Revolving Loans set forth on Schedule 1 attached to Exhibit B hereto. The Borrower shall be responsible for any costs arising under the Credit Agreement resulting from such reallocation and repayments.
2.Amendments to the Existing Credit Agreement and other Loan Documents. From and after the Sixth Amendment Effective Date:
1.the Existing Credit Agreement is amended pursuant to this Sixth Amendment to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A to this Sixth Amendment;
2.Schedule 1, Exhibit 2 and Exhibit 6 to the Existing Credit Agreement are hereby amended and restated in their entirety to read as set forth on Exhibit B attached hereto;
3.Except as set forth in clause (b), all other Exhibits and Schedules to the Existing Credit Agreement shall not be amended, modified, supplemented or otherwise affected; and
4.The parties acknowledge that the references to a facility size of $535,000,000 appearing in each of the Loan Documents has been increased to $650,000,000.
3.Conditions Precedent to Effectiveness. This Sixth Amendment shall become effective (the “Sixth Amendment Effective Date”) upon satisfaction of the following conditions:
1.Executed Sixth Amendment. The Administrative Agent shall have received counterparts of this Sixth Amendment, executed by a duly authorized officer of each party hereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.
2.Executed Notes. The Administrative Agent shall have received, for the account of each Lender requesting a promissory note, a duly executed Note.
3.Borrowing Notice. The Borrowers shall have provided to the Administrative Agent a customary borrowing request in form and substance acceptable to the Administrative Agent at least three (3) Business Days (or such shorter period as may be agreed to by the Administrative Agent) in advance of the Sixth Amendment Effective Date.
4.Solvency. The Administrative Agent shall have received a certification from the chief financial officer (or another officer with similar duties) of VSE to the solvency of the Borrowers, on a combined basis (after giving effect to the transactions contemplated by this Sixth Amendment).
5.Patriot Act. The Administrative Agent and the Lenders shall have received, (x) at least three (3) Business Days prior to the Sixth Amendment Effective Date (or such shorter period as may be agreed to by the Administrative Agent), (x) all documentation and other information that the Lenders reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and (y) at least two (2) Business Days prior to the Sixth Amendment Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.
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6.Legal Opinions of Counsel. The Administrative Agent shall have received on behalf of the Lenders a written opinion of Jones Day, in form and substance reasonably satisfactory to the Administrative Agent and dated as of the Sixth Amendment Effective Date.
7.Borrowers’ Authority Documents. The Administrative Agent shall have received the following (which may be in the form of customary bring-down deliverables, including a certification as to there having been no changes to the relevant documents delivered to the Administrative Agent on the Restatement Date):
(1)Articles of Incorporation/Charter Documents. Copies of the articles of incorporation or other charter documents of each Borrower certified by an Officer of such Borrower as of the Sixth Amendment Effective Date to be true and correct and in force and effect as of such date.
(2)Resolutions. Copies of resolutions of the board of directors or comparable managing body of each Borrower approving and adopting this Sixth Amendment and the transactions contemplated herein and therein and authorizing execution and delivery hereof and thereof, certified by an officer of such Borrower as of the Sixth Amendment Effective Date to be true and correct and in force and effect as of such date.
(3)Bylaws/Operating Agreement. A copy of the bylaws, operating agreement or limited liability company agreement of each Borrower certified by an Officer of such Borrower as of the Sixth Amendment Effective Date to be true and correct and in force and effect as of such date.
(iv)    Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Borrower certified as of a recent date by the appropriate governmental authorities of the state of incorporation.
8.Sixth Amendment Effective Date Certificate. The Borrowers shall have delivered a certificate of an Officer certifying that (i) no Event of Default under the Credit Agreement has occurred and is continuing after giving effect to this Sixth Amendment and the Sixth Amendment Term Loans and (ii) the representations and warranties set forth in Section 4 hereof are true and correct as set forth therein.
9.Fees and Expenses.
(1)All fees and expenses required to be paid on the Sixth Amendment Effective Date pursuant to this Sixth Amendment shall have been paid, to the extent, with respect to such expenses, documented in reasonable detail at least one (1) Business Day prior to the Sixth Amendment Effective Date (or such shorter period as may be reasonably agreed to by the Borrowers), including, without limitation, the legal fees and expenses of external counsel to the Administrative Agent.
(2)The Borrowers will pay, or cause to be paid, the fees set forth in that certain Mandate Letter, dated as of November 29, 2023, (the “Sixth Amendment Mandate Letter”), among the Administrative Agent and the Borrowers, as set forth in the Sixth Amendment Mandate Letter.
4.Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

1.the execution, delivery and performance by each of the Borrowers of this Sixth Amendment has been duly authorized by all necessary corporate or limited liability company, as applicable, action, and do not and will not:

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(1)violate any provision of the organizational documents of such Borrower or any other VSE Entity;
(2)violate any provision of any law or any governmental rule or regulation applicable to such Borrower or any other VSE Entity, or any order, judgment, decree or order of any court or other Government Authority binding on such Borrower or any other VSE Entity except for such violation which, considered in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or
(3)conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Borrower or any other VSE Entity other than those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
b.     each Borrower has all requisite corporate, partnership or limited liability company power and authority to enter into this Sixth Amendment and to perform its respective obligations under this Sixth Amendment and the Credit Agreement;
c.     this Sixth Amendment has been duly executed and delivered by each Borrower that is a party hereto and is the legally valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or the availability of equitable remedies;

d.     the representations and warranties of such Borrower contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier therein) as of the date of this Sixth Amendment, except to the extent such representations and warranties relate to an earlier date in which case such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier therein) as of such earlier date.
5.No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Administrative Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and the other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Sixth Amendment shall constitute a Loan Document.

6.Counterparts. This Sixth Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Sixth Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
7.Successors and Assigns. The provisions of this Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as permitted by the Credit Agreement, none of the Borrowers may assign or transfer any of its rights or obligations under this Sixth Amendment without the prior written consent of the Administrative Agent.

8.Governing Law. This Sixth Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to the conflicts of laws principles thereof).

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9.Severability. The illegality or unenforceability of any provision of this Sixth Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Sixth Amendment or any instrument or agreement required hereunder.

10.Captions. The captions and headings of this Sixth Amendment are for convenience of reference only and shall not affect the interpretation of this Sixth Amendment.

11.Reaffirmation. Each of the Borrowers as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Borrower grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Borrower granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrowers’ Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Borrowers hereby consents to this Sixth Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Sixth Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Sixth Amendment as of the date set forth above.

BORROWERS:

    VSE CORPORATION, a Delaware corporation

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

ENERGETICS, LLC, a Maryland limited liability company

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

WHEELER FLEET SOLUTIONS, CO., a Pennsylvania corporation

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

VSE AVIATION SERVICES, INC., a Florida corporation

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

VSE AVIATION SERVICES, LLC, a Kansas limited liability company

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

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    VSE AVIATION, INC., a Delaware corporation

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

    VSE AVIATION, INC., a Florida corporation

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

    GLOBAL PARTS GROUP, INC., a Kansas corporation

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

VSE AVIATION SERVICES, CO., a Kansas corporation

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

ARENA SOLUTIONS GROUP, LLC, a Delaware limited liability company

    By: /s/ Sam Singh ___________
Name: Sam Singh
Title: Treasurer

DIAMOND GP, LLC, a Delaware limited liability company

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

DESSER-GRAHAM PARTNERSHIP, L.P., a Delaware limited partnership

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
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Title: Secretary and Chief Legal Officer

DESSER HOLDING COMPANY, LLC, a Delaware limited liability company

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

DESSER TIRE & RUBBER CO., LLC, a Delaware limited liability company

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

AERO-CEE BAILEY’S HOLDING COMPANY, a Delaware corporation

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

AERO WHEEL & BRAKE SERVICE CORPORATION, a California corporation

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

CEE BAILEY’S AIRCRAFT PLASTICS, a California corporation

    By: /s/ Farinaz S. Tehrani___________
Name: Farinaz S. Tehrani
Title: Secretary and Chief Legal Officer

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ADMINISTRATIVE AGENT AND LENDERS:

CITIZENS BANK, N.A. (as successor by merger to Citizens Bank of Pennsylvania), as Administrative Agent

By:    /s/ John Sidarous_____________________
    Name: John Sidarous
    Title: Managing Director

CITIZENS BANK, N.A., as a Lender

By:    /s/ John Sidarous_____________________
    Name: John Sidarous
    Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:    /s/ Eric H. Williams__________________
    Name: Eric H. Williams
    Title: Senior Vice President

ROYAL BANK OF CANADA, as a Lender

By:    /s/ Sean Hakimi __________________
    Name: Sean Hakimi
    Title: Authorized Signatory

TD BANK, N.A., as a Lender

By:    /s/ Lawrence C. Deihle_______________
    Name: Lawrence C. Deihle
    Title: Vice President

TRUIST BANK, as a Lender
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By:    /s/ Anika Kirs _______________
    Name: Anika Kirs
    Title: Director

WELLS FARGO BANK, N.A., as a Lender

By:    /s/ Timothy Favinger____________
    Name: Timothy Favinger
    Title: Director

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:    /s/ Brian Keane ____________
    Name: Brian Keane
    Title: Authorized Signatory

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:    /s/ Davis Clark ____________
    Name: Davis Clark
    Title: Vice President

FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender

By:    /s/ Eduard J. Vernède ____________
    Name: Eduard J. Vernède
    Title: Managing Director

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Exhibit A

AMENDMENTS TO THE EXISTING CREDIT AGREEMENT

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Exhibit B

AMENDMENTS TO SCHEDULE 1, EXHIBIT 2 AND EXHIBIT 6 TO THE EXISTING CREDIT AGREEMENT

EXECUTION VERSION
Conformed through the First Amendment dated as of November 26, 2019 the Second Amendment dated as of June 29, 2020
the Third Amendment dated as of July 23, 2021
the Fourth Amendment dated as of October 7, 2022
the Fifth Amendment dated as of July 3, 2023
and the Sixth Amendment dated as of December 28, 2023

FOURTH AMENDED AND RESTATED
BUSINESS LOAN AND SECURITY AGREEMENT

dated as of January 5, 2018
(and amended pursuant to the amendments referenced above)

by and among

VSE CORPORATION and other
“Borrower” parties hereto from time to time, collectively as Borrowers,

CITIZENS BANK, NATIONAL ASSOCIATION,
and certain other “Lender” parties hereto from time to time, collectively as Lenders,

CITIZENS BANK, NATIONAL ASSOCIATION,
as Administrative Agent

M&T BANK,
PNC BANK, NATIONAL ASSOCIATION,
ROYAL BANK OF CANADA,
TD BANK, N.A.,
TRUIST BANK
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents

CITIZENS BANK, NATIONAL ASSOCIATION,
M&T CAPITAL MARKETS,
PNC CAPITAL MARKETS LLC,
RBC CAPITAL MARKETS1,
TD BANK, N.A.,
TRUIST SECURITIES, INC.
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Book Running Managers

and

CAPITAL ONE, NATIONAL ASSOCIATION
as Documentation Agent

1 RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

EXHIBITS

Exhibit 1    Form of Request for Advance and Certification
Exhibit 1 (a)     Form of Request for Swing Line Loan Advance
Exhibit 2     Interest Election Form and Certification
Exhibit 3     Interest Election Procedure and Requirements
Exhibit 4     [Reserved]
Exhibit 5     Form of Quarterly Covenant Compliance/Non-Default Certificate
Exhibit 6     Form of Joinder Agreement
Exhibit 7     Pricing Grid
Exhibit 8     Form of Assignment and Acceptance Agreement
Exhibit 9    Form of Incremental Facility Assumption Agreement
Exhibit 10    Form of Authorization

SCHEDULES

Schedule A-1    Borrowers
Schedule A-2    Foreign Borrowers
Schedule A-3    Non-Borrower Affiliates
Schedule B    Permitted Foreign Bank Accounts
Schedule C    [Reserved]
Schedule D    [Reserved]
Schedule E    Healthcare and Dependent Care Accounts

Schedule 1    Lender Commitments/Percentages
Schedule 2    Principal Places of Business/Books and Records Location(s)
Schedule 5.1    Existence and Qualification
Schedule 5.2    Conflicts
Schedule 5.3    Financial Statements
Schedule 5.6(a)    Default under Government Contracts
Schedule 5.6(b)    Government Contracts Constituting Material Contracts
Schedule 5.9    Litigation and Proceedings
Schedule 5.11     Primary U.S. Business Locations
Schedule 5.13(a)    Under Funded Pension Plans
Schedule 5.13(b)    Non-Exempt ERISA Transactions
Schedule 5.13(c)    Terminated Pension Plans
Schedule 5.15 (a)    Intellectual Property
Schedule 5.15(b)    Intellectual Property Royalty Payments
Schedule 5.17    Interests in Real Estate
Schedule 5.18    Labor Agreements
Schedule 5.26    Commercial Tort Claims
Schedule 5.27    Letter of Credit Rights
Schedule 7.7(a)     Existing Indebtedness
Schedule 7.7(a)(vi)     Liens Securing Indebtedness
Schedule 7.8(c)     Existing Loans, Advances and/or Investments (to non-Borrowers)

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FOURTH AMENDED AND RESTATED BUSINESS LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDED AND RESTATED BUSINESS LOAN AND SECURITY AGREEMENT is executed as of January 5, 2018, and is by and among (a) CITIZENS BANK, NATIONAL ASSOCIATION (AS SUCCESSOR BY MERGER TO CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank), together with its successors and assigns (“Citizens Bank”), acting in the capacity of Lender, Swing Line Lender, and as Administrative Agent for the Lenders; (b) certain other “Lender” parties to this Fourth Amended and Restated Business Loan and Security Agreement from time to time; and (c) VSE CORPORATION, a Delaware corporation, and certain other “Borrower” parties to this Fourth Amended and Restated Business Loan and Security Agreement from time to time.

W I T N E S S E T H T H A T:

WHEREAS, pursuant to a certain Third Amended and Restated Business Loan and Security Agreement dated as of January 28, 2015 (as heretofore amended, modified or restated from time to time, the “Existing Loan Agreement”) by and among certain of the Borrowers, the Administrative Agent and certain of the Lenders, certain of the Borrowers obtained loans and certain other financial accommodations (collectively, the “Existing Loan”) from certain of the Lenders in the original aggregate maximum principal amount of Three Hundred Million and No/100 Dollars ($300,000,000.00);
WHEREAS, on the Restatement Date, the Borrowers, the Administrative Agent and the Lenders agreed to further increase the aggregate maximum principal amount of the Existing Loan from Three Hundred Million and No/100 Dollars ($300,000,000.00) to Four Hundred Million and No/100 Dollars ($400,000,000.00), subject to further increase (or reduction) as specified herein, and amend and restate the Existing Loan Agreement, in its entirety, as hereinafter provided;
WHEREAS, on the First Amendment Effective Date, the Borrowers have requested, and the Lenders have agreed, to provide to the Borrowers (i) a new term loan in an aggregate principal amount equal to One Hundred Twenty-Three Million Three Hundred Thousand and No/100 Dollars ($123,300,000.00) that will be used, in part, refinance in full the term loan as in effect immediately prior to the First Amendment Effective Date and (ii) additional revolving loan commitments in an aggregate principal amount equal to Fifty Million and No/100 Dollars ($50,000,000.00);
WHEREAS, on the Fourth Amendment Effective Date, the Borrowers have requested, and the Lenders have agreed, to provide to the Borrowers a new term loan in an aggregate principal amount equal to One Hundred Million and No/100 Dollars ($100,000,000.00) that will be used, in part, to refinance in full the term loan as in effect immediately prior to the Fourth Amendment Effective Date;
WHEREAS, on the Fifth Amendment Effective Date, the Borrowers have requested, and the Lenders have agreed, to provide to the Borrowers a new term loan in an aggregate principal amount equal to Ninety Million and No/100 Dollars ($90,000,000.00) that will be used, together with other available funds, to finance the Desser Acquisition; and
WHEREAS, on the Sixth Amendment Effective Date, the Borrowers have requested, and the Lenders have agreed, (i) to provide the Borrowers a new term loan in an aggregate principal amount equal to Three Hundred Million and No/100 Dollars ($300,000,000) that will be used, in part, (A) to refinance in full the term loans as in effect immediately prior to the Sixth Amendment Effective Date and (B) to repay certain outstanding revolving loans as in effect immediately prior to the Sixth Amendment Effective Date, and (ii) to extend the Maturity Date by one (1) year.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, represent and warrant as follows:

CERTAIN DEFINITIONS
For the purposes of this Fourth Amended and Restated Business Loan and Security Agreement, the terms set forth below shall have the following definitions:

“Account Debtor” shall mean any Person who is indebted to one (1) or more of the Borrowers for the payment of any Receivable.
“Accounts” shall have the meaning attributed to such term by the UCC, and shall include any and all of the following, whether now or hereafter existing: (a) all accounts receivable, other receivables, book debts and other forms of obligations (including any such obligations that may be characterized as an account or contract right under the UCC, but excluding forms of obligations evidenced by Chattel Paper, or Instruments), (b) all rights in, to and under all purchase orders or receipts for goods or services, (c) all rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered in connection with any other transaction (whether or not yet earned by performance), (e) all “health care insurance receivables”, as such term is defined in the UCC and (f) all collateral security of any kind, given by any Person with respect to any of the foregoing.
“ADA” shall have the meaning attributed to such term in Section 5.14(a) of this Agreement.
“Additional Base Rate Interest Margin” shall be the percentage as calculated and determined pursuant to Section 1.4(b) of this Agreement and Exhibit 7 attached hereto.
“Additional Daily Simple RFR Interest Margin” shall be the percentage as calculated and determined pursuant to Section 1.4(b) of this Agreement and Exhibit 7 attached hereto.
“Additional Eurocurrency Interest Margin” shall be the percentage as calculated and determined pursuant to Section 1.4(b) of this Agreement and Exhibit 7 attached hereto.
“Additional Term SOFR Interest Margin” shall be the percentage as calculated and determined pursuant to Section 1.4(b) of this Agreement and Exhibit 7 attached hereto.
“Adjusted Daily Simple RFR” shall mean, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, the greater of (a) the sum of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Adjusted Daily Simple RFR for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the SONIA Adjustment and (b) the Floor. Any change in Adjusted Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers.

“Adjusted Eurocurrency Rate” shall mean, as to any Loan denominated in any applicable Alternative Currency not bearing interest based on an RFR (which, as of the Fourth Amendment Effective Date, shall mean Euros) for any Interest Period, an interest rate per annum equal to (a) the Eurocurrency Rate for such Currency for such Interest Period divided by (b) one minus the Eurocurrency Reserve Percentage. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Administrative Agent” shall mean Citizens Bank or any of its affiliates, acting in its capacity as agent for the Lenders, or any successor Administrative Agent appointed pursuant to Section 10.10 of this Agreement.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interests of any Person.
“Affirmative Covenant” shall mean any affirmative or similar obligation, agreement or covenant (other than a Negative Covenant) made by the Borrowers set forth in this Agreement or in any other Loan Document.
“Agreement” or “Loan Agreement” shall mean this Fourth Amended and Restated Business Loan and Security Agreement, together with the schedules and exhibits attached hereto from time to time, and any and all amendments or modifications of this Fourth Amended and Restated Business Loan and Security Agreement or the schedules and exhibits attached hereto from time to time.
“Aircraft Object” shall have the meaning provided for the term “aircraft object” in the Cape Town Treaty.
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront or commitment fees paid to the lenders thereof, an interest rate floor (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Interest Rate), or otherwise; provided that original issue discount and upfront or commitment fees paid to lenders shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees or underwriting or similar fees paid solely to arrangers for or underwriters of such Indebtedness.
“Alternative Currency” means Euro, Sterling and, solely with respect to the issuances of Letters of Credit, each other currency (other than Dollars) that is approved in accordance with The Interpretive Provisions Section of this Agreement.
“Alternative Currency Loan” means a revolving Loan made to a Borrower pursuant to this Agreement in an Alternative Currency.
“Anti-Corruption Laws” means any and all laws, rules and regulations of any jurisdiction applicable to any and all VSE Entities from time to time concerning or relating to bribery or corruption.
“Applicable Indebtedness” shall have the meaning attributed to such term in the definition of “Weighted Average Life to Maturity”.
“Applicable Interest Rate” shall mean, as applicable (based upon whether the Loan was advanced under the Term Facility, Revolving Facility, or Swing Line Facility) and as of any particular date of determination, (a) the Adjusted Daily Simple RFR, plus the applicable Additional Daily Simple RFR Interest Margin, (b) the Adjusted Eurocurrency Rate, plus the applicable Additional Eurocurrency Interest Margin, (c) Term SOFR plus the applicable Additional Term SOFR Interest Margin, (d) the Base Rate, plus the applicable Additional Base Rate Interest Margin, or (e) the Swing Line Rate, plus the applicable Additional Base Rate Interest Margin, in each case, as more particularly set forth in Section 1.4 of this Agreement and Exhibit 7 attached hereto. However, if at any time, the interest rate payable pursuant to this Loan Agreement shall exceed the maximum rate of interest that may be charged under Applicable Laws, then the interest rate payable hereunder shall be reduced to the maximum percentage that may be lawfully charged under Applicable Laws.
“Applicable Laws” shall mean any and all federal, state or local laws, ordinances, statutes, rules or regulations to which any VSE Entity or the property of any VSE Entity is subject, whether domestic or international.
“Authorization” shall mean a written authorization in the form of Exhibit 10 attached hereto.
“Available Tenor” shall mean, as of any date of determination and with respect to any then-current Benchmark for any Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this

Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Exhibit 3 attached hereto.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” shall mean the highest of (a) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1%, (b) the Prime Rate and (c) the sum of Term SOFR for a one-month Interest Period, as of any applicable date of determination, plus the difference between the Additional Term SOFR Interest Margin for SOFR Rate Loans and the Additional Base Rate Interest Margin for Base Rate Loans; provided, that if the Base Rate is less than 0.00%, it shall be deemed equal to 0.00%.  Any loan bearing interest at the Base Rate is referred to herein as a “Base Rate Loan”.
“Base Rate Loan” has the meaning attributed to such term in the definition of “Base Rate”.
“Benchmark” shall mean, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Exhibit 3 attached hereto, (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, Adjusted Daily Simple RFR; provided that if a Benchmark Transition Event has occurred with respect to such Adjusted Daily Simple RFR or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Exhibit 3 attached hereto and (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Euros, EURIBOR; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR, or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Exhibit 3 attached hereto.
“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency.
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” shall mean, with respect to any Benchmark for any Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Exhibit 3 attached hereto and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Exhibit 3 attached hereto.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Bid and Performance Bond Limit” shall mean Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00).
“Blocked Person” shall mean any Person described in Section 1 of the Anti-Terrorism Order (Executive Order No. 13224).
“Borrower” and “Borrowers” shall mean, individually or collectively, as the context may require, one or more of the following VSE Entities: the Primary Operating Company, the Foreign Borrowers, the entities listed on Schedule A-1 attached hereto, and each other VSE Entity which, as of any date of determination, is a “Borrower” party to this Agreement and/or, as applicable, the other Loan Documents.
“Business Day” shall mean any day which is neither a Saturday or Sunday nor a legal holiday or a day on which any commercial banks are authorized or required to be closed in New York City or a day on which the Federal Reserve Bank of New York is closed.
“Cape Town Treaty” means The Convention on International Interest in Mobile Equipment, concluded in Cape Town, South Africa on November 16, 2001 (utilizing the English-language version thereof) together with The Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (utilizing the English-language version thereof).
“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.).
“Change of Control” means the occurrence of any of the following: (i) with respect to the Primary Operating Company (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of forty-five percent (45%) or more of the issued and outstanding Voting Stock of the Primary Operating Company, or (b) during any period of twenty-four (24) consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Primary Operating Company (together with any new directors whose election by the board of directors of the Primary Operating Company or whose nomination for election by the stockholders of the Primary Operating Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the directors then in office, and (ii) with respect to every other VSE Entity, the Primary Operating Company shall cease to beneficially own and control, directly or indirectly, one hundred percent (100%), on a fully diluted basis, of the economic and voting interests in the capital stock of such VSE Entity, except in connection with a transaction not otherwise prohibited hereunder.
“Chattel Paper” shall have the meaning attributed to such term by the UCC, and shall include “electronic chattel paper” and “tangible chattel paper”, as such terms are defined in the UCC, whether now or hereafter existing.
“Citizens Bank” shall have the meaning set forth in the preamble of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended and as in effect from time to time.
“Collateral” shall have the meaning attributed to such term in Section 3.1 of this Agreement.
“Collateral Account” shall have the meaning attributed to such term in Article 8 of this Agreement.
“Commercial Contract” shall mean any written contract to which a VSE Entity is a party (other than a Government Contract or Government Subcontract) which gives rise or may give rise to Receivables.
“Commercial Tort Claims” shall have the meaning attributed to such term by the UCC, and shall include any and all claims now existing or hereafter arising in tort with respect to which (a) the claimant is an organization, or (b) the claimant is an individual and the claim (i) arose in the course of the claimant’s business or profession, and (ii) does not include damages arising out of personal injury to or death of any individual.
“Commitment Amount” shall mean Six Hundred Fifty Million and No/100 Dollars ($650,000,000.00), on the Sixth Amendment Effective Date; provided, however, that for purposes of making any calculation under this Agreement, the term “Commitment Amount” shall mean, as of any other date of determination, an amount equal to the sum of (a) the Revolving Facility Commitment Amount, plus (b) the aggregate outstanding principal balance of the Term Facility owing to the applicable Lender(s), and plus (c) the aggregate amount of all Incremental Revolving Facility Commitments and/or Incremental Term Facility Commitments established prior to and remaining in effect as of such date of determination.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Conforming Changes” shall mean, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Exhibit 3 attached hereto and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Primary Operating Company) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Contribution Agreement” shall mean that certain Second Amended and Restated Contribution Agreement dated of even date herewith, by and among the Borrowers, and delivered by the Borrowers to the Administrative Agent prior to or simultaneously with their execution and delivery of this Agreement or a Joinder Agreement (as the case may be), together with any and all permitted amendments and modifications thereof.
“Currencies” means Dollars and each Alternative Currency, and “Currency” means any of such Currencies.
“Daily Simple RFR Loan” shall mean any Loan that bears interest at a rate based on Adjusted Daily Simple RFR.
“Data Breach” shall mean any unauthorized or unlawful access and/or use of Personal Information.
“Defaulting Lender” shall mean, subject to Section 10.16 of this Agreement, any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three (3) Business Days of the date required to be funded by it hereunder, other than with respect to a good faith dispute; (b) has notified the Borrowers and the Administrative Agent that it does not intend or expect to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, other than with respect to a good faith dispute; (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, other than with respect to a good faith dispute; or (d) has, or has a direct or indirect parent company that has, after the Restatement Date, (i) become the subject of a proceeding under any Applicable Law for the relief of debtors, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Government; or (iv) become the subject of a Bail-in Action; provided, that, in each case upon the Administrative Agent having knowledge that any Lender is a Defaulting Lender, the Administrative Agent shall promptly notify the Borrowers in writing.
“Default Rate” shall mean, as of any date of determination, the sum of the Base Rate, plus the Additional Base Rate Interest Margin, plus two percent (2.00%) per annum.
“Deposit Accounts” shall have the meaning attributed to such term by the UCC, and shall include any and all demand, time, savings, passbook or similar account(s) from time to time established and maintained with a bank.
“Desser Acquisition” shall mean the acquisition by the Borrowers of 100% of the equity interests of Desser-Graham Partnership, L.P., pursuant to the Desser Acquisition Documents.
“Desser Acquisition Documents” shall mean all of the material executed documentation relating to the Desser Acquisition.
“Documents” shall have the meaning attributed to such term by the UCC, and shall include any and all documents of any type and nature, whether now or hereafter existing.
“Dollar”, “Dollars” and “$” shall mean the lawful money of the United States, and as the context may require in accordance with this Agreement, shall also mean the Dollar Equivalent of any Alternative Currency.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the LC Issuer, as the case may be, at such time on the basis of the Spot Rates (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“e-mail” shall have the meaning attributed to such term in Section 12.3 of this Agreement.
“EBITDA” shall mean, with respect to the VSE Entities for any period of determination, the sum of their (a) Net Income, plus (b) net interest expense and income tax provisions for such period, to the extent deducted in the calculation of net profit (or loss), plus (c) depreciation and amortization of assets for such period, to the extent deducted in the calculation of net profit (or loss), plus (d) non-cash stock compensation that does not represent a reserve for future cash payments, to the extent deducted in the calculation of net profit (or loss), plus (e) non-cash charges that do not represent a reserve for future cash payments, as approved in writing by the Administrative Agent prior to the next due date of the particular compliance certificate as required under Sections 6.3(c) of this Agreement, plus (f) any fees, expenses or charges related to any issuance of equity interests, investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by this Agreement (in each case including a refinancing thereof) (whether or not successful), including such fees, expenses or charges related to this Agreement and the other Loan Documents, minus (g) any non-cash gains to the extent included in Net Income. EBITDA shall be determined on a rolling basis, based on the four (4) consecutive Fiscal Quarters then ended. EBITDA from any Permitted Acquisitions will be included on a pro forma basis as such amounts may be deemed acceptable to the Administrative Agent in its sole but reasonable discretion. EBITDA shall be calculated giving pro forma effect for any disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of).
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) and/or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” shall mean any Lender who is not a Defaulting Lender, an Affiliate of any Lender who is not a Defaulting Lender, a Federal Reserve Bank or any other “Qualified Institutional Buyer”, as such term is defined under Rule 144(A), promulgated under the Securities Act of 1933, as amended, any national or state banking institution or, with respect to the Term Loans, any other financial institution that purchases or makes loans in the ordinary course of business; provided that no natural Person, holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, nor the Borrowers nor any of the Borrowers’ Affiliates or Subsidiaries may be an Eligible Assignee.
“Equalization Payments” shall have the meaning attributed to such term in Section 10.13(a) of this Agreement.
“Equipment” shall have the meaning attributed to such term by the UCC, and shall include any and all of the following, whether now or hereafter existing: machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.
“ERISA” shall have the meaning attributed to such term in Section 5.13(a) of this Agreement.
“ERISA Affiliate” shall mean with respect to any Borrower, any Person which, together with such Borrower, is under common control, constitutes a member of such Borrower’s controlled group, constitutes a member of such Borrower’s affiliated service group or is otherwise required to be treated as a single employer with such Borrower pursuant to Sections 4001(a)(14) or (b) of ERISA and/or Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended.
“Erroneous Payment” shall have the meaning attributed to such term in Section 10.19(a) of this Agreement.
“Erroneous Payment Deficiency Assignment” shall have the meaning attributed to such term in Section 10.19(d) of this Agreement.
“Erroneous Payment Impacted Class” shall have the meaning attributed to such term in Section 10.19(d) of this Agreement.
“Erroneous Payment Return Deficiency” shall have the meaning attributed to such term in Section 10.19(d) of this Agreement.
“Erroneous Payment Subrogation Rights” shall have the meaning attributed to such term in Section 10.19(d) of this Agreement.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR” shall have the meaning assigned thereto in the definition of “Eurocurrency Rate”.

“Euro” means the lawful currency of the participating member states introduced in accordance with the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Eurocurrency Rate” shall mean, for any Eurocurrency Rate Loan for any Interest Period:
(a)    denominated in Euros, the greater of (i) the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time) at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date and (ii) the Floor; and
(b)    if applicable and approved by the Administrative Agent and the Lenders pursuant to the Interpretive Provisions Section of this Agreement, denominated in any other Currency (other than Euros or Sterling), the rate designated with respect to such Currency at the time such currency is approved by the Administrative Agent and the Lenders pursuant to the Interpretive Provisions Section of this Agreement.
“Eurocurrency Rate Loan” shall mean any Loan bearing interest at a rate based on the Adjusted Eurocurrency Rate.
“Eurocurrency Reserve Percentage” shall mean, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Revolving Facility Commitment Amount or the funding of the Loans.
“Event of Default” shall have the meaning attributed to such term in Section 9.1 of this Agreement.
“Excess Cash Event” shall mean (a) any sale or disposition of any of the assets of any VSE Entity (including stock, equity or any other type of ownership interests of another VSE Entity) which (i) is not in the ordinary course of business and results in Net Cash, when combined with any and all other asset dispositions (other than Inventory sales in the ordinary course of business) that have occurred during the same Fiscal Year, in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00), in the aggregate; provided, that within 365 days of any such non-ordinary course sale or disposition, the Borrowers shall be permitted to reinvest or commit to reinvest the Net Cash arising therefrom in assets used or useful in the business; provided, further that any such Net Cash must be reinvested no later than 180 days after the end of such 365-day period or (ii) is prohibited by the terms and conditions of this Agreement; (b) the issuance by any VSE Entity after the date of this Agreement of debt securities or other debt obligations (other than in connection with the Obligations and other Indebtedness permitted pursuant to Section 7.7(a) of this Agreement); (c) the receipt by or on behalf of any VSE Entity of insurance proceeds (other than insurance recoveries for business interruption loss, workers compensation or damage to tangible property, which, with respect to insurance recoveries for damage(s) to tangible property, are promptly applied toward repair or replacement of the damaged property) in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00), in the aggregate; provided, that within 365 days of receipt of any such insurance proceeds, the Borrowers shall be permitted to reinvest or commit to reinvest the Net Cash arising therefrom in assets used or useful in the business; provided, further that any such Net Cash must be reinvested no later than 180 days after the end of such 365-day period; and (d) the reversion of any pension plan assets.
“Excluded Collateral” shall have the meaning attributed to such term in Section 3.1 of this Agreement.
“Excluded Swap Obligation” shall mean, with respect to any obligor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty or liability of such obligor of such Swap Obligation (or any guaranty thereof) is or becomes illegal under or otherwise violates the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or liability of such obligor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or liability is or becomes illegal.
“Existing Loan” shall have the meaning attributed to such term in the recitals to this Agreement.
“Existing Loan Agreement” shall have the meaning attributed to such term in the recitals to this Agreement.
“Facility” or “Facilities” shall mean the Revolving Facility, the Term Facility or the Swing Line Facility, individually or collectively, as the context may require.
“FATCA” shall mean sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)1) of the Code.
“FDS Sale” shall mean the sale of all or any part of the Federal and Defense Business (in one or more transactions) including, without limitation, the sale of Arena Solutions Group, LLC and/or any other VSE Entities engaged solely in the Federal and Defense Business.
“Federal and Defense Business” shall mean, collectively, the following businesses and their related assets, intellectual property and past performance used, or held for use, primarily or exclusively in the operation or conduct of such businesses as conducted in the twelve months prior to the date of any applicable FDS Sale and as proposed to be conducted immediately following the closing of any applicable FDS Sale by the VSE Entities’ federal and defense services business segment, including its Government Contracts: (a) supply chain management solutions to the United States government, federal agencies and international defense contractors; (b) data management solutions to the United States government, federal agencies and international defense contractors; (c) maintenance, repair and overhaul services to the United States government, federal agencies and international defense contractors; (d) design, development, prototyping, engineering services and similar services to the United States government, federal agencies and international defense contractors; (e) learning and training support services to the United States government, federal agencies and international defense contractors; and (f) energy and management consulting.
“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upward to the nearest 1/8 of 1%) determined by the Administrative Agent to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal Funds transactions on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date hereof; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Rate for the last day on which such rate was announced.
“Fee Letter” shall mean that certain letter dated November 1, 2017 from the Administrative Agent to the Primary Operating Company relating to the Loan, which shall specifically survive and not be superseded by the execution and delivery of this Agreement.

“Fifth Amendment Effective Date” shall mean July 3, 2023.
“Fifth Amendment Term Loans” shall have the meaning set forth in Section 1.1.
“Financial Product Provider” shall mean any Lender party to this Agreement who, as of any applicable date of determination, is owed Permitted Financial Product Obligations.

“First Amendment Effective Date” shall mean November 26, 2019.
“First Amendment Term Loans” shall mean the term loans originally made to the Borrowers on the First Amendment Effective Date in an initial aggregate amount of $123,300,000.

“Fiscal Quarter” shall mean any quarterly period designated by the VSE Entities as a fiscal quarter for financial accounting purposes.

“Fiscal Year” shall mean any annual period designated by the VSE Entities as a fiscal year for financial accounting purposes.
“Fixed Charge Coverage Ratio” shall have the meaning attributed to such term in Section 6.15(b) of this Agreement.
“Floor” shall mean 0.00% per annum.
“Foreign Borrower” and “Foreign Borrowers” shall mean, as of any date of determination and individually or collectively (as the context may require), any Borrower not incorporated, formed or organized within the United States, and listed on Schedule A-2 attached hereto.
“Foreign Borrower Loan Request” shall have the meaning attributed to such term in Section 1.3 of this Agreement.
“Foreign Subsidiary” and “Foreign Subsidiaries” shall mean, as of any date of determination and individually or collectively (as the context may require), each and every Subsidiary of a VSE Entity that is not (a) incorporated, formed or organized within the United States, or (b) a Foreign Borrower.

“Fourth Amendment Effective Date” shall mean October 7, 2022.
“Fourth Amendment Term Loans” shall have the meaning set forth in Section 1.1.
“FRB” shall mean the Board of Governors of the Federal Reserve System of the United States.
“GAAP” shall mean generally accepted accounting principles.
“General Intangibles” shall have the meaning attributed to such term by the UCC, and shall include any and all of the following, whether now or hereafter existing: all right, title and interest in, to or under any contract, all “payment intangibles”, as such term is defined by the UCC, customer lists, licenses, copyrights, trademarks, patents, and all applications therefor and reissues, extensions or renewals thereof, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any trademark or trademark license), all rights and claims in, to or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged stock and investment property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents.
“Goods” shall have the meaning attributed to such term by the UCC, and shall include any and all Goods whether now or hereafter existing.
“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government” shall mean the United States government, any state government, any local government, any department, instrumentality or any agency of the United States government, any state government or any local government.

“Government Contract Assignments” shall have the meaning attributed to such term in Section 6.11 of this Agreement.
“Government Contract” and “Government Contracts” shall mean, individually or collectively as the context may require, (a) written contracts between any VSE Entity and the Government and (b) written subcontracts between any VSE Entity and a Prime Contractor which is providing goods or services to the Government pursuant to a written contract with the Government if the subcontract relates only to the scope of work being provided to the Government pursuant to the above-referenced written contract with the Government (a “Government Subcontract”).
“Government Subcontract” shall have the meaning attributed to such term under the definition of “Government Contract”.
“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, pollutants or contaminants as defined in CERCLA, HMTA, RCRA or any other applicable environmental law, rule, order or regulation.
“Hazardous Wastes” shall mean, without limitation, all waste materials subject to regulation under CERCLA, RCRA or analogous state law, or any other applicable federal and/or state law now in force or hereafter enacted relating to hazardous waste treatment or disposal.
“Healthcare and Dependent Care Accounts” shall mean those accounts listed on Schedule E attached hereto (and any future accounts meeting the following criteria) which: (i) are used by the VSE Entities solely for purposes of deposits and distributions for healthcare and dependent care benefits payable to employees of such VSE Entities in the ordinary course of business; and (ii) are not subject to any liens or encumbrances (other than Permitted Liens).
“Hedging Contracts” shall mean interest rate swap agreements (as defined in 11 U.S.C. Section 101), interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between any Borrower and the Administrative Agent, a Lender or an Affiliate thereof from time to time and designed to protect such Borrower against fluctuations in interest rates or currency exchange rates.
“Hedging Obligations” shall mean all present and future liabilities, repayment obligations and other obligations of any and all of the Borrowers to the Administrative Agent, a Lender or an Affiliate thereof under Hedging Contracts.
“HMTA” shall mean the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5101 et seq.).
“Incremental Facility Assumption Agreement” shall mean an Incremental Facility Assumption Agreement in the form and substance of Exhibit 9 attached hereto.
“Incremental Revolving Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 1.8 of this Agreement, to make additional Revolving Loans available to the Borrowers after the Restatement Date.
“Incremental Revolving Facility Commitment Amount” shall mean, as of any date of determination, (a) with respect to any Incremental Revolving Facility Lender, the aggregate maximum amount of all Incremental Revolving Facility Commitments of such Incremental Revolving Facility Lender then in effect, and (b) with respect to all Incremental Revolving Facility Lenders, the aggregate maximum amount of all Incremental Revolving Facility Commitments of such Incremental Revolving Facility Lenders then in effect.
“Incremental Revolving Facility Lender” shall mean, as of any date of determination, a Lender with an Incremental Revolving Facility Commitment then in effect.
“Incremental Revolving Facility Upfront Fee” shall have the meaning attributed to such term in Section 1.7(a) of this Agreement.
“Incremental Term Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 1.9 of this Agreement, to make additional Term Loans available to the Borrowers after the Restatement Date.
“Incremental Term Facility Commitment Amount” shall mean, as of any date of determination, (a) with respect to any Incremental Term Facility Lender, the aggregate maximum amount of all Incremental Term

Facility Commitments of such Incremental Term Facility Lender then in effect, and (b) with respect to all Incremental Term Facility Lenders, the aggregate maximum amount of all Incremental Term Facility Commitments of such Incremental Term Facility Lenders then in effect. The Incremental Term Facility Commitment Amount of each Incremental Term Facility Lender will be reduced to Zero Dollars ($0) and the Incremental Term Facility Commitment of any such Lender will no longer be in effect from and after the funding of the additional Term Loans reflected by such outstanding Incremental Term Facility Commitments.
“Incremental Term Facility Lender” shall mean, as of any date of determination, a Lender with an Incremental Term Facility Commitment then in effect.
“Incremental Term Facility Upfront Fee” shall have the meaning attributed to such term in Section 1.7(a) of this Agreement.
“Indebtedness” shall mean, without duplication, and as of the date on which Indebtedness is to be determined, (a) Indebtedness for borrowed money or for the deferred purchase price of property or services, (b) any obligations in respect of letters of credit, banker’s or other acceptances or similar obligations, (c) Lease Obligations with respect to Capital Lease Obligations, (d) all liabilities secured by any lien on any property owned by a Person, to the extent attached to such Person’s interest in such property, even though such Person has not assumed or become personally liable for the payment thereof (it being understood that, unless such Person shall have assumed or become liable for the payment of such Indebtedness, the amount of such Indebtedness shall be the lesser of (i) the fair market value of the asset securing such Indebtedness and (ii) the stated principal amount of such Indebtedness), (e) obligations of third parties which are being guarantied or indemnified against by a Person, (f) any obligation under an employee stock ownership plan or other similar employee benefit plan, (g) any obligation to a multi-employer plan, and (g) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any Hedging Obligations; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue by more than 30 days (as determined in accordance with customary trade practices) or which are being disputed in good faith and for which adequate reserves are being provided in accordance with GAAP.
“Instrument” shall have the meaning attributed to such term by the UCC, and shall include any and all of the following, whether now or hereafter existing: all certificates of deposit, and all “promissory notes,” as such term is defined by the UCC, and other evidences of indebtedness (other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper).
“Interest Payment Date” shall mean, (a) as to any Loan other than a Base Rate Loan or Daily Simple RFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan or SOFR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan) or Daily Simple RFR Loan, the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” shall mean, relative to any Eurocurrency Rate Loans or SOFR Rate Loans, (a) initially, the period beginning on (and including) the date on which such Eurocurrency Rate Loan or SOFR Rate Loan is made or continued as, or converted into, a Eurocurrency Rate Loan or SOFR Rate Loan pursuant to this Agreement (including Exhibit 3 attached hereto) and the Notes and ending on (but excluding) the day which numerically corresponds to such date one (1), three (3) or six (6) months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrowers may select in its notice pursuant to this Agreement (including Exhibit 3 attached hereto) and the Notes; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Rate Loan or SOFR Rate Loan and ending one (1), three (3) or six (6) months thereafter, as selected by the Borrowers by irrevocable notice to the Administrative Agent not less than three (3) RFR Business Days prior to the last day of the then current Interest Period with respect thereto. Any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day. No tenor that has been removed from this definition pursuant to Exhibit 3 attached hereto shall be available for specification in any Request for Advance and Certification or Interest Rate Election Form and Certification.
“Interest Rate Election Form and Certification” shall mean the form of Exhibit 2 attached hereto.
“Inventory” shall have the meaning attributed to such term by the UCC, and shall include any and all of the following, whether now or hereafter existing: all inventory, merchandise, goods and other personal property for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.
“Investment Property” shall have the meaning attributed to such term by the UCC, and shall include any and all of the following, whether now or hereafter existing: (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, United States Treasury obligations, certificates of deposit, and mutual fund shares; (b) all Security Entitlements, including the rights to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts; (d) all commodity contracts; and (e) all commodity accounts.
“Joinder Agreement” shall have the meaning attributed to such term in Section 1.11 of this Agreement.
“LC Issuer” shall mean Citizens Bank or any additional or successor LC Issuer which has been appointed by Citizens Bank and has accepted such appointment. The LC Issuer may resign at any time by giving thirty (30) days prior written notice thereof to the Administrative Agent, subject to appointment of a successor LC Issuer (and such appointees acceptance of appointment) as above provided.

“Lead Arranger” shall mean, collectively, Citizens Bank, National Association, M&T Capital Markets, PNC Capital Markets LLC, RBC Capital Markets, TD Bank, N.A., Truist Securities, Inc., and Wells Fargo Securities, LLC, as joint lead arrangers and joint book running managers.
“Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof.
“Lender” and “Lenders” shall mean, respectively, each and all of the banking or financial institutions which, as of any date of determination, have (a) extended credit or agreed to extend credit to the Borrowers pursuant to this Agreement, or (b) agreed in writing to be bound by the terms and conditions of this Agreement. With respect to any security interest granted by any Borrower to the Administrative Agent for the benefit of the Lenders, the term “Lender” or “Lenders” shall also include any Affiliate of a Lender that is, as of any particular date of determination, a counterparty with a Borrower under a Hedging Contract.
“Letter of Credit” and “Letters of Credit” shall mean, respectively, each and all of the commercial or standby letters of credit issued pursuant to this Agreement.
“Letter of Credit Administration Fee” shall have the meaning attributed to such term in Section 2.3 of this Agreement.
“Letter of Credit Application” shall have the meaning attributed to such term in Section 2.1 of this Agreement.
“Letter of Credit Fee” shall have the meaning attributed to such term in Section 2.3 of this Agreement.
“Letter of Credit Rights” shall have the meaning attributed to such term by the UCC, and shall include any and all of the following, whether now or hereafter existing: any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, but specifically excludes any right of a beneficiary to demand payment or performance under a letter of credit.
“Limited Condition Acquisition” shall mean any acquisition that (a) is not prohibited hereunder, (b) is not conditioned on the availability of, or on obtaining, third-party financing and (c) is completed within twelve (12) months of the execution of the definitive purchase agreement for such acquisition.
“Loan” and “Loans” shall mean, individually or collectively as the context may require, the loan and loans made by the Lenders to the Borrowers (including any loans made pursuant to an Incremental Revolving Facility Commitment and/or Incremental Term Facility Commitment) pursuant to the terms of this Agreement, that are represented by the Facilities and are evidenced by, bear interest and are payable in accordance with the terms and conditions of the Notes and this Agreement.
“Loan Document” and “Loan Documents” shall mean, respectively, each and all of this Agreement, the Notes, the Stock Security Agreement, the Membership Interest Assignment, the Fee Letter, any intellectual property security agreement, any mortgage, any aircraft security agreements and each other document, instrument, agreement or certificate heretofore, now or hereafter executed and delivered by any VSE Entity evidencing an Obligation or otherwise in connection with the Loan or this Agreement.
“Losses” shall have the meaning attributed to such term in Section 12.21 of this Agreement.
“Mandatory Payment” and “Mandatory Payments” shall mean, individually or collectively as the context may require, any and all mandatory payments required to be made on the Loan pursuant to Section 1.5 of this Agreement.
“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, liabilities (actual or contingent), business or properties of the VSE Entities taken as a whole, (b) a material impairment of the ability of the VSE Entities taken as a whole to perform their Obligations under this Agreement or any other Loan Document, or (c) a material adverse effect upon the Administrative Agent’s or any Lender’s rights and remedies under this Agreement or any other Loan Document or with respect to all or a substantial portion of the Collateral.
“Material Contract” and “Material Contracts” shall mean, as of any date of determination and individually or collectively as the context may require, any and all contracts or agreements to which a VSE Entity is a party and pursuant to which such VSE Entity (a) is or may be entitled to receive payment(s) in excess of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), in the aggregate, per annum, or (b) is obligated to make payment(s) or have any other obligation or liability thereunder in excess of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), in the aggregate, per annum.
“Material Foreign Subsidiary” shall mean, as of any date of determination, any Foreign Subsidiary which owns more than five percent (5%) of the consolidated assets of the VSE Entities, taken as a whole, or generates more than five percent (5%) of the consolidated revenues of the VSE Entities, taken as a whole. Any Foreign Subsidiary which does not, as of the Restatement Date, meet either of the foregoing thresholds, but subsequently meets either of the foregoing thresholds after the Restatement Date shall be deemed a “Material Foreign Subsidiary”.
“Maturity Date” shall mean (a) with respect to the Revolving Facility and the Swing Line Facility, the earlier of October 7, 2026, or the date that all Loans outstanding under the Revolving Facility and/or the Swing Line Facility shall become due and payable in full hereunder, whether by acceleration or otherwise, (b) with respect to the Term Facility, October 7, 2026, or the date that all Loans outstanding under the Term Facility shall become due and payable in full hereunder, whether by acceleration or otherwise, or (c) such other date as may be agreed to by the Administrative Agent, the Lenders and the Borrowers in writing.
“Membership Interest Assignment” shall mean that certain Third Amended and Restated Assignment of Membership Interests as Collateral dated of even date herewith, entered into by the Primary Operating Company and certain of the other VSE Entities in favor of the Administrative Agent for the benefit of the Lenders ratably, as the same may be modified, amended or restated from time to time.
“Negative Covenants” shall mean any negative or similar restrictive covenant (including, without limitation, under Article 7) made by the Borrowers in this Agreement or in any other Loan Document.
“Net Cash” shall mean the cash proceeds (net of cash taxes paid or payable and reasonable and customary costs paid or payable to unrelated and unaffiliated third parties in connection with a particular transaction) arising from any Excess Cash Event.
“Net Income” shall mean with respect to the VSE Entities for any period of determination, the aggregate sum of all VSE Entities’ gross revenues minus total expenses, as determined in accordance with GAAP.
“Non-Borrower Affiliate” shall mean, as of any applicable date of determination and individually or collectively (as the context may require), any Foreign Subsidiary that is not required to be joined as a Foreign Borrower hereto, and specifically excludes any Restricted Non-Borrower Affiliate.

“Non-Consenting Lender” shall have the meaning attributed to such term in Section 10.16 of this Agreement.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.
“Note” and “Notes” shall mean, respectively, each and all of the Revolver Notes, the Term Facility Notes, the Swing Line Note and other promissory notes executed, issued and delivered pursuant to this Agreement, together with all extensions, renewals, modifications, replacements, increases and substitutions thereof and therefor.
“Obligation” and “Obligations” shall mean, respectively, any and all obligations or liabilities of any VSE Entity to any Lender or the Administrative Agent in connection with the Loan or this Agreement, whether now existing or hereafter created or arising, direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several or joint and several, and no matter how the same may be evidenced or shall arise (including any and all Hedging Obligations (other than Excluded Swap Obligations) and Hedging Contracts (whether provided by a Lender or an Affiliate of a Lender) to the extent they are intended to hedge interest rate or currency risk on the Loans, as well as any and all ACH exposure and other liabilities arising from cash management services provided by the Administrative Agent and/or the Swing Line Lender hereunder). Without limiting the foregoing, the term “Obligations” shall also include any and all Permitted Financial Product Obligations owing by any VSE Entity to any Financial Product Provider as of any applicable date of determination and the Erroneous Payment Subrogation Rights.
“OFAC” has the meaning attributed to such term in Section 5.24 of this Agreement.
“Ordinary Course Payments” shall mean payments made directly by any VSE Entity to another VSE Entity; provided that such payments are made (a) in the ordinary course of such VSE Entity’s business, (b) for products actually delivered or services actually performed, and (c) pursuant to an “arm’s length” transaction (i.e., a transaction that would otherwise be made with an unrelated and unaffiliated third party); it being understood and agreed that payments in respect of normal and customary salary, compensation and benefits, including reasonable severance amounts, for employees, officers and directors of a VSE Entity constitute “Ordinary Course Payments” except to the extent expressly prohibited or limited pursuant to this Agreement.
“Participant” shall have the meaning attributed to such term in Section 12.11(e) of this Agreement.
“Patriot Act” shall mean the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), as amended.
“Payment Recipient” shall have the meaning attributed to such term in Section 10.19(a) of this Agreement.
“Pending Release Bonds” shall mean performance bonds related to bonded work that has been completed, but for which the bond has not yet been released by the Government due to timing differences and not as a result of a claim with respect thereto.
“Pension Plan” or “Pension Plans” shall have the meaning attributed to such term in Section 5.13(a) of this Agreement.
“Percentage” shall mean, as of any date of determination and with respect to each Lender, the percentage(s) corresponding to such Lender’s name on Schedule 1 in respect of the Revolving Facility Commitment Amount and/or the Swing Line Commitment Amount (as the context may require), as the same may be modified or amended from time to time, plus, for purposes of making any calculation under this Agreement, the percentage of the aggregate outstanding principal balance of the Term Facility owing to the applicable Lender(s), plus the percentage corresponding to such Lender of the aggregate amount of all Incremental Revolving Facility Commitments and/or Incremental Term Facility Commitments or outstanding Incremental Revolving Loans or Incremental Term Loans established prior to and remaining in effect as of such date of determination.
“Permitted Acquisition” shall mean any merger or acquisition that is (a) permitted pursuant to Section 7.1(e)(ii) of this Agreement, or (b) consummated in accordance with all of the terms and conditions of any modification or amendment to this Agreement or consent letter specifically issued by the Administrative Agent, acting at the direction of the Required Lenders, for such merger or acquisition.

“Permitted Earn-outs” shall mean any earn-outs to the extent such earn-outs are unsecured and may only be paid so long as no Event of Default shall have occurred and is continuing, and both before and after giving effect to any such payment, the VSE Entities shall be and remain in pro forma compliance with the financial covenants set forth in this Agreement (and no other default or Event of Default would result from the making of such payments).
“Permitted Financial Product Obligations” shall mean, as of any applicable date of determination, any and all fees, charges, debts, liabilities and obligations owing by any VSE Entity to any and all Financial Product Providers in connection with any cash management service, credit card facility or other bank product in an aggregate amount not to exceed Sixty Million and No/100 Dollars ($60,000,000.00) outstanding at any time; it being understood and agreed that the aggregate amount of any and all Hedging Obligations and ACH exposure shall not be included in the foregoing calculation.
“Permitted Foreign Bank Accounts” shall mean any and all of the bank accounts described on Schedule B attached hereto, together with any and all other foreign bank accounts from time to time designated by the Borrowers to the Administrative Agent in writing pursuant to Section 6.3(c) of this Agreement; provided that each such bank account (a) has been established by and in the name of a Borrower, Foreign Borrower or Non-Borrower Affiliate, (b) is located outside of the United States of America, (c) is used solely for the collection of Receivables, payment of Ordinary Course Payments and other general operating purposes, (d) is not subject to any lien, claim, charge or encumbrance (other than (i) the security interests granted to the Administrative Agent under this Agreement or any other Loan Document, (ii) normal and customary rights of set off or similar rights (of the financial institution maintaining such account), but only if such rights may be exercised solely for past due fees, charges and expenses arising from the general administration of such bank account), (e) if required by the Administrative Agent, is subject to a control agreement or blocked account agreement, in form and substance reasonably satisfactory to the Administrative Agent, and (f) if not subject to a control agreement or blocked account agreement, in form and substance reasonably satisfactory to the Administrative Agent, does not, for thirty (30) or more consecutive days, contain funds and/or other items of value which, when aggregated with all such other bank accounts, exceed the Dollar Equivalent of Ten Million and No/100 Dollars ($10,000,000.00) as of any applicable date of determination.
“Permitted Investments” shall mean: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States government (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States government), in each case maturing within one (1) year from the date of acquisition thereof; (b) commercial paper having the highest rating, at the time of acquisition thereof, of Standard and Poor’s or Moody’s Investors Services and in either case maturing within six (6) months from the date of acquisition thereof; (c) certificates of deposit, bankers’ acceptances and time deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than Five Hundred Million and No/100 Dollars ($500,000,000.00); (d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (e) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (a) through (d) above and (f) investments in other Persons (not triggering the joinder requirements set forth in Section 1.11 of this Agreement), in an aggregate amount not to exceed the greater of (x) Ten Million and No/100 Dollars ($10,000,000.00) and (y) 10% of EBITDA (determined as of the most recently ended four (4) fiscal quarter period for which financial statements have been delivered pursuant to Section 6.3), in each case, determined at the time of any such investment during the term of this Agreement.
“Permitted Liens” shall mean with respect to any VSE Entity: (a) liens for taxes that are being contested in good faith and by appropriate proceedings, which such VSE Entity has the financial ability to pay, including penalties and interest; (b) deposits or pledges to secure obligations under workers’ compensation, social security or similar laws, incurred in the ordinary course of business; (c) liens described on Schedule 7.7(a)(vi) attached hereto; (d) cash deposits pledged to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature made in the ordinary course of business; (e) mechanics’, workmen’s, repairmen’s, warehousemen’s, vendors’, lessors’ or carriers’ liens or other similar liens; provided that such liens arise in the ordinary course of the VSE Entity’s business and secure sums that are not past due or are separately secured by cash deposits or pledges in an amount adequate to obtain the release of such liens; (f) except as otherwise provided in this Agreement, statutory or contractual landlord’s liens on the VSE Entity’s tangible personal property located in such VSE Entity’s demised premises; (g) zoning or other similar and customary land use restrictions, that do not materially impair the use or value of any Collateral or property of any VSE Entity; (h) judgment liens that are not prohibited by Section 7.4 of this Agreement; (i) other liens expressly permitted by the terms and conditions of this Agreement; (j) capital leases and liens to secure the purchase price of Equipment or Inventory in an aggregate amount not to exceed One Million and No/100 Dollars ($1,000,000.00) at any time, excluding all purchase money Indebtedness and liens referenced on Schedule 7.7(a)(vi); and (k) liens in favor of the Administrative Agent or any Lender with respect to the Obligations.
“Person” shall mean an individual, partnership, corporation, trust, limited liability company, limited liability partnership, unincorporated association or organization, joint venture or any other entity.
“Personal Information” shall mean, with respect to any customer and/or any employee, agent or principal of a customer, such Person’s name, address, telephone number, social security number, driver’s license number, state-issued identification card number, financial account numbers, credit card numbers, debit card numbers, or any security code, access code, personal identification number or password that could permit access to a financial account of such Person.
“Primary Operating Company” shall mean VSE Corporation, a Delaware corporation.

“Prime Contractor” shall mean any Person (other than a VSE Entity) which is a party to any Government Subcontract.

“Prime Rate” shall mean the rate of interest from time to time established and publicly announced by Citizens Bank as its prime rate, in Citizens Bank’s sole discretion, which rate of interest may be greater or less than other interest rates charged by Citizens Bank to other borrowers and which is a rate set based upon various factors, including costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

“Prior Increase” shall mean any increase to the Revolving Facility Commitment Amount and/or the Term Facility Commitment Amount pursuant to Sections 1.8 and/or 1.9 of this Agreement after the Sixth Amendment Effective Date and prior to the date of any subsequent increase of the Revolving Facility Commitment Amount and/or the Term Facility Commitment Amount pursuant to Sections 1.8 and/or 1.9 of this Agreement.

“Proceeds” shall have the meaning attributed to that term by the UCC or under other Applicable Laws, and, in any event, shall include any and all of the following, whether now owned or hereafter acquired: (a) any and all proceeds of, or amounts (in any form whatsoever, whether cash, securities, property or other assets) received under or with respect to, any insurance, indemnity, warranty or guaranty payable from time to time, and claims for insurance, indemnity, warranty or guaranty effected or held with respect to any of the Collateral, (b) any and all payments (in any form whatsoever, whether cash, securities, property or other assets) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Government (or any Person acting under color of any Government), (c) any claim against third parties (i) for past, present or future infringement of any patent or patent license, or (ii) for past, present or future infringement or dilution of any copyright, copyright license, trademark or trademark license, or for injury to the goodwill associated with any trademark or trademark license, (d) any recoveries against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged stock, and (f) any and all other amounts (in any form whatsoever, whether cash, securities, property or other assets) from time to time paid or payable under or in connection with any of the Collateral (whether or not in connection with the sale, lease, license, exchange or other disposition of the Collateral).

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to such term in Section 12.22.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each guarantor or obligor that has total assets exceeding Ten Million and No/100 Dollars ($10,000,000.00) at the time the relevant guarantee or liability becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Person” shall have the meaning attributed to such term in Section 10.10 of this Agreement.

“Rate Determination Date” shall mean, with respect to any Interest Period, two (2) RFR Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“RCRA” shall mean the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et. seq.).
“Receivable” and “Receivables” shall mean, individually or collectively as the context may require, any and all of the VSE Entities’ aggregate present and future accounts, contracts, contract rights, Chattel Paper, General Intangibles, notes, drafts, acceptances, chattel mortgages, conditional sale contracts, bailment leases, security agreements, contribution rights and other forms of obligations now or hereafter arising out of or acquired in the course of or in connection with any business the VSE Entities conduct, together with all liens, guaranties, securities, rights, remedies and privileges pertaining to any of the foregoing, whether now existing or hereafter created or arising, and all rights with respect to returned and repossessed items of Inventory.
“Register” shall have the meaning attributed to such term in Section 12.11(d) of this Agreement.
“Relevant Governmental Body” shall mean (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (i) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Report” and “Reports” shall have the meaning attributed to such term in Section 10.15(a) of this Agreement.
“Request for Advance and Certification” shall mean any Request for Advance and Certification in the form of Exhibit 1.
“Required Lenders” shall mean all of the Lenders who, as of any applicable date of determination, are not Defaulting Lenders, and which hold Loans and unused commitments representing, in the aggregate, at least fifty-one percent (51%) of the aggregate Commitment Amount (excluding the Swing Line Commitment Amount, but including the aggregate Incremental Revolving Facility Commitment Amount and/or Incremental Term Facility Commitment Amount then in effect); provided, however, that “Required Lenders” must include at least two (2) Lenders who, as of such date of determination, are not Defaulting Lenders and who collectively hold Loans and unused commitments representing, in the aggregate, at least fifty-one percent (51%) of the aggregate Commitment Amount (excluding the Swing Line Commitment Amount, but including the aggregate Incremental Revolving Facility Commitment Amount and/or Incremental Term Facility Commitment Amount then in effect).
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restatement” shall mean the settlement of the transactions contemplated by this Agreement.
“Restatement Date” shall mean the date on which the Restatement shall occur, such date being also the date of initial funding under this Agreement.
“Restricted Non-Borrower Affiliates” shall mean each and all of (i) Integrated Concepts and Research Corporation, a District of Columbia corporation; and (ii) ICRC Qualified Settlement Fund, neither of which shall be required to be joined as Borrowers hereunder.

“Revaluation Date” shall have the meaning attributed to such term in The Interpretive Provisions Section of this Agreement.
“Revolver Notes” shall mean each and all of the promissory notes executed, issued and delivered pursuant to this Agreement in connection with the Revolving Facility, together with all extensions, renewals, modifications, replacements and substitutions thereof and therefor.
“Revolving Facility” shall mean the revolving credit facility being extended pursuant to this Agreement, in the maximum principal amount of the Revolving Facility Commitment Amount, with a sub-limit of Twenty-Five Million and No/100 Dollars ($25,000,000.00) for Letters of Credit, a sub-limit of Fifteen Million and No/100 Dollars ($15,000,000.00) for Swing Line Loans and a sub-limit of the Dollar Equivalent of Two Million and No/100 Dollars ($2,000,000.00) for Alternative Currency Loans; it being understood and agreed that the maximum principal amount of the Revolving Facility shall be subject to increase pursuant to Section 1.8 of this Agreement.
“Revolving Facility Commitment Amount” shall mean an amount equal to the sum of Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00), plus the aggregate amount of any and all Incremental Revolving Facility Commitments existing as of such date of determination.
“Revolving Facility Commitment Fee” shall have the meaning attributed to such term in Section 1.7(b) of this Agreement.
“Revolving Loan(s)” shall mean any and all Loans made available to the Borrowers pursuant to the Revolving Facility.

“RFR” shall mean, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, Term SOFR and (b) Sterling, SONIA.
“RFR Business Day” shall mean, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) Euros, any day that is a TARGET Day and (c) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London; provided, that for purposes of notice requirements in Sections 1.1, 1.3, 1.4, 1.5 and 2.1, in each case, such day is also a Business Day.
“RFR Loan” shall mean a Daily Simple RFR Loan or a SOFR Rate Loan, as the context may require.
“RFR Rate Day” shall have the meaning assigned thereto in the definition of “Adjusted Daily Simple RFR”.
“Sanctions” shall have the meaning attributed to such term in Section 5.24 of this Agreement.
“SEC” shall mean the Securities and Exchange Commission of the United States of America.
“SEC Act” shall mean the Securities Exchange Act of 1934, 15 U.S.C.A. §78, as amended.
“Security Entitlements” shall have the meaning attributed to such term by the UCC, and shall include any and all Security Entitlements whether now or hereafter existing.
“Sixth Amendment” shall mean that certain Sixth Amendment to Credit Agreement, dated as of the Sixth Amendment Effective Date, by and among the Borrowers, the Lenders party thereto and the Administrative Agent.
“Sixth Amendment Effective Date” shall mean December 28, 2023.
“Sixth Amendment Term Loans” shall have the meaning set forth in Section 1.1.

“SOFR” shall mean a rate equal to the secured overnight financing rate as published by the SOFR Administrator on the website of the SOFR Administrator, currently at http//www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time).
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Rate Loan” shall mean a Loan that bears interest at a rate based on Term SOFR (other than pursuant to clause (c) of the definition of “Base Rate); provided, that SOFR Rate Loans may only be denominated in Dollars.
“SONIA” shall mean a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Adjustment” shall mean a percentage equal to 0.10000% per annum.
“SONIA Administrator” shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Spare Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature that may from time to time be installed or incorporated in or attached or appurtenant to any Aircraft Object or removed therefrom.
“Spot Rates” shall have the meaning attributed to such term in The Interpretive Provisions Section of this Agreement.
“Sterling” shall mean the lawful currency of the United Kingdom.
“Stock Security Agreement” shall mean that certain Third Amended and Restated Stock Security Agreement dated of even date herewith, entered into by certain VSE Entities party thereto in favor of the Administrative Agent for the benefit of the Lenders ratably, as the same may be modified, amended or restated from time to time.
“Subsidiary” and “Subsidiaries” shall mean, individually or collectively as the context may require, any company, partnership, corporation or other entity in which any Person owns or controls, directly or indirectly, more than fifty percent (50%) of the equity thereof as of any date of determination.
“Subordinated Indebtedness” shall mean, any Indebtedness incurred by any Borrower which by its terms is specifically subordinated in right of payment to the prior payment of the Borrowers’ Obligations and contains subordination terms reasonably acceptable to the Administrative Agent.

“Supported QFC” shall have the meaning assigned to such term in Section 12.22.
“Supporting Obligations” shall have the meaning attributed to such term by the UCC, and shall include any and all of the following, whether now or hereafter existing: any and all letter of credit rights or secondary obligations that support the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.
“Swap Obligation” means, with respect to any Borrower or any guarantor or obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swing Line Commitment” shall mean the Swing Line Lender’s obligation to make Swing Line Loans to the Borrowers in an aggregate principal amount not to exceed the Swing Line Commitment Amount.

“Swing Line Commitment Amount” shall mean Fifteen Million and No/100 Dollars ($15,000,000.00).
“Swing Line Commitment Period” shall mean the period commencing on the Restatement Date and ending on the Swing Line Termination Date.
“Swing Line Facility” shall mean the swing line credit facility being extended pursuant to this Agreement, in the maximum principal amount equal to the Swing Line Commitment Amount.
“Swing Line Lender” shall mean Citizens Bank or any additional or successor Swing Line Lender which has been appointed by Citizens Bank and has accepted such appointment.
“Swing Line Loan” or “Swing Line Loans” shall have the meaning attributed to such term in Section 1.1(b) of this Agreement.
“Swing Line Note” shall mean that certain Second Amended and Restated Swing Line Facility Promissory Note dated of even date herewith, made by the Borrowers and payable to the order of the Swing Line Lender, in the maximum principal amount of the Swing Line Commitment Amount, or so much thereof as shall be advanced or readvanced, together with all extensions, renewals, modifications, increases, replacements and substitutions thereof or therefor.
“Swing Line Outstandings” shall mean, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.
“Swing Line Rate” shall mean with respect to the Swing Line Facility, the Base Rate.
“Swing Line Termination Date” shall mean the fifth (5th) Business Day prior to the Maturity Date, or such earlier date on which the Swing Line Lender shall have elected, in its sole and absolute discretion, to terminate the Swing Line Facility.
“Target” shall have the meaning attributed to such term in Section 7.1(e)(ii) of this Agreement.

“TARGET Day” shall mean any day on which Trans-European Automated Real-time Gross Settlement Express Transfer payment system, which utilizes a single shared platform and which was launched on November 19, 2007, is open for the settlement of payments in Euros.
“Term Facility” shall mean the term credit facility being extended pursuant to this Agreement in the original principal amount equal to the Term Facility Commitment Amount.
“Term Facility Commitment Amount” shall mean Three Hundred Million Dollars ($300,000,000) as of the Sixth Amendment Effective Date, and Zero Dollars ($0) from and after the initial funding on the Sixth Amendment Effective Date, except as increased by the aggregate amount of all Incremental Term Facility Commitments in effect outstanding (i.e., not yet funded) pursuant to Section 1.9 of this Agreement as of the date of determination.
“Term Facility Notes” shall mean each and all of the promissory notes executed, issued, and delivered pursuant to the Agreement in connection with the Term Facility, together with all extensions, renewals, amendments, modifications, replacements and substitutions thereof and therefor.
“Term Loans” shall mean the Sixth Amendment Term Loan.
“Term SOFR” shall mean a rate per annum equal to the greater of (a) the sum of (i) Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR

Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Term SOFR Determination Day plus (ii) the Term SOFR Adjustment, and (b) the Floor.
“Term SOFR Adjustment” means (a) with respect to an Interest Period of one month, 0.10000%, (b) with respect to an Interest Period of three months, 0.15000% and (c) with respect to an Interest Period of six months, 0.25000%.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”.
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR published by the Term SOFR Administrator and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time).

“Third Amendment Effective Date” shall mean July 23, 2021.
“Total Funded Debt” shall mean, as of any date of determination, the sum of (a) all Indebtedness for borrowed money of the VSE Entities (including all outstanding advances under the Revolving Facility, if any), plus (b) any accrued Permitted Earn-outs reasonably required to be paid by the VSE Entities within the next twelve (12) months (net of any cash reserves therefor).
“Total Funded Debt to EBITDA Ratio” shall have the meaning attributed to such term in Section 6.15(a) of this Agreement.
“Transitional Deposit Account” shall have the meaning attributed to such term in Article 8 of this Agreement.
“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that if, by reason of mandatory provisions of Applicable Laws, any or all of the attachment, perfection or priority of, or remedies with respect to, the Administrative Agent’s lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uncommitted Incremental Increase Limit” shall mean an aggregate of Twenty-Five Million and No/100 Dollars ($25,000,000.00), which may be applied by the Borrowers, in their sole discretion, to increase the Revolving Facility Commitment Amount and/or increase the Term Facility Commitment Amount, pursuant to Sections 1.8 and 1.9 of this Agreement, respectively.
“Voting Stock” shall mean the capital stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person

(irrespective of whether, at the time, capital stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).
“VSE Entity” and “VSE Entities” shall mean, as of any date of determination and individually or collectively (as the context may require), any and all of the Borrowers and the Non-Borrower Affiliates.
“Walker Lane Lease” shall mean the Deed of Lease dated as of November 4, 2009 (as heretofore amended, modified or restated from time to time), by and between MetroPark 7, LLC, a Delaware limited liability company, as the landlord, and the Primary Operating Company, as the tenant, with respect to the premises located at 6348 Walker Lane, Springfield, Virginia.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any refinanced Term Loan or any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

INTERPRETIVE PROVISIONS
(a) Certain Interpretive Provisions.
(i)        Unless the context of this Agreement otherwise requires, (A) words of any gender include each other gender; (B) words using the singular or plural number also include the plural or singular number, respectively; (C) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement and not to any particular provision of this Agreement; and (D) the terms “Article,” “Section,” “Subsection,” “Schedule” and “Exhibit” without any reference to a specified document refer to the specified Article, Section, Subsection, Schedule and Exhibit, respectively, of this Agreement.
(ii)        The words “including,” “include” and “includes” are not exclusive and shall be deemed to be followed by the words “without limitation”; if exclusion is intended, the word “comprising” is used instead.
(iii)    Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms and conditions of this Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
(iv)    The word “or” shall be construed to mean “and/or” unless the context clearly prohibits that construction.
(v)        Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(vi)    All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, any lease that is treated as an operating lease for purposes of GAAP as of the Restatement Date shall continue to be treated as an operating lease (and any future lease, if it were in effect on the Restatement Date, that would be treated as an operating lease for purposes of GAAP as of the Restatement Date shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any change in GAAP after the Restatement Date.
(vii)    The Article, Section and paragraph headings of this Agreement are for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.
(viii)    This Agreement and the other Loan Documents are the result of negotiations among all parties hereto, and have been reviewed by counsel to the Administrative Agent, the Borrowers and the Lenders, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.
(ix)    The word “extent” in the phrase “to the extent” as used in this Agreement means the degree to which a subject or other thing extends and such phrase does not simply mean “if.”
(x)        No provision of this Agreement is to be construed to require, directly or indirectly, any Person to take any action, or to omit to take any action, to the extent such action or omission would violate Applicable Laws.
(b)    Exchange Rates; Currency Equivalents.
(i) The Administrative Agent or the LC Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of any outstanding Loans denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the LC Issuer, as applicable. For purposes hereof, the term "Spot Rates" means, for a currency, the rate determined by the Administrative Agent or the LC Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the LC Issuer, as applicable, may obtain such spot rate from another financial institution designated by the Administrative Agent or the LC Issuer, as applicable, if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the LC Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency; it being understood and agreed that the Administrative Agent or the LC Issuer, as applicable, shall endeavor to obtain the most favorable spot buying rate, but it shall have no obligation or liability for its failure to do so; and the term "Revaluation Date" means, with respect to any Letter of Credit, each of the following: (a) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (c) each date of any payment by the LC Issuer under any Letter of Credit denominated in an Alternative Currency, (d) in the case of the existing Letters of Credit, such additional dates as the existing LC Issuer shall determine, and (e) such additional dates as the Administrative Agent or the LC Issuer shall determine.
(ii) Wherever in this Agreement an amount is expressed in Dollars, but a calculation may require an Alternative Currency, such amount shall be the equivalent amount thereof in the applicable Alternative

Currency, as determined by the Administrative Agent or the LC Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
(c)    Additional Alternative Currencies.
(i) The Borrowers may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the LC Issuer (and any Lender participating in such Letter of Credit, if applicable), in their sole discretion.
(ii)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired Letter of Credit issuance (or such other time or date as may be agreed by the Administrative Agent and the LC Issuer, in their sole discretion). In each case, the Administrative Agent shall promptly notify the LC Issuer which shall promptly, in turn, notify each Lender participating in such Letter of Credit thereof. The LC Issuer and each applicable Lender shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit, as the case may be, in such requested currency.
(iii)    Any failure by the LC Issuer and/or any participant Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the LC Issuer to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent and the LC Issuer (and the applicable participant Lenders, as the case may be) consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency required hereunder, the Administrative Agent shall promptly so notify the Borrowers.
(d) Change of Currency.
(i)    Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the legislative measures of the European Council). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Letter of Credit in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Letter of Credit upon the earliest date on which each Letter of Credit is renewed, extended or expired.
(ii)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(iii)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
(e)    Rates
(a)    . The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR, any Adjusted Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Exhibit 3 attached hereto, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, any Adjusted Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE 1
COMMITMENT
1.1    Maximum Loan Amount.
(a)    Term Loans. Subject to the terms and conditions of this Agreement, (i) each Lender funding a Sixth Amendment Term Loan severally agrees to make available to the Borrowers on the Sixth Amendment Effective Date such Lender’s Percentage of a term loan in Dollars (the “Sixth Amendment Term Loan”) in the aggregate principal equal to the Term Facility Commitment Amount for the purposes hereinafter set forth; (ii) as set forth more fully in Section 1.1(c), the Lenders will make the Revolving Loans to the Borrowers and (iii) as set forth more fully in Section 1.1(b), the Swing Line Lender will make the Swing Line Loan to the Borrowers. Amounts repaid or prepaid on the Term Loan may not be reborrowed. The proceeds of the Sixth Amendment Term Loan shall be used (i) to prepay, in full, the aggregate principal amount of the Fourth Amendment Term Loan and Fifth Amendment Term Loan outstanding as of the Sixth Amendment Effective Date and (ii) to repay certain Revolving Loans outstanding as of the Sixth Amendment Effective Date. From and after the Sixth Amendment Effective Date, the obligations with respect to the Fourth Amendment Term Loan and Fifth Amendment Term Loan shall be reduced to $0. It is understood and agreed that from and after the Sixth Amendment Effective Date, all references to the Term Loans shall mean the term loans made to the Borrowers on the Sixth Amendment Effective Date. The Loans, including the Swing Line Loan, shall bear interest and be payable in accordance with the terms and conditions of this Agreement and the Notes. The Notes shall be executed and delivered to each respective Lender on the date hereof and thereafter, from time to time, as and when requested by the Administrative Agent, acting at the direction of any Lender.
(b)    Swing Line Loans. Subject to the terms and conditions of this Agreement, the Swing Line Lender shall make swing line loans (each, a “Swing Line Loan” and collectively, the “Swing Line Loans”) to the Borrowers from time to time during the Swing Line Commitment Period, in the aggregate principal amount at any one time outstanding not to exceed the Swing Line Commitment Amount; provided, however, that at no time may the aggregate outstanding principal amount of the Swing Line Loans, plus the aggregate outstanding principal amount of the Revolving Facility (including the aggregate face amount of all Letters of Credit outstanding and the outstanding principal balance of any Alternative Currency Loans), exceed the Revolving Facility Commitment Amount. During the Swing Line Commitment Period, the Borrowers may use the Swing Line Commitment by borrowing, repaying Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions of this Agreement. At the request of the Swing Line Lender, the Administrative Agent may, at any time, on behalf of the Borrowers (which hereby irrevocably direct the Administrative Agent to act on their behalf) request each Lender having a Percentage of the Revolving Facility, including the Lender then acting as the Swing Line Lender, to make, and each such Lender, including the Lender then acting as the Swing Line Lender, shall make an advance under the Revolving Facility, in an amount equal to such Lender’s Percentage of the Revolving Facility, of the amount of the Swing Line Outstandings as of the date such request is made. In such event, each such Lender shall make the requested proceeds available to the Administrative Agent for the account of the Swing Line Lender in accordance with the funding provisions set forth in this Agreement. The proceeds of the Revolving Facility advanced pursuant to this Section 1.1(b) shall be immediately applied to repay the Swing Line Outstandings.
(c)    Revolving Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make the Revolving Loans to the Borrowers, with the maximum amount of each Lender’s obligation being equal to such Lender’s Percentage of the Revolving Facility Commitment Amount.
1.2    Use of Proceeds. The Loans shall be used by the Borrowers only for the following purposes: (a) to refinance certain existing Indebtedness of the Borrowers; (b) to finance any Permitted Acquisitions (including the purchase price, together with customary transaction costs and expenses payable to unrelated and unaffiliated third parties relating thereto); and (c) for working capital support, letters of credit, capital expenditures and general corporate purposes. Each Borrower agrees that it will not use or permit the Loan proceeds to be used for any other purpose without the prior written consent of the Administrative Agent.
1.3    Alternative Currency Loans; Loans to Foreign Borrowers. Subject to the terms and provisions of this Agreement, the Borrowers may at any time, and from time to time, request and obtain Alternative Currency Loans of up to the Dollar Equivalent of Two Million and No/100 Dollars ($2,000,000.00), in the aggregate, outstanding at any time, pursuant to this Agreement (it being understood and agreed that the amount of any outstanding Alternative Currency Loans will reduce availability under the Revolving Facility); provided, however, that with respect to any Loan or Alternative Currency Loan requested to be funded directly to any Foreign Borrower which has not previously been approved to receive a Loan or Alternative Currency Loan pursuant to this Section 1.3, the following conditions precedent shall have first been satisfied: (a) the Borrowers shall have provided to the Administrative Agent written notice of their desire to have a Loan or Alternative Currency Loan made to such Foreign Borrower (each, a “Foreign Borrower Loan Request”), (b) the Administrative Agent shall have promptly notified the Lenders of the Foreign Borrower Loan Request and requested the Lenders’ consent therefor, and (c) all of the Lenders shall have consented to such Foreign Borrower Loan Request within ten (10) Business Days of the Lenders’ receipt of such Foreign Borrower Loan Request from the Administrative Agent. Without limiting the conditions to obtain Loan advances set forth in Section 1.4 of this Agreement, neither the Administrative Agent nor any Lender shall be obligated to honor any Foreign Borrower Loan Request unless all of the Lenders shall have first consented to such Foreign Borrower receiving the Loan or Alternative Currency Loan pursuant to the applicable Foreign Borrower Loan Request. From and after the date, if any, on which all Lender-consent shall have been issued for a Foreign Borrower to receive a Loan or an Alternative Currency Loan, no further consent shall be necessary for such Foreign Borrower to receive any other Loan or Alternative Currency Loan. Any Lender may, with notice to the Administrative Agent and the Borrowers, fulfill its Commitment hereunder by causing an Affiliate of such Lender to act as the Lender in respect of such Foreign Borrower (and such Lender shall, to the extent of Loans and Alternative Currency Loans made to and participations in Letters of Credit issued for the account of such Foreign Borrower, be deemed for all purposes hereof to have pro tanto assigned such Loans and participations to such Affiliate).
1.4    Advances; Payments.
(a)    Agreement to Advance and Readvance; Procedure. So long as no Event of Default shall have occurred and be continuing, or would result therefrom, and no act, event or condition shall have occurred and be continuing which with notice or the lapse of time, or both, shall constitute an Event of Default, and subject to the terms and conditions of this Agreement, the Lenders (and the Swing Line Lender, as the case may be) shall (i) advance and readvance the proceeds of the Revolving Facility and the proceeds of the Swing Line Facility (as applicable) from time to time in accordance with the terms and conditions of this Agreement and (ii) advance all of the proceeds of the Term Facility on the Restatement Date (with no further obligation to advance or readvance any proceeds of the Term Facility after the Restatement Date), each to the Borrowers upon the Borrowers’ execution and delivery of this Agreement and all other documents, instruments and agreements required by the Administrative Agent and the Lenders in connection herewith. In addition to any and all other conditions to advances set forth in this Agreement, on the date of each request for an advance and as of the date of advance, the Borrowers shall be deemed to have remade and redated each and all of the representations and warranties set forth in this Agreement, and with respect to those representations and warranties qualified by “materiality”, such representations and warranties shall be true and correct in all respects, and with respect to those representations and warranties not qualified by “materiality”, such representations and warranties shall be true and correct in all material respects, in each case as of such date, unless such representation or warranty specifically refers to an earlier date or the Borrowers are unable to remake and redate any such representation or warranty, in which case the Borrowers shall have previously disclosed the same to the Administrative Agent and the Lenders in writing, and such inability does not constitute or give rise to an Event of Default. Except with respect to advances made pursuant to Section 1.4(c)(iii) below, requests for advances with respect to the Revolving Facility shall be in the form of Exhibit 1 attached hereto, and requests for advances with respect to the Swing Line Facility shall be in the form of Exhibit 1(a) attached hereto. Requests for advances of Loan proceeds with respect to the Revolving Facility and the Swing Line Facility may be made via facsimile on any given Business Day if the Borrowers provide the Administrative Agent, in advance, with a written list of the names of the specific officers authorized to request disbursements by facsimile. Upon request by the Administrative Agent, the Borrowers shall confirm, in an original writing, each facsimile request for advance made by any Borrower. Notwithstanding the foregoing, (a) the Lenders shall have no obligation to make any advance with respect to the Revolving Facility after the Maturity Date or any advance with respect to the Term Facility after the Restatement Date, other than pursuant to Section 1.9 of this Agreement (if applicable); and (b) the Swing Line Lender shall have no obligation to make any advance with respect to the Swing Line Facility after the Swing Line Termination Date.
(b)    Interest Rate Election; Certain Advance Procedures and Limits. Amounts advanced in connection with the Loans shall bear interest at the Applicable Interest Rate, which shall either be on a Base Rate basis, an Adjusted Daily Simple RFR basis, an Adjusted Eurocurrency Rate basis or a Term SOFR basis, as more fully set forth below, and in the Exhibits attached hereto, except that (i) Swing Line Loans shall only be made available to the Borrowers on a Base Rate basis, (ii) Alternative Currency Loans denominated in Euros shall only be made available to the Borrowers on an Adjusted Eurocurrency Rate basis, (iii) Alternative Currency Loans denominated in Sterling shall only be made available to the Borrowers on an Adjusted Daily Simple RFR basis and (iv) Loans denominated in Dollars shall only be made available on an Adjusted Base Rate or Term SOFR basis. Advances bearing interest on a Base Rate basis shall be in minimum and incremental amounts of One Hundred Thousand and No/100 Dollars ($100,000.00), and shall be made available on a same-day basis, if requested by 12:00 Noon, New York, NY time, on any Business Day. Advances bearing interest on a Term SOFR basis, an Adjusted Daily Simple RFR basis or an Adjusted Eurocurrency Rate basis shall also be in minimum and incremental amounts of One Hundred Thousand and No/100 Dollars ($100,000.00), and shall be made available not less than three (3) RFR Business Days, nor more than five (5) RFR Business Days, if requested by 10:00 a.m., New York, NY time. The Borrowers’ right to request Adjusted Daily Simple RFR, Adjusted Eurocurrency Rate or Term SOFR based interest, as well as certain additional terms, conditions and requirements relating thereto, are set forth below and in the Exhibits, and each Borrower expressly acknowledges and consents to such additional terms and conditions. During the period from the Sixth Amendment Effective Date through the date the Administrative Agent receives the quarterly compliance certificate and quarterly financial statements for the calendar quarter ending March 31, 2024, the (A) Additional Base Rate Interest Margin shall be 1.75%, (B) the Additional Term SOFR Interest Margin, the Letter of Credit Fee rate, the Additional Eurocurrency Interest Margin and the Additional Daily Simple RFR Interest Margin shall each be 2.75%, and (C) the Revolving Facility Commitment Fee rate shall be 0.50%. Thereafter, the applicable Additional Base Rate Interest Margin, Additional Daily Simple RFR Interest Margin, Additional Eurocurrency Interest Margin, Revolving Facility Commitment Fee rate, Letter of Credit Fee rate and Additional Term SOFR Interest Margin shall be (i) based on the VSE Entities’ Total Funded Debt to EBITDA Ratio, calculated in accordance with Section 6.15 of this Agreement, and (ii) determined in accordance with Exhibit 7 attached hereto. Interest rate adjustments shall be applicable hereunder on a prospective basis. The Additional Base Rate Interest Margin, Additional Daily Simple RFR Interest Margin, Additional Eurocurrency Interest Margin, Revolving Facility Commitment Fee rate, Letter of Credit Fee rate and Additional Term SOFR Interest Margin shall be calculated by and become effective on the first day after the Administrative Agent’s receipt of the quarterly compliance certificate and quarterly financial statements required by this Agreement; it being understood, however, that, notwithstanding anything in this Agreement to the contrary, in the event the quarterly compliance certificate and quarterly financial statements are not submitted when due, the Borrowers shall not be entitled to any reduction in the Additional Base Rate Interest Margin, Additional Daily Simple RFR Interest Margin, Additional Eurocurrency Interest Margin, Revolving Facility Commitment Fee rate, Letter of Credit Fee rate and/or Additional Term SOFR Interest Margin for the ensuing period, and at the option of the Administrative Agent, all amounts outstanding shall bear interest on a Base Rate basis, an Adjusted Daily Simple RFR basis, an Adjusted Eurocurrency Rate basis or a Term SOFR basis (as the case may be), plus the highest applicable Additional Base Rate Interest Margin, Additional Daily Simple RFR Interest Margin, Additional Eurocurrency Interest Margin or Additional Term SOFR Interest Margin (as applicable) set forth in Exhibit 7 attached hereto. The Administrative Agent may also, at its option, impose the Default Rate in addition to (and not in lieu of) the increased margins.
(c)    Repayment; Interest; Automatic Advances/Payments. All sums advanced in connection with the Loans shall be repaid in accordance with the terms and conditions set forth below and in the other Loan Documents:
(i)    Repayment of Loan.
A.    Term Facility. The Borrowers shall repay the outstanding principal amount of the Term Facility in quarterly installments, each in an amount equal to $7,500,000 (as such installments may hereafter be adjusted as a result of Mandatory Payments made pursuant to Section 1.5 of this Agreement or prepayments made pursuant to Section 1.4(f) of this Agreement), with the remaining principal balance due on the Maturity Date, unless accelerated sooner pursuant to this Agreement. Each such payment with respect to any fiscal quarter shall be made on the first Business Day following the end of such fiscal quarter (beginning with a payment due on April 1, 2024 in connection with the fiscal quarter ending March 31, 2024).
B.    Revolving Facility. Unless sooner accelerated pursuant to the terms of this Agreement, the Borrowers shall repay on the Maturity Date the aggregate principal amount of the Revolving Facility outstanding on such date.
C.    Swing Line Facility. Unless sooner accelerated pursuant to the terms and conditions of this Agreement, the Borrowers shall repay on the Maturity Date the aggregate principal amount of the Swing Line Facility outstanding on such date.
(ii)    Interest.

A.    So long as no Event of Default or any act, event or condition which with notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing, the Borrowers shall have the right to elect that specified amounts advanced under the Revolving Facility or the Term Facility (to the extent denominated in Dollars) bear interest at Term SOFR plus the applicable Additional Term SOFR Interest Margin in effect at the commencement of the particular Interest Period. The Borrowers must elect a Term SOFR based interest rate in accordance with the specific procedures set forth in this Agreement, and any amounts bearing interest on a Term SOFR basis shall be subject to the terms and conditions of the Loan Documents applicable to amounts bearing interest on such basis, including the prepayment limitations and provisions regarding the payment of associated costs, as more fully set forth in Exhibit 3 attached hereto. The Borrowers may not revoke any Term SOFR election without the Administrative Agent’s written consent. Upon the expiration of an applicable Interest Period, unless the Borrowers are then entitled to again elect a Term SOFR based rate and the Administrative Agent has received an Interest Election Form and Certification from the Borrowers, the rate of interest applicable to any amounts for which a Term SOFR based rate is expiring shall, from and after the end of the applicable Interest Period, bear interest at the Base Rate, plus the applicable Additional Base Rate Interest Margin; it being understood and agreed, however, that such amount may, at any time thereafter, bear interest at the Term SOFR based rate, plus the applicable Additional Term SOFR Interest Margin, provided that (i) the Borrowers are then entitled to elect a Term SOFR based rate, and (ii) the Administrative Agent has received an appropriate Interest Election Form and Certification from the Borrowers. Upon (i) the expiration of any Interest Period therefor, the Borrower may continue any Eurocurrency Rate Loans as Eurocurrency Rate Loans and (ii) the occurrence of the Interest Payment Date therefor, continue any Daily Simple RFR Loans as Daily Simple RFR Loans
B.    Interest accrued on a Base Rate basis and Adjusted Daily Simple RFR basis shall be payable in quarterly installments, in arrears, commencing on March 31, 2018, and continuing on the last Business Day of each and every calendar quarter thereafter and on the Maturity Date. Base Rate interest shall be calculated on a 365/366-day year basis and the actual number of days elapsed.
C.    Interest accrued on a Term SOFR basis and a Eurocurrency basis shall be due and payable on the last Business Day of the applicable Interest Period (whether such last day shall occur by reason of acceleration, declaration, extension or otherwise), and if such applicable Interest Period is longer than three (3) months, also on each Business Day which is three (3) months, or a multiple thereof, after the first day of such applicable Interest Period and the last day of such applicable Interest Period. Term SOFR, Adjusted Daily Simple RFR and Adjusted Eurocurrency Rate interest shall be calculated on a 365/366-day year basis and the actual number of days elapsed.
(iii)    Automatic Advances/Payments. The Borrowers hereby authorize the Administrative Agent, on any Business Day, to transfer funds from the Collateral Account or any other designated account of the Borrowers to pay down the Obligations and to make Loans or Swing Line Loans available to the Borrowers to cover shortages or overdrafts in the Collateral Account or such other designated account of the Borrowers. All such transfers are subject to the availability of Loan proceeds under the Revolving Facility (with respect to advances) and the availability of funds in the Collateral Account or such other designated account(s) of the Borrowers (with respect to paydowns). The Administrative Agent may, in its discretion, make such transfers (or direct any Lender maintaining a Deposit Account of a Borrower to wire transfer to the Administrative Agent any funds on deposit thereon to facilitate any such transfer by the Administrative Agent), but shall have no liability for its failure to do so. Subject to the terms of any cash management agreement between the Borrowers and the Administrative Agent, the Borrowers may, at any time, terminate the authority granted by the Borrowers to the Administrative Agent herein upon not less than two (2) Business Days prior written notice to the Administrative Agent.
(d)    Application of Payments. All payments made or to be made upon any Obligations shall be payable in lawful currency of the United States (or, in the case of Alternative Currency Loans, in the applicable currency) and in immediately available funds. Except as otherwise expressly provided in this Agreement, the Notes or any other Loan Document, if at any time insufficient funds are received by and available to the Administrative Agent to pay in full all amounts of principal, interest, fees and other amounts then due pursuant to this Agreement or any of the other Loan Documents (as the case may be), such funds shall be applied as follows:
(i)    first, to expenses and costs of collection, if any, incurred by the Administrative Agent in connection with the Loans, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the Borrowers and any other reasonable costs or expenses incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder;
(ii)    second, to fees and late charges owing by any Borrower to the Administrative Agent pursuant to this Agreement or any other Loan Document, and then to fees and late charges owing by any Borrower to the Lenders (ratably in accordance with their Percentage) pursuant to this Agreement or any other Loan Document;
(iii)    third, to accrued and unpaid interest hereunder (applied first to the Swing Line Facility and then pro rata to the Revolving Facility, the Term Facility and scheduled payments that are part of the Hedging Obligations);
(iv)    fourth, to the outstanding principal amount of the Obligations and termination payments under Hedging Contracts (applied first to Swing Line Outstandings (if any), then pro rata to the unpaid and outstanding principal amount of the Revolving Facility and the Term Facility and all termination payments that are part of the Hedging Obligations, and then pro rata to Permitted Financial Product Obligations); and
(v)    fifth, to any Person lawfully entitled thereto.
(e)    Adjustments. If, as a result of any restatement of or other adjustment to the financial statements of the VSE Entities or for any other reason, the Borrowers or the Administrative Agent shall determine that (i) the Total Funded Debt to EBITDA Ratio, as calculated by the Borrowers as of any applicable date, was inaccurate and (ii) a proper calculation of the Total Funded Debt to EBITDA Ratio would have resulted in a higher Additional Term SOFR Interest Margin, Additional Daily Simple RFR Interest Margin, Additional Eurocurrency Interest Margin, Additional Base Rate Interest Margin, Revolving Facility Commitment Fee or Letter of Credit Fee for the applicable period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of each Lender (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not otherwise limit the rights of the Administrative Agent or any Lender hereunder. The Borrowers’ obligations under this paragraph shall survive the termination of this Agreement and the repayment of all Obligations hereunder.
(f)    Prepayment. Amounts outstanding which bear interest on a Base Rate basis may be prepaid, in whole or in part, at any time, without penalty or premium; provided such prepayment amounts are in amounts not less than One Hundred Thousand and No/100 Dollars ($100,000.00) and in increments of One Hundred Thousand and No/100 Dollars ($100,000.00), or, in each case, such lesser amount as may then be outstanding. Amounts outstanding which bear interest on a Term SOFR, Adjusted Daily Simple RFR or Adjusted Eurocurrency Rate basis may also be prepaid, in whole or in part, at any time, without penalty or premium, subject, however, to Exhibit 3 attached hereto. Partial prepayments under this clause (f) shall be applied to amounts due under the Loans as the Borrowers shall direct.
(g)    Preference Period. If, after receipt of any payment hereunder or under any of the other Loan Documents, the Administrative Agent or the Lenders are compelled or reasonably agree, for settlement purposes, to surrender such payment to any Person for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be, and the Borrowers shall be liable for, and shall indemnify, defend and hold harmless the Administrative Agent and the Lenders with respect to the full amount so surrendered. The provisions of this Section shall survive the cancellation or termination of this Agreement and shall remain effective notwithstanding the payment of the Obligations, the release of any security interest, lien or encumbrance securing the Obligations or any other action which the Administrative Agent or any Lender may have taken in reliance upon its receipt of such payment.
1.5    Additional Mandatory Payments; Reduction of Commitment. In addition to all other sums payable by the Borrowers pursuant to any of the Notes, this Agreement or any other Loan Document, the Borrowers shall also make Mandatory Payments on the Notes (with such Mandatory Payments applied first to the Term Facility until the Term Facility shall have been paid and satisfied in full, and then to amounts outstanding under the Revolving Facility, as provided herein below); it being understood and agreed that such Mandatory Payments shall also be subject to Section 1.4(d) of this Agreement as set forth below, upon the occurrence of any Excess Cash Event. The amount of such Mandatory Payment shall be equal to the Net Cash arising from such Excess Cash Event(s). All such mandatory prepayments shall be applied to amounts due under the Loans as provided hereinabove in inverse order of maturities and such mandatory prepayments shall not relieve the Borrowers of their obligation to pay periodic installments of principal and/or interest hereunder as and when the same would otherwise be due hereunder. If any Mandatory Payment shall be applied to borrowings under the Revolving Facility in accordance with this Section 1.5 of this Agreement (i.e., the Term Facility shall have been paid and satisfied in full), the Revolving Facility Commitment Amount shall, unless waived in writing by the Administrative Agent, be reduced by an amount equal to the amount of such Mandatory Payment, such reduction to become effective simultaneously with the occurrence of the Excess Cash Event. Notwithstanding the foregoing, (i) in the event any Mandatory Payment required to be paid pursuant to this Section 1.5 is not sufficient to pay in full all amounts of principal, interest, fees and other amounts then due pursuant to this Agreement, such payment shall also be subject to the application of payment provisions pursuant to Section 1.4(d) of this Agreement, and (ii) any Mandatory Payment of Net Cash arising from the FDS Sale may be applied to the Term Facility and/or the Revolving Facility at the Borrowers’ discretion, and if any such Mandatory Payment is applied to borrowings under the Revolving Facility, there shall be no corresponding reduction of the Revolving Facility Commitment Amount.
1.6    Field Audits. The Administrative Agent has the right at any time and in its discretion upon reasonable prior notice and during normal business hours to conduct field audits with respect to the Collateral and each VSE Entity’s Receivables, inventory, business and operations. All field audits shall be at the cost and expense of the Administrative Agent; provided that, any and all field audits conducted following an Event of Default shall be at the Borrowers’ cost and expense.
1.7    Certain Fees. In addition to principal, interest and other sums payable under the Notes, the Borrowers shall pay the following fees:
(a)    Upfront Fee. The Borrowers shall pay to the Administrative Agent, for the account of each Lender party to this Agreement as of the Restatement Date, an upfront fee in the amounts, and at the times, pursuant to the Fee Letter, and as may be further agreed upon in writing by the Primary Operating Company and the Administrative Agent from time to time. Additionally, the Borrowers shall pay to the Administrative Agent (i) for the account of each Incremental Revolving Facility Lender, an upfront fee (an “Incremental Revolving Facility Upfront Fee”), for the Incremental Revolving Facility Commitment made by such Incremental Revolving Facility Lender pursuant to this Agreement in an amount to be determined at the time such Incremental Revolving Facility Commitment is accepted by the Borrowers and (ii) for the account of each Incremental Term Facility Lender, an upfront fee (each, an “Incremental Term Facility Upfront Fee”) for the Incremental Term Facility Commitment made by such Incremental Term Facility Lender pursuant to this Agreement in an amount to be determined at the time such Incremental Term Facility Commitment is accepted by the Borrowers. Any Incremental Revolving Facility Upfront Fee and/or Incremental Term Facility Upfront Fee shall be due and payable in full on the effective date of the particular increase to the Revolving Facility Commitment Amount and/or Term Facility Commitment Amount, as applicable.
(b)    Commitment Fee. So long as any amounts remain outstanding in connection with the Revolving Facility, or the Lenders have any obligation to make any advance in connection therewith, the Borrowers shall pay to the Administrative Agent for the benefit of the Lenders ratably, a quarterly commitment fee (the “Revolving Facility Commitment Fee”), at an annual rate corresponding to the Total Funded Debt to EBITDA Ratio for the immediately preceding Fiscal Quarter, as set forth on Exhibit 7 attached hereto, calculated on the difference between (i) the Revolving Facility Commitment Amount (including any increases thereto pursuant to Section 1.8 of this Agreement), and (ii) without duplication (i.e., with no consideration for the Swing Line Outstandings if such outstandings have already been included in the outstanding principal balance of the Revolving Facility), the sum of the average daily outstanding principal balance of the Revolving Facility and Swing Line Outstandings during the applicable three (3)-month period, plus the aggregate face amount of all Letters of Credit outstanding at any time during the applicable three (3)-month period. The Revolving Facility Commitment Fee shall be calculated on the basis of the actual number of days elapsed and a three hundred sixty (360)-day year, shall be due for any three (3)-month period during which the Lenders shall have any obligation in connection with the Facility, and shall be payable in arrears, commencing on March 31, 2018, and continuing on the last Business Day of every third (3rd) calendar month thereafter for so long as this Agreement remains in effect, and on the date on which the Obligations have been paid and satisfied in full.
(c)    Other Fees. The Borrowers shall pay to the Administrative Agent such other fees in the amounts, and at the times, pursuant to the Fee Letter, and as may be further agreed upon in writing by the Primary Operating Company and the Administrative Agent from time to time.
(d)    Letter of Credit Fees. The Borrowers shall pay any and all Letter of Credit fees as and when such fees become due and payable pursuant to this Agreement.
(e)    Out-of-Pocket Fees and Expenses. The Borrowers shall be liable for and shall timely pay all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses of counsel for the Administrative Agent, and of other special and local counsel and other experts, if any, engaged by the Administrative Agent) from time to time incurred by the Administrative

Agent or the Lead Arranger in connection with (i) the syndication of the Loan or (ii) the drafting of, administration of, preservation of rights in and enforcement of this Agreement, the other Loan Documents and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Borrowers shall be liable for all of the Administrative Agent’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses of counsel for the Administrative Agent) associated with any and all amendments, waivers or consents prepared, negotiated, executed, issued or delivered in connection with this Agreement. Notwithstanding any judgment rendered by a court of competent jurisdiction related to the Loans, this section shall not be merged into such judgment, but shall survive the same and shall be binding and conclusive on the parties for all time. Post-judgment attorneys’ fees and costs incurred related to the enforcement of such judgment related to this Agreement or any other Loan Document shall be recoverable hereunder in the same or separate actions.
1.8    Increases to the Revolving Facility Commitment Amount.
(a)    The Borrowers may, by written notice to the Administrative Agent from time to time after the Restatement Date, request Incremental Revolving Facility Commitments in an amount not to exceed the Uncommitted Incremental Increase Limit (less the amount of any Prior Increases and Incremental Term Facility Commitments being simultaneously requested) from one or more Incremental Revolving Facility Lenders, which, in the first instance, shall only include existing Lenders; provided that (i) no Lender shall have any obligation to become an Incremental Revolving Facility Lender (and the Lenders shall have no obligation to increase the Revolving Facility Commitments by the amount requested by the Borrowers), and (ii) if the full amount of the Incremental Revolving Facility Commitments being requested are not subscribed for by existing Lenders within ten (10) Business Days of the delivery of such written notice, the Borrowers may offer such remaining Incremental Revolving Facility Commitments to other non-Lender financial institutions; provided further that each Incremental Revolving Facility Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent. Each such notice shall set forth (i) the amount of the Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of Five Million and No/100 Dollars ($5,000,000.00) and a minimum amount of Ten Million and No/100 Dollars ($10,000,000.00), or equal to the Uncommitted Incremental Increase Limit (less the amount of any Prior Increases and Incremental Term Facility Commitments being simultaneously requested)) and (ii) the date on which such Incremental Revolving Facility Commitments are requested to become effective (which shall not be less than ten (10) Business Days nor more than forty-five (45) days after the date of such notice). Any Loan made or to be made pursuant to an Incremental Revolving Facility Commitment shall (A) constitute a Loan made pursuant to this Agreement, (B) be deemed advanced under the Revolving Facility, (C) bear interest and be repaid in accordance with this Agreement applicable to advances made under the Revolving Facility, without preference or priority, (D) be secured by the Collateral on a pari passu basis, and (E) be subject to all other terms and conditions of this Agreement applicable to Loans and advances thereof.
(b)    The Borrowers and each Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Facility Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Facility Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Revolving Facility Commitment evidenced thereby.
(c)    The Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any Incremental Revolving Facility Commitment pursuant to this Section 1.8, the outstanding Loans under the Revolving Facility (if any) are held by the Lenders in accordance with their new pro rata Percentages. This may be accomplished at the discretion of the Administrative Agent (i) by requiring the outstanding Loans to be prepaid with the proceeds of a new Revolving Facility borrowing, (ii) by causing the existing Lenders to assign portions of their outstanding Loans to Incremental Revolving Facility Lenders, (iii) by permitting the Revolving Facility borrowings outstanding at the time of any increase in the Revolving Facility Commitment Amount pursuant to this Section 1.8 to remain outstanding until the last days of the respective Interest Periods therefor, even though the Lenders would hold such Revolving Facility borrowings other than in accordance with their new pro rata Percentages, or (iv) by any combination of the foregoing. Any prepayment or assignment described in this Subsection (c) shall be subject to indemnification by the Borrowers pursuant to this Agreement, but otherwise be without premium or penalty.
(d)    Notwithstanding the foregoing, no Incremental Revolving Facility Commitment shall become effective, unless on the date of such effectiveness, (i) no Event of Default shall have occurred and be continuing, and no act, event or condition shall have occurred or exist which with notice or the lapse of time, or both, would constitute an Event of Default, and (ii) the Administrative Agent shall have received (A) a certificate dated such date and executed by the Chief Financial Officer or other duly authorized officer of the Borrowers, on behalf of the Borrowers, certifying that those representations and warranties set forth in Article 5 qualified by “materiality” are true and correct in all respects, and those representations and warranties set forth in Article 5 not qualified by “materiality” are true and correct in all material respects on and as of the date of the certificate with the same effect as though made on and as of such date (except to the extent that a representation and warranty relates to an earlier date); (B) to the extent requested by any applicable Lender, a duly executed Note (or an Allonge to an existing Note, as the case may be), in form and substance acceptable to the Administrative Agent, which shall evidence the Loans to be made pursuant to the Incremental Revolving Facility Commitment; (C) UCC, judgment, bankruptcy, pending litigation and tax lien search results for the Borrowers, confirming that no intervening lien, claim or encumbrance (other than Permitted Liens) on any Collateral exists that would affect the legality, validity or priority of the liens in favor of the Administrative Agent for the ratable benefit of the Lenders with respect to such Collateral; (D) the applicable Incremental Facility Assumption Agreement, duly executed by the parties thereto, together with such other documents, instruments and/or agreements reasonably requested by the Administrative Agent, including, without limitation, an opinion of counsel, resolutions and secretary’s/officer’s certificates with respect to each Borrower, each in form and substance acceptable to the Administrative Agent; and (E) the applicable Incremental Revolving Facility Upfront Fee payable by the Borrowers to and for the account of each Incremental Revolving Facility Lender.
1.9    Increases to the Term Facility Commitment Amount.
(a)    The Borrowers may, by written notice to the Administrative Agent from time to time after the Restatement Date, request Incremental Term Facility Commitments in an amount not to exceed the Uncommitted Incremental Increase Limit (less the amount of any Prior Increases and Incremental Revolving Facility Commitments being simultaneously requested) from one or more Incremental Term Facility Lenders, which, in the first instance, shall only include existing Lenders; provided that (i) no Lender shall have any obligation to become an Incremental Term Facility Lender (and the Lenders shall have no obligation to increase the Term Facility Commitments by the amount requested by the Borrowers), and (ii) if the full amount of the Incremental Term Facility Commitments being requested are not subscribed for by existing Lenders within ten (10) Business Days of the delivery of such written notice, the Borrowers may offer such remaining Incremental Term Facility Commitments to other non-Lender financial institutions; provided further that each Incremental Term Facility Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent. Each such notice shall set forth (i) the amount of the Incremental Term Facility Commitments being requested (which shall be in minimum increments of Five Million and No/100 Dollars ($5,000,000.00) and a minimum amount of Ten Million and No/100 Dollars ($10,000,000.00), or equal to the Uncommitted Incremental Increase Limit (less the amount of any Prior Increases and Incremental Revolving Facility Commitments being simultaneously requested)) and (ii) the date on which such Incremental Term Facility Commitments are requested to become effective (which shall not be less than ten (10) Business Days nor more than forty-five (45) days after the date of such notice). Any Loan made or to be made pursuant to an Incremental Term Facility Commitment shall (A) constitute a Loan made pursuant to this Agreement, (B) be deemed advanced under the Term Facility, (C) bear interest and be repaid in accordance with this Agreement applicable to advances made under the Term Facility, without preference or priority, (D) be secured by the Collateral on a pari passu basis, and (E) be subject to all other terms and provisions of this Agreement applicable to Loans and advances thereof.
(b)    The Borrowers and each Incremental Term Facility Lender shall execute and deliver to the Administrative Agent an Incremental Facility Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Facility Commitment of such Incremental Term Facility Lender. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Facility Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Facility Commitment evidenced thereby.
(c)    The Term Loans funded by the Incremental Term Facility Lenders shall have a maturity date no earlier than the existing Maturity Date with respect to the Term Facility, and shall have a Weighted Average Life to Maturity no shorter than the original Weighted Average Life to Maturity of the Term Loans made pursuant to Section 1.4(a) of this Agreement, without giving effect to any prepayments. The terms (other than maturity, amortization and pricing) of any Term Loans funded by the Incremental Term Facility Lenders shall be identical to those of the Term Loans made pursuant to Section 1.4(a) of this Agreement, and if the All-In Yield applicable to any such Term Loans exceeds the All-In Yield of the Term Loans existing at such time by more than fifty (50) basis points, then the interest rate margins for the Term Loans existing at such time shall be increased to the extent necessary so that the All-In Yield of such Term Loans is equal to the All-In Yield of such Term Loans advanced by the Incremental Term Facility Lenders minus fifty (50) basis points.
(d)    Notwithstanding the foregoing, no Incremental Term Facility Commitment shall become effective, unless on the date of such effectiveness, (i) no Event of Default shall have occurred and be continuing, and no act, event or condition shall have occurred or exist which with notice or the lapse of time, or both, would constitute an Event of Default, (ii) the Total Funded Debt to EBITDA Ratio (on a pro forma basis after giving effect to the funding of such Incremental Term Facility Commitments) shall be (and the Borrowers must provide written evidence thereof), no greater than the lesser of (A) 3.75 to 1.00 and (B) 0.25 less than the then applicable level set forth in Section 6.15(a) of this Agreement, and (iii) the Administrative Agent shall have received (A) a certificate dated such date and executed by the Chief Financial Officer or other duly authorized officer of the Borrowers, on behalf of the Borrowers, certifying that those representations and warranties set forth in Article 5 qualified by “materiality” are true and correct in all respects, and those representations and warranties set forth in Article 5 not qualified by “materiality” are true and correct in all material respects on and as of the date of the certificate with the same effect as though made on and as of such date (except to the extent that a representation and warranty relates to an earlier date); (B) to the extent requested by any applicable Lender, a duly executed Note (or an Allonge to an existing Note, as the case may be), in form and substance acceptable to the Administrative Agent, which shall evidence the Loans to be made pursuant to the Incremental Term Facility Commitment; (C) UCC, judgment, bankruptcy, pending litigation and tax lien search results for the Borrowers, confirming that no intervening lien, claim or encumbrance (other than Permitted Liens) on any Collateral exists that would affect the legality, validity or priority of the liens in favor of the Administrative Agent for the ratable benefit of the Lenders with respect to such Collateral; (D) the applicable Incremental Facility Assumption Agreement, duly executed by the parties thereto, together with such other documents, instruments and/or agreements reasonably requested by the Administrative Agent, including, without limitation, an opinion of counsel, resolutions and secretary’s/officer’s certificates with respect to each Borrower, each in form and substance acceptable to the Administrative Agent; and (E) the applicable Incremental Term Facility Upfront Fee payable by the Borrowers to and for the account of each Incremental Term Facility Lender. Additionally, the Administrative Agent and the Incremental Term Facility Lenders shall have agreed with the Borrowers as to the amortization and funding mechanics of such additional Loans.
(e)    Any Incremental Term Facility Commitment incurred solely to finance a substantially concurrent Limited Condition Acquisition shall be subject to Section 1.13.
1.10    Appointment of the Primary Operating Company. Each Borrower acknowledges that (a) the Lenders have agreed to extend credit to each of the Borrowers on an integrated basis for the purposes herein set forth; (b) it is receiving direct or indirect benefits from each such extension of credit; and (c) the obligations of the Borrower or Borrowers under this Agreement are the joint and several obligations of each Borrower. To facilitate the administration of the Loan, each Borrower hereby irrevocably appoints the Primary Operating Company as its true and lawful agent and attorney-in-fact with full power and authority to execute, deliver and acknowledge on such Borrower’s behalf, each Request for Advance and Certification and all other Loan Documents or other materials provided or to be provided to the Administrative Agent or any Lender pursuant to this Agreement or in connection with the Loan. This power-of-attorney is coupled with an interest and cannot be revoked, modified or amended without the prior written consent of the Administrative Agent. Upon request of the Administrative Agent, each Borrower shall execute, acknowledge and deliver to the Administrative Agent a Power of Attorney, in form and substance reasonably satisfactory to the Administrative Agent, confirming and restating the power-of-attorney granted herein.
1.11    Joinder of New Subsidiaries and Affiliates.
(a)    Except as otherwise provided in Section 1.11(b) of this Agreement or unless waived in writing by the Administrative Agent, acting at the direction of the Required Lenders, in their sole and absolute discretion, the Borrowers shall cause any present or future wholly-owned Affiliate of any VSE Entity (other than the Restricted Non-Borrower Affiliates) to execute and deliver to the Administrative Agent (a) within forty-five (45) days (or such greater number of days as the Administrative Agent shall agree in its sole discretion) of the date of formation or acquisition (as applicable) of any domestic entity, and (b) ninety (90) days (or such greater number of days as the Administrative Agent shall agree in its sole discretion) of the date of formation or acquisition (as applicable) of a Foreign Subsidiary exceeding the thresholds set forth in clause (b) below (i) a Joinder Agreement in the form of Exhibit 6 attached hereto (a “Joinder Agreement”), pursuant to which such Affiliate shall (A) join in and become a party to this Agreement and the other Loan Documents; (B) agree to comply with and be bound by this Agreement and all of the other Loan Documents; and (C) become a “Borrower” and thereafter be jointly and severally liable for the performance of all the past, present and future obligations and liabilities of the Borrowers hereunder and under the Loan Documents; and (ii) such other documents, instruments and agreements as may be reasonably required by the Administrative Agent in connection therewith (including an opinion of counsel and any information required by any Lender (requested by and through the Administrative Agent) to comply with “Know Your Customer” and similar requirements to identify and verify new bank customers), in form and substance acceptable to the Administrative Agent in all respects. The Borrowers acknowledge and agree that the Administrative Agent shall have the right, at the Borrowers’ cost and expense, to perform a field audit of the Receivables, inventory, business and operations of any present or future Affiliate proposed to be joined as a “Borrower” hereunder.

(b)    Notwithstanding anything to the contrary contained in clause (a) above, no Foreign Subsidiary shall be required to become a “Borrower” party to this Agreement and/or any of the other Loan Documents, unless such Foreign Subsidiary would be considered a Material Foreign Subsidiary (in which event such entity will be required to be joined (within 90 days (or such greater number of days as the Administrative Agent shall agree in its sole discretion) of the date of such determination) as a Foreign Borrower pursuant to the terms of clause (a) above). However, irrespective of whether or not any Person is required to be joined as a “Borrower” party to this Agreement and the other Loan Documents, the Borrowers shall undertake, and cause the Non-Borrower Affiliates to undertake, any and all necessary and appropriate procedures to grant in favor of the Administrative Agent, for the ratable benefit of the Lenders, a first priority perfected security interest in and to sixty-five percent (65%) of the equity interests in each Foreign Subsidiary owned directly by a Borrower within sixty (60) days (or such greater number of days as the Administrative Agent shall agree in its sole discretion) of such Person becoming a Foreign Subsidiary. It is expressly understood and agreed that the Administrative Agent and the Lenders have waived the requirement for VSE Aviation, Inc. to pledge sixty-five percent (65%) of the equity interests in VSE Aviation Singapore PTE. LTD., a Singapore private limited liability company, which waiver shall be effective so long as (i) no default or Event of Default is continuing hereunder and the Administrative Agent has not requested such pledge in writing (e-mail being sufficient), and (ii) VSE Aviation Singapore PTE. LTD., a Singapore private limited liability company, is not a Material Foreign Subsidiary (in which event it shall also be joined as a Foreign Borrower hereunder).
1.12    Division/Series Transactions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
1.13    Limited Condition Acquisitions. In the event that the Borrowers notify the Administrative Agent in writing that any proposed acquisition is a Limited Condition Acquisition and that the Borrowers wish to test the conditions to such acquisition and the Indebtedness that is to be used to finance such acquisition in accordance with this Section 1.13, then the following provisions shall apply:

(a)    any condition to such Limited Condition Acquisition or such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Acquisition or the incurrence of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Condition Acquisition (the “LCA Test Date”) and (ii) no Event of Default under any of Section 9.1(a), 9.1(g) or 9.1(l) shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Acquisition and any Indebtedness incurred in connection therewith (including any such additional Indebtedness);
(b)    any condition to such Limited Condition Acquisition or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of consummation of such Limited Condition Acquisition or the incurrence of such Indebtedness shall be deemed satisfied if (i) all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of the LCA Test Date, or if such representation speaks as of an earlier date, as of such earlier date and (ii) as of the date of consummation of such Limited Condition Acquisition, (A) the representations and warranties under the relevant definitive agreement governing such Limited Condition Acquisition as are material to the lenders providing such Indebtedness shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects), but only to the extent that the applicable Borrower or its applicable Subsidiary has the right to terminate its obligations under such agreement or otherwise decline to close such Limited Condition Acquisition as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct and (B) the representations and warranties set forth in Sections 5.1, 5.2, 5.6, 5.8, 5.10, 5.23, 5.24, 5.28, 5.31, and 5.33 shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects);
(c)    at the Primary Borrower’s option, any financial ratio test or condition to be tested in connection with such Limited Condition Acquisition or the availability of such Indebtedness will be tested as of the LCA Test Date, in each case, after giving effect to the relevant Limited Condition Acquisition and related incurrence of

Indebtedness, on a pro forma basis where applicable, and, for the avoidance of doubt, (i) such ratios and baskets shall not be tested at the time of consummation of such Limited Condition Acquisition and (ii) if any of such ratios are exceeded or conditions are not met following the LCA Test Date, but prior to the closing of such Limited Condition Acquisition, as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA of the Borrowers or the Person subject to such Limited Condition Acquisition), at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded and such conditions will not be deemed unmet as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken;
(d)    except as provided in the next sentence, in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated and the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated (i) on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (ii) assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Interest Rate and determining whether or not the Borrower is in compliance with the financial covenants set forth in Section 6.15 shall, in each case be calculated assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.
(e)    The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Acquisitions such that each of the possible scenarios is separately tested
ARTICLE 2
LETTERS OF CREDIT
2.1    Issuance. The Borrowers and the Lenders acknowledge that from time to time the Borrowers may request that the LC Issuer issue or amend Letter(s) of Credit. Subject to the terms and conditions of this Agreement, and any other requirements for letters of credit normally and customarily imposed by the LC Issuer, the LC Issuer agrees to issue such requested letters of credit, provided that no Event of Default has occurred and is continuing, and no act, event or condition has occurred or exists which with notice or the passage of time, or both, would constitute an Event of Default. If any such Letter(s) of Credit are issued by the LC Issuer, each of the Revolving Facility Lenders shall purchase from the LC Issuer a risk participation with respect to such Letter(s) of Credit in an amount equal to such Revolving Facility Lender’s Percentage of the Revolving Facility Commitment Amount. The LC Issuer shall not have any obligation to issue any Letter of Credit that has an expiration date beyond the date which is three (3) Business Days prior to the Maturity Date, unless the Borrowers shall have deposited with such LC Issuer, concurrent with the issuance or renewal of any such Letter of Credit, cash security therefor in an amount equal to the face amount of the Letter of Credit. Any request for a Letter of Credit shall be made by a Borrower submitting to the LC Issuer (with a copy to the Administrative Agent) an Application and Agreement for Letter of Credit or Amendment to Letter of Credit (each being herein referred to as a “Letter of Credit Application”) on the LC Issuer’s standard form, at least three (3) Business Days prior to the date on which the issuance or amendment of the Letter of Credit shall be required, which Letter of Credit Application shall be executed by a duly authorized officer of a Borrower, and be accompanied by such other supporting documentation and information as the Administrative Agent or the LC Issuer may from time to time reasonably request. Each Letter of Credit Application shall be deemed to govern the terms of issuance of the subject Letter of Credit, except to the extent inconsistent with the terms of this Agreement. Letters of Credit shall not be issued for durations of longer than one (1) year. Any outstanding Letter of Credit may be renewed from time to time; provided that (a) at least sixty (60) days’ prior written notice thereof shall have been given by the Borrowers to the Administrative Agent and the LC Issuer; (b) no Event of Default exists under the terms and conditions of the particular Letter of Credit or this Agreement, and no act, event or condition has occurred or exists which with notice or the passage of time, or both, would constitute an Event of Default under the terms and conditions of the particular Letter of Credit or this Agreement; and (c) if the renewal period would expire later than three (3) Business Days prior to the Maturity Date, the Borrowers shall have deposited with the LC Issuer, concurrent with the renewal of such Letter of Credit, cash security therefor in an amount equal to the face amount of such Letter of Credit. It is expressly understood and agreed that the face amount of any outstanding Letters of Credit will reduce availability under the Revolving Facility.
2.2    Amounts Advanced Pursuant to Letters of Credit. Upon the issuance of any Letter(s) of Credit (a) any amounts drawn pursuant thereto shall be deemed advanced ratably under the Revolver Notes, shall bear interest and be payable in accordance with the terms of the Revolver Notes and shall be secured by the Collateral (in the same manner as all other sums advanced under the Revolver Notes); and (b) each Revolving

Facility Lender shall purchase from the LC Issuer such risk participations in the Letter(s) of Credit as shall be necessary to cause each Revolving Facility Lender to share the funding obligations with respect thereto ratably in accordance with such Lender’s Percentage. All obligations and liabilities of the Borrowers to the LC Issuer in connection with any such Letter(s) of Credit shall be deemed to be “Obligations,” and the Administrative Agent shall not be required to release its security interest in the Collateral until (a) all sums due under the Notes and the other Obligations have been paid and satisfied in full, (b) all Letters of Credit have been canceled or expired, and (c) no Lender or the LC Issuer has any further obligation or responsibility to make additional Loan advances or issue additional Letters of Credit. Furthermore, in no event whatsoever shall the LC Issuer have any obligation to issue any Letter of Credit which would cause (a) the face amount of all then outstanding Letters of Credit issued for the account of any or all Borrowers to exceed Twenty-Five Million and No/100 Dollars ($25,000,000.00), in the aggregate, or (b) the aggregate outstanding principal amount of the Revolving Facility (including the aggregate face amount of all Letters of Credit outstanding, Swing Line Loans outstanding and Alternative Currency Loans outstanding), to exceed the Revolving Facility Commitment Amount.
2.3    Letter of Credit Fees. The Borrowers shall be jointly and severally liable for the payment to: (a) the Administrative Agent, for the benefit of the Lenders ratably, of a quarterly fee (the “Letter of Credit Fee”) at the annual rate equal to the Additional Term SOFR Interest Margin corresponding to the Total Funded Debt to EBITDA Ratio reported as of the immediately preceding quarter, as set forth on Exhibit 7 attached hereto, which shall be calculated (i) on the face amount of each Letter of Credit as of the date of issuance (or the anniversary or amendment date, as applicable), and (ii) on the basis of the actual number of days elapsed and a three hundred sixty (360)-day year; and (b) the LC Issuer, of an issuance fee in an amount equal to the LC Issuer’s standard pricing for such fees, as amended from time to time, and the customary administrative charges (collectively, the “Letter of Credit Administration Fee”). The Letter of Credit Fee shall be due and payable, in advance, on the date the Letter of Credit is issued, amended, extended or renewed and on the same day of every third (3rd) month thereafter during which such Letter of Credit shall remain issued or outstanding. The Letter of Credit Administration Fee shall be due and payable simultaneously with the LC Issuer’s issuance, amendment, extension or renewal of the particular Letter of Credit (as the case may be).
2.4    Documentation. Each Borrower agrees to be bound by the terms of the applicable Letter of Credit Application and the LC Issuer’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Borrower's own. In the event of a conflict between such Letter of Credit Application and this Agreement, this Agreement shall govern subject to the terms of the International Standby Practices 1998, and any subsequent official revision thereof and the terms of the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any subsequent official revision thereof. Except in the case of gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, the LC Issuer shall not be liable for any error, negligence or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.
2.5    Liability for Acts and Omissions. As between any VSE Entity and the LC Issuer, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the LC Issuer shall not be responsible for any of the following, including any losses or damages to any VSE Entity or other Person or property relating therefrom: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the particular Letter of Credit Application for such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Issuer shall have been notified thereof); (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) the failure of the beneficiary of any such Letter of Credit, or any other Person to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any VSE Entity against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any VSE Entity and any beneficiary of any Letter of Credit or any such transferee; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (g) the misapplication of the proceeds of any drawing under such Letter of Credit by the beneficiary of any such Letter of Credit; or (h) any consequences arising from causes beyond the control of the LC Issuer, including any act or omission of any Government, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the

LC Issuer from liability for the LC Issuer’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, in connection with actions or omissions described in such clauses (a) through (h) of such sentence. In no event shall the LC Issuer be liable to any VSE Entity for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit. Without limiting the generality of the foregoing, the LC Issuer (i) may rely on any oral or other communication believed in good faith by the LC Issuer to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Issuer; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the LC Issuer in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document and honor any drawing in connection with any Letter of Credit that is the subject to such order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
ARTICLE 3
SECURITY
3.1    Security Generally. As collateral security for the Loan and all other Obligations, the Borrowers hereby grant and convey to the Administrative Agent, for the benefit of the Lenders ratably, a security interest in all of the assets of each Borrower, including, without limitation, the following (collectively, but excluding the Excluded Collateral, the “Collateral”):
Receivables. All of each Borrower’s present and future right, title and interest in and to any and all Accounts, contracts, contract rights, Chattel Paper, General Intangibles, notes, drafts, acceptances, chattel mortgages, conditional sale contracts, bailment leases, security agreements and other forms of obligations now or hereafter arising out of or acquired in the course of or in connection with any business each Borrower conducts, together with all liens, guaranties, securities, rights, remedies and privileges pertaining to any of the foregoing, whether now existing or hereafter created or arising, and all rights with respect to returned and repossessed items of Inventory;
Inventory. All of each Borrower’s present and future right, title and interest in and to any and all Inventory and Goods, wherever located, and whether held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials now or hereafter owned by each Borrower, wherever located, and used or consumed in its business, including all returned and repossessed items; and all other property now or hereafter constituting Inventory;
Other Collateral. All of each Borrower’s present and future right, title and interest in and to any and all cash, cash equivalents, Permitted Investments, Deposit Accounts, Documents, Instruments, Investment Property, Letter of Credit Rights and Supporting Obligations, whether any of the foregoing shall be now owned or hereafter acquired by such Borrower, together with all of each Borrower’s present and future furniture, fixtures, Equipment, leasehold improvements, machinery, supplies and other assets and personal property of every type or nature whatsoever, including all of each Borrower’s present and future inventions, designs, patents, patent applications, patent licenses, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, rights of claims against carriers and shippers, leases and rights to indemnification;
Stock or Other Ownership Interests. All of each Borrower’s present and future right, title and interest in and to any and all of the issued and outstanding capital stock, membership interests or other ownership interests in any other Person, whether such interests are now or hereafter issued or outstanding and whether now or hereafter acquired by such Borrower, together with all voting, economic and other rights thereof or appurtenant thereto, in each case to the extent provided for in the Stock Security Agreement, Membership Interest Assignment or such other documents, instruments or agreements as may be reasonably required by the Administrative Agent;
Leases. All of each Borrower’s present and future right, title and interest in and to any and all leases, occupancy agreements, subleases, contracts, licenses, agreements and other understandings of or relating to the use, enjoyment or occupancy of real property or any improvements thereon; provided, however, that if the terms of any such lease or other contract require such Borrower to notify or obtain the prior written consent of a third party for the grant of a security interest in such lease or other contract, the security interest granted hereby in such lease or other contract shall not be effective until such notification is delivered or such consent is obtained;
Records. All of each Borrower’s present and future right, title and interest in and to any and all records, documents and files, in whatever form, pertaining to the Collateral; and
Proceeds, Etc. Any and all Proceeds of the foregoing and all increases, substitutions, replacements or additions to any or all of the foregoing.
The foregoing grant and conveyance of a security interest in the Collateral is in confirmation of (and not replacement of) the grant and conveyance of a security interest in the Collateral that was previously made pursuant to or in accordance with the Existing Loan Agreement and the other Loan Documents; the liens created by such prior grant and conveyance of a security interest in the Collateral remain in full force and effect; and the grant of and conveyance of a security interest in the Collateral pursuant hereto shall be supplemental to such prior grant and conveyance.
Notwithstanding the foregoing, but subject to applicable provisions of Article 9 of the UCC, the above described grant and conveyance shall not be deemed to include the grant and conveyance of the following (collectively, the “Excluded Collateral”): (a) any Government Contract, Government Subcontract or Commercial Contract, which by its terms or Applicable Laws may not be conveyed; however, in any such situation(s), the Administrative Agent’s security interest shall include (i) the entirety of each Borrower’s right, title and interest in and to all Receivables and all other Proceeds directly or indirectly arising from such Government Contract, Government Subcontract or Commercial Contract, and (ii) all other rights and interests which any Borrower may lawfully convey to the Administrative Agent with respect to such Government Contract, Government Subcontract or Commercial Contract (including a conveyance of the applicable Commercial Contract if such prohibition on conveyance is negated by Applicable Laws); (b) any stock or other ownership interests of a Foreign Subsidiary in excess of sixty-five percent (65%) of all of the issued and outstanding stock or other ownership interests of such Foreign Subsidiary; (c) motor vehicles titled in the name of any Borrower; (d) any property owned by any Borrower subject to a purchase money security interest, capital lease or similar arrangement, in each case, to the extent permitted under the Loan Documents, to the extent that (i) the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money security interest, capital lease or similar arrangement) prohibits the creation of any other Lien on such property, (ii) such terms have not been waived and (iii) such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the applicable UCC, Bankruptcy Code or any other Requirement of Law and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the applicable anti-assignment provisions of the UCC or other Applicable Law notwithstanding such prohibition; (e) any contract, agreement, permit, lease or license or any property subject to such agreements, permits, leases, or licenses, in each case to the extent the pledge thereof or the grant of security interests in such contract, agreement, permit, lease or license is prohibited by the terms of such contract, agreement, permit, lease or license, requires the consent, approval, license or other authorization of a Governmental Authority or any other third party (other than any Borrower or any Affiliate thereof), in each case, that has not been obtained or violates Applicable Law and would (i) result in the termination such arrangement or (ii) create a right of termination or acceleration in favor of any party thereto (other than any Borrower or any Affiliate thereof) or otherwise adversely alter such Borrower’s rights, title and interests thereunder, except to the extent that such prohibition in such contract, agreement, permit, lease or license is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity; (f) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed); and (g) assets in circumstances where the Administrative Agent and the Primary Operating Company agree the cost, burden or consequences of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby.
3.2    No Preference or Priority. It is expressly understood and agreed that all Obligations, including Hedging Obligations with a Lender or an Affiliate of a Lender, are and shall be cross-collateralized and cross-defaulted such that the Collateral securing any of the Obligations shall secure repayment of all Obligations, and subject to any applicable notice and cure periods, a default under any Obligation shall be a default under all Obligations. Subject to Section 1.4(d) of this Agreement, each of the Obligations shall be secured without preference or priority; it being the intention of the parties that the Obligations shall be co-equal and coordinate in right of payment of principal, interest, late charges and other sums due under the Loan Documents.
ARTICLE 4
CONDITIONS TO THE LENDERS’ OBLIGATIONS
The initial performance of the Lenders’ obligations under this Agreement shall be subject to the satisfaction of the following conditions:
4.1    Compliance with Law and Agreements; Third-Party Consents. The Lenders shall be reasonably satisfied with the VSE Entities’ capital structure, and that (a) the Loan shall be in full compliance with all legal requirements and bank regulations, (b) all regulatory and third-party consents and approvals required to be obtained have been obtained, and (c) the VSE Entities shall have performed all agreements theretofore to be performed by the VSE Entities.
4.2    Financial Condition. There shall have been no material adverse change in the financial condition of the VSE Entities, taken as a whole, between the date of the most recent financial statement(s) delivered to the Lenders and the Restatement Date.
4.3    Litigation/Bankruptcy. There shall be no pending or threatened litigation by any entity (private or governmental) with respect to the Loan or any documentation executed in connection therewith, nor shall there be any litigation, bankruptcy or other proceedings against any VSE Entity which would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operations, assets or prospects of any VSE Entity on a going forward basis, or that would reasonably be expected to have a material adverse effect on any VSE Entity’s ability to pay and perform the Obligations on a going forward basis.
4.4    Opinion of Counsel. The Administrative Agent shall have received an opinion of Borrowers’ counsel with respect to each Borrower in form and substance satisfactory to the Administrative Agent and its counsel in all respects.
4.5    No Default. There shall exist no Event of Default, and no act, event or condition shall have occurred or exist which with notice or the lapse of time, or both, would constitute an Event of Default.
4.6    Documentation. The Administrative Agent shall have received the following: (a) all of the Loan Documents executed by a duly elected officer of each VSE Entity party thereto; (b) such financial statements, projections, certificates of good standing, corporate resolutions, limited liability company consents, UCC financing statements, opinions, certifications, schedules to be attached to this Agreement and such other documents, instruments and agreements as may be reasonably required by the Administrative Agent and the Lenders (including all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act); (c) an Authorization executed by each Lender; (d) evidence of the VSE Entities’ pro forma (calculating Fixed Charges assuming debt service was paid for such period at the levels set forth herein for the first year of this Agreement) covenant compliance as of the Restatement Date; and (e) evidence that the VSE Entities do not have any material Indebtedness except as otherwise permitted pursuant to this Agreement. All documentation relating to the Loan and all related transactions must be satisfactory in all respects to the Administrative Agent, the Lenders and their respective counsel.
4.7    Restatement Costs and Expenses. The Borrowers shall have paid all fees payable to the Administrative Agent or the Lenders, plus all Restatement costs and expenses incurred by the Administrative Agent in connection with the transactions contemplated hereby, including all filing fees, recording costs, out-of-pocket syndication costs and expenses and the reasonable attorneys’ fees and expenses of the Administrative Agent.
4.8    Restatement Matters. On or before the Restatement Date:
(a)    The Administrative Agent shall have received (i) a certificate, dated the Restatement Date and signed by the chief financial officer or other duly authorized officer of each Borrower, certifying (A) that attached thereto is a true, correct, and recently state certified certificate or articles of incorporation or formation (or similar document) of such Borrower and that such certificate or articles have not been modified, rescinded, or amended and are in full force and effect as of the Restatement Date, (B) that attached thereto is a true, correct, and complete copy of the by-laws or operating agreement (or similar document) of such Borrower and that such by-laws or operating agreement (or similar document) has not been modified, rescinded or amended and are in full force and effect as of the Restatement Date, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other equivalent body of such Borrower, authorizing the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which such Borrower is a party, the undertaking by such Borrower of the Obligations (if applicable), and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the Restatement Date, and (D) as to the incumbency and specimen signature of each officer executing this Agreement, the Notes or any other Loan Document or any other document delivered in connection therewith on behalf of such Borrower; and (ii) a certificate of another officer as to the incumbency and specimen signature of the chief financial officer or other duly authorized officer executing the certificate pursuant to clause (i) above;
(b)    This Agreement, the Notes and all other Loan Documents required to be executed and delivered by any Lender or any VSE Entity shall have been executed and delivered to the Administrative Agent in form and substance acceptable to the Administrative Agent, all such documents shall be in full force and effect, and each such document (including each UCC financing statement) required by Applicable Laws or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or continue in favor of the Administrative Agent for the benefit of the Lenders, ratably a valid, legal and perfected first-priority (except to the extent otherwise provided therein) security interest in and lien on the Collateral (subject to any Permitted Lien) described therein shall have been prepared and delivered to the Administrative Agent;
(c)    All legal matters incident to this Agreement and the Restatement shall be reasonably satisfactory to the Lenders and the Administrative Agent;
(d)    The Administrative Agent and the Lenders shall be reasonably satisfied with the condition (financial or otherwise), results of operations, assets, liabilities and prospects of the VSE Entities up to and including the Restatement Date; and
(e)    After giving effect to the Restatement, all representations and warranties of the Borrowers set forth in this Agreement and the other Loan Documents shall be, with respect to such representations and warranties not qualified by “materiality,” true, accurate and complete in all material respects, and with respect to those representations and warranties qualified by “materiality,” true, accurate and complete in all respects.
4.9    Security Interests. The Borrowers shall have executed and delivered all documentation that the Administrative Agent deems necessary or appropriate for the perfection of any liens granted to the Administrative Agent for the ratable benefit of the Lenders as may be required pursuant to this Agreement or any other Loan Document.
4.10    Insurance. The Borrowers shall have delivered to the Administrative Agent for the ratable benefit of the Lenders evidence of compliance with the insurance requirements set forth in this Agreement and the other Loan Documents.
4.11    Other Deliveries. The Borrowers shall have provided, and shall have caused each other VSE Entity to have provided, to the Administrative Agent all other documents, instruments and agreements, and all UCC, judgment, tax lien, pending litigation and bankruptcy searches requested by the Administrative Agent on or prior to the Restatement Date. Additionally, the Administrative Agent shall have received a landlord’s lien waiver from the landlord of each and every business premise at which any Borrower (other than any Foreign Borrower) stores its books and records or where Borrower assets valued, individually or in the aggregate, in excess of One Million and No/100 Dollars ($1,000,000.00) are located.
4.12    Government Contracts. Since June 30, 2006, no notice of suspension, debarment, unremedied cure notice, show cause notice or notice of termination for default shall have been issued by the Government to any Borrower, and no Borrower shall have been a party to any pending, or to any Borrower’s knowledge threatened, suspension, debarment, termination for default or show cause requirement by the Government or other material adverse Government action or proceeding in connection with any Government Contract, except that for purposes hereof, normal and customary reviews and audits conducted by the Government in the ordinary course of business not involving allegations of fraud, malfeasance, misappropriation, criminal activity or similar wrongdoing shall not be deemed to be adverse Government action(s) or proceeding(s).
ARTICLE 5
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement or make any advances to the Borrowers pursuant to this Agreement, each Borrower jointly and severally represents, warrants, covenants and agrees as follows:
5.1    Existence and Qualification. Each Borrower is a corporation or limited liability company duly organized, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of incorporation or organization referenced in Schedule A-1 attached hereto, with all corporate or limited liability company power and authority and all necessary licenses and permits to execute, deliver and perform under the Loan Documents, and to own, operate and lease its properties and carry on its business as now being conducted, and as may in the future be conducted. Each Borrower has only one jurisdiction of incorporation or organization (as the case may be). Except as set forth in Schedule 5.1 attached hereto, each Borrower is duly qualified and authorized to do business and is in good standing in each jurisdiction in which the nature of its activities or the character of its properties makes qualification necessary.
5.2    Authority; Noncontravention. Except as set forth in Schedule 5.2 attached hereto, the execution, delivery and performance of the obligations of each Borrower set forth in this Agreement, the Notes, the other Loan Documents, and the execution, delivery and performance of the obligations of each Non-Borrower Affiliate set forth in each collateral document to which it is a party (a) have been duly authorized by all necessary corporate, limited liability company, stockholder or member action (as applicable); (b) do not require the consent of any Government; (c) will not violate or result in (and with notice or the lapse of time will not violate or result in) the breach of any provision of any Borrower’s or Non-Borrower Affiliate’s Articles/Certificate of Incorporation, Articles/Certificate of Organization, By-laws, Operating Agreement, Material Contracts existing as of the Restatement Date, or any order or regulation of any Government or arbitration board or tribunal; and (d) except as permitted by the terms and conditions of this Agreement, will not result in the creation of a lien, charge or encumbrance of any nature upon any of the properties or assets of any Borrower or Non-Borrower Affiliate. When the Loan Documents are executed and delivered, they will constitute legal, valid and binding obligations of each Borrower and, to the extent applicable, each Non-Borrower Affiliate, enforceable against each Borrower, and, to the extent applicable, each Non-Borrower Affiliate, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.
5.3    Financial Position. The financial statements listed on Schedule 5.3 attached hereto, copies of which have been delivered to the Lenders (a) present fairly the financial condition of the VSE Entities as of the date(s) thereof and the results of the VSE Entities’ operations for the periods indicated therein, (b) were prepared in accordance with GAAP, (c) with respect to all historical data, are true and accurate in all material respects, (d) with respect to all projections, are reasonable, and (e) are not misleading in any material respect. Except as set forth on Schedule 5.3 attached hereto, all material liabilities, fixed or contingent (including, without limitation, those fixed or contingent liabilities of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) or more), are fully shown or provided for on the referenced financial statements or the notes thereto as of the date(s) thereof. There has been no material adverse change in the business, property or condition (financial or otherwise) of the VSE Entities, taken as a whole, since the date of the most recent balance sheet listed on Schedule 5.3 attached hereto. All filings by the Primary Operating Company required by the SEC or the SEC Act have been filed as and when required (except to the extent appropriate extensions have been obtained and remain in effect), and no VSE Entity has received written notice of any violation of the SEC Act or any other law, rule or regulation of the SEC that has not been disclosed to the Administrative Agent in writing. The Restricted Non-Borrower Affiliates have only nominal (or no) assets, and will be dissolved by the VSE Entities as soon as is commercially feasible.
5.4    Payment of Taxes. Each VSE Entity has filed all federal and other material tax returns and reports required to be filed by it with the United States Government or with any state or local governments, and has paid in full or made adequate provision on its books as required under GAAP for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports, except to the extent that the validity or amount thereof is being contested in good faith by appropriate proceedings and the non-payment thereof pending such contest will not result in any lien other than Permitted Liens or otherwise jeopardize the Administrative Agent’s or the Lenders’ interests in any Collateral, and adequate reserves therefor have been established as required under GAAP.
5.5    Accuracy of Submitted Information; Omissions. As of the date furnished, all documents, certificates, information, materials and financial statements furnished or to be furnished to any Lender or the Administrative Agent pursuant to this Agreement or otherwise in connection with the Loan (a) are true and correct in all material respects; (b) do not contain any untrue statement of a material fact; and (c) do not omit any material fact necessary to make the statements contained therein or herein not misleading. No VSE Entity is aware of any fact that has not been disclosed to the Administrative Agent in writing which would reasonably be expected to have a Material Adverse Effect.
5.6    Government Contracts/Government Subcontracts. Except for the matters set forth on Schedule 5.6(a) attached hereto, since June 30, 2010, no notice of suspension, debarment, unremedied cure notice, show cause notice or notice of termination for default has been issued by the Government to any Borrower, and no Borrower is a party to any pending, or to any Borrower’s knowledge threatened, suspension, debarment, termination for default or show cause requirement by the Government or other material adverse Government action or proceeding in connection with any Government Contract; except that for purposes hereof, normal and customary reviews and audits conducted by the Government in the ordinary course of business shall not be deemed adverse Government action(s) or proceeding(s). All Government Contracts existing as of the Restatement Date and having (a) a remaining contract value of One Million and No/100 Dollars ($1,000,000.00) or more, and (b) a remaining term of twelve (12) months or longer are listed on Schedule 5.6(b) attached hereto.
5.7    No Defaults or Liabilities. No VSE Entity is in default of any obligation, covenant or condition contained in any Material Contract that would reasonably be expected to have a Material Adverse Effect. Additionally, except for the matters disclosed on Schedule 5.9 attached hereto, there is no litigation, legal or administrative proceeding or investigation pending against any VSE Entity, and, to the knowledge of any Borrower, no litigation, legal or administrative proceeding or investigation has been threatened against any VSE Entity, that has not been disclosed on Schedule 5.9 attached hereto and which would reasonably be expected to result in a Material Adverse Effect or which could prejudice, in any material respect, the Administrative Agent’s or any Lender’s rights or remedies under any Loan Document, or the priority, perfection or enforceability of the Administrative Agent’s security interest in or lien on any Collateral.
5.8    No Violations of Law. (i) No VSE Entity is in violation of any Applicable Laws; (ii) no VSE Entity has failed to obtain any license, permit, franchise or other Government authorization necessary to the ownership of its properties or to the conduct of its business, and (iii) each VSE Entity has conducted its business and operations in compliance with all Applicable Laws, except for, in the case of each of clauses (i) through (iii), such violation, failure to obtain or non-compliance which, considered in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
5.9    Litigation and Proceedings. Except for the matters set forth on Schedule 5.9 attached hereto, as of the Restatement Date, no action, suit or proceeding against or affecting any VSE Entity is presently pending, or to the knowledge of any Borrower, threatened, in any court, before any Government, or before any arbitration board or tribunal, that involves the possibility of any judgment or liability not fully covered by insurance, which would reasonably be expected to have a Material Adverse Effect. No VSE Entity is in default with respect to any order, writ, injunction or decree of any court, Government or arbitration board or tribunal which would reasonably be expected to result in a Material Adverse Effect.
5.10    Security Interest in the Collateral. Each VSE Entity is the sole legal and beneficial owner of the Collateral owned or purported to be owned by it, free and clear of all liens, claims and encumbrances of any nature, except for the Permitted Liens and other liens expressly permitted by the terms and conditions of this Agreement. Except as expressly set forth in this Agreement, the security interests and liens granted by the VSE Entities to the Administrative Agent pursuant to this Agreement constitute valid and enforceable security interests in and liens on each item of the Collateral of the type or nature that may be made subject to a security interest under the UCC, subject to no other liens other than Permitted Liens. Upon execution of this Agreement, and subject to (a) the filing of UCC-1 financing statements containing a description of the Collateral and naming the applicable VSE Entities as debtors in the appropriate jurisdictions as determined by applicable law, or (b) the requirements of any applicable foreign law(s) that dictate an alternative or additional method of perfecting the security interest in the Collateral pursuant to this Agreement, the security interests and liens granted by the VSE Entities to the Administrative Agent, for the benefit of the Lenders ratably, pursuant to this Agreement (i) constitute perfected security interests in all Collateral of the type or nature in which a security interest may be perfected by filing, recording or registering a financing statement in the United States pursuant to the UCC, (ii) shall be superior to and prior to any other lien on any of such Collateral (but excluding Collateral consisting of capital stock, membership interests or ownership interests in any Foreign Subsidiary), other than Permitted Liens, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and liens, other than the filing of continuation statements in accordance with Applicable Law, and (iii) in the case of Collateral consisting of capital stock, membership interest(s) or ownership interest(s) in any Borrower or Foreign Subsidiary, subject to (A) having control thereof within the meaning of the UCC, and (B) satisfaction of any requirements of Applicable Laws of a foreign jurisdiction that dictate an alternative or additional method of perfection, shall be superior to and prior to any other lien on any of such Collateral, other than Permitted Liens.

5.11    Principal Place of Business; Location of Books and Records. As of the Restatement Date, each Borrower maintains its principal place of business and the office where it keeps its books and records with respect to Receivables at the locations listed on Schedule 2 attached hereto. Schedule 5.11 attached hereto sets forth all primary business locations of the Borrowers situated within the United States as of the Restatement Date and where Borrower assets valued, individually or in the aggregate, in excess of One Million and No/100 Dollars ($1,000,000.00) are located as of the Restatement Date.
5.12    Fiscal Year. Each VSE Entity’s Fiscal Year ends on December 31st.
5.13    Pension Plans.
(a)    Except for the matters set forth on Schedule 5.13(a) attached hereto, the present value of all benefits vested under all “employee pension benefit plans”, as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 (“ERISA”) that are subject to Title IV of ERISA, Section 302 of the Code or Section 412 of the Code, from time to time maintained by the Borrowers or any ERISA Affiliate (individually, a “Pension Plan” and collectively, the “Pension Plans”) did not, as of December 31, 2017, exceed the value of the assets of the Pension Plans allocable to such vested benefits;
(b)    Except for the matters set forth on Schedule 5.13(b) attached hereto, no Pension Plan, trust created thereunder or other person dealing with any Pension Plan has engaged in a non-exempt transaction proscribed by ERISA Section 406 or a non-exempt “prohibited transaction,” as such term is defined in Code Section 4975;
(c)    Except for the matters set forth on Schedule 5.13(c) attached hereto, no Pension Plan or trust created thereunder has been terminated within the last three (3) years, and there have been no “reportable events” (as such term is defined in ERISA Section 4043 and the ERISA regulations) with respect to any pension plan or trust created thereunder after June 30, 1974;
(d)    No Pension Plan or trust created thereunder has incurred any “accumulated funding deficiency” (as such term is defined in ERISA Section 302 or Code Section 412) as of the end of any plan year, whether or not waived, since the effective date of ERISA; and
(e)    None of the Borrowers, or any of their ERISA Affiliates (i) makes, or is obligated to make, contributions to a multiemployer plan (as defined in ERISA Section 3(37)) or has ever contributed, or been obligated to contribute, to such a plan in the past; (ii) maintains or has ever maintained (A) any plan that has been subject to Title IV of ERISA, or (B) a defined benefit plan (as defined in ERISA Section 3(35)); or (iii) has any liability or would reasonably be expected to have any liability with respect to any plan identified in the immediately preceding clause (ii) above.
5.14    O.S.H.A., ADA and Environmental Compliance.
(a)    Each VSE Entity has duly complied in all material respects with, and its facilities, business assets, property, leaseholds and equipment are in compliance in all material respects with, the Federal Occupational Safety and Health Act (“O.S.H.A.”), the Americans with Disabilities Act (“ADA”), the Environmental Protection Act, RCRA and all other environmental laws that non-compliance with would reasonably be expected to have a Material Adverse Effect; and there have been no citations, notices, notifications or orders of any such non-compliance issued to any VSE Entity or relating to its business, assets, property, leaseholds or equipment under any such laws;
(b)    each VSE Entity has been issued all required federal, state and local licenses, certificates and permits required in the operation of its facilities, businesses, assets, property, leaseholds and equipment, unless the failure to obtain any such license, certificate or permit would not reasonably be expected to have a Material Adverse Effect; and
(c)    (i) there are no visible signs of releases, spills, discharges, leaks or disposals (collectively referred to herein as “Releases”) of Hazardous Substances at, upon, under or within any real property owned, or to the actual knowledge of any Borrower any premises leased, by any VSE Entity; (ii) there are no underground storage tanks or polychlorinated biphenyls on any real property owned, or to the actual knowledge of any Borrower any premises leased, by any VSE Entity; (iii) no real property owned, or to the actual knowledge of any Borrower premises leased, by any VSE Entity has ever been used by any VSE Entity (and to the best of each Borrower’s knowledge, any other person) as a treatment, storage or disposal facility for Hazardous Waste; and (iv) to the best of each Borrower’s knowledge, no Hazardous Substances are present on any real property owned, or to the actual knowledge of any Borrower any premises leased, by any VSE Entity, except for such quantities of Hazardous Substances as are handled in all material respects in accordance with all applicable manufacturer’s instructions and Government regulations, and as are necessary or appropriate for the operation of the business of the VSE Entities.
5.15    Intellectual Property. All patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, trade names, trade secrets and licenses necessary for the conduct of the business of each Borrower are (a) owned or utilized by such Borrower, and (b) valid and, except with respect to licenses, trade secrets and certain copyrights, have been duly registered or filed with all appropriate Government offices. Schedule 5.15(a) attached hereto sets forth all patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, trade names, trade secrets and licenses necessary for the conduct of the business of each Borrower as of the Restatement Date, and except as disclosed in Schedule 5.15(a) attached hereto, there is no objection or pending challenge to the validity of any such patent, trademark, copyright, trade name, trade secret or license as of the Restatement Date; no Borrower is aware of any grounds for any such challenge or objection thereto. Except as disclosed in Schedule 5.15(b) attached hereto, as of the Restatement Date, no Borrower pays any royalty to any Person in connection with any patent, trademark, copyright, trade name, trade secret or license; and each Borrower has the right to bring legal action for the infringement of any such patent, trademark, copyright, trade name, trade secret or license.
5.16    Existing or Pending Defaults; Material Contracts. No Borrower is aware of any pending or threatened litigation, or any other legal or administrative proceeding or investigation pending or threatened, against any VSE Entity arising from or related to any Material Contract, except for any of the foregoing that would not reasonably be expected to result in a Material Adverse Effect.
5.17    Leases and Real Property. Except as disclosed on Schedule 5.17 attached hereto, as of the Restatement Date, no Borrower owns any real property other than fixtures that may relate to various leaseholds. All leases and other agreements under which any Borrower occupies real property are in full force and effect and constitute legal, valid and binding obligations of, and are legally enforceable against, the Borrower party thereto and, to the Borrowers’ best knowledge, are the binding obligations of and legally enforceable against, the other parties thereto. To the Borrowers’ best knowledge, all necessary Government approvals, if any, have been obtained for each such lease or agreement, and there have been no threatened cancellations thereof or outstanding disputes with respect thereto, except for any of the foregoing that would not reasonably be expected to result in a Material Adverse Effect.
5.18    Labor Relations. Except as would not reasonably be expected to result in a Material Adverse Effect, there are no strikes, work stoppages, material grievance proceedings, union organization efforts or other controversies pending, or to any Borrower’s knowledge, threatened or reasonably anticipated, between any Borrower and (a) any current or former employee of any Borrower or (b) any union or other collective bargaining unit representing any such employee. Each VSE Entity has complied and is in compliance with all Applicable Laws relating to employment or the workplace, including provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, employee privacy and right to know, except for such non-compliance which would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.18 attached hereto, as of the Restatement Date, there are no collective bargaining agreements, employment agreements between any Borrower and any of its employees, or professional service agreements not terminable at will relating to the businesses or assets of any Borrower. Except for liabilities and obligations to the Lenders and the Administrative Agent pursuant to this Agreement, the consummation of the transactions contemplated hereby will not cause any VSE Entity to incur or suffer any liability relating to, or obligation to pay, severance, termination or other similar payments to any Person.
5.19    Assignment of Contracts. No existing Government Contract, Government Subcontract or other Material Contract (and no present or future interest of any VSE Entity, in whole or in part, in, to or under any such Government Contract, Government Subcontract or other Material Contract) is currently assigned, pledged, hypothecated or otherwise transferred to any Person by any VSE Entity (other than in favor of the Administrative Agent for the benefit of the Lenders ratably).
5.20    Contribution Agreement. The Contribution Agreement is in full force and effect, has not been modified, altered or amended in any respect whatsoever (other than to add a new Borrower party thereto from time to time and in connection with this Agreement), and no Borrower is in default thereunder.
5.21    Registered Names. The corporate or company name of each Borrower set forth in this Agreement and the other Loan Documents (including all of the UCC-1 financing statements) is accurate in all respects, and such corporate or company name is identical to the corporate or company name of record with such Borrower’s jurisdiction of incorporation or organization (as applicable).
5.22    Ownership of the VSE Entities. All of the issued and outstanding capital stock or other ownership interests owned by each Borrower in any applicable VSE Entity is owned, directly or indirectly, free and clear of any and all liens, claims and encumbrances of any type or nature (other than the security interests granted to the Administrative Agent, for the benefit of the Lenders ratably, pursuant to this Agreement).
5.23    Solvency. Both prior to and after giving effect to the transactions contemplated by the terms and conditions of this Agreement, (a) the Borrowers’, taken as a whole, owned and owns property (including the Borrower’s rights under the Contribution Agreement) whose fair saleable value is greater than the amount required to pay all of the Borrowers’ Indebtedness, (b) the Borrowers, taken as a whole, were and are able to pay all of their Indebtedness as such Indebtedness matures, and (c) the Borrowers, taken as a whole, had and have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage.
5.24    Foreign Assets Control Regulations, Etc. No VSE Entity is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§1 et seq.), as amended. No VSE Entity is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. No VSE Entity, any of their Subsidiaries, any director or officer, or any agent, Affiliate or to the knowledge of any VSE Entity, any employee, of the VSE Entities or any of their Subsidiaries is a Person that is, or is owned or controlled by Persons that are, (i) the subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control ("OFAC"), the US Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently, the Crimea Region, Cuba, Iran, North Korea, Sudan, Syria and the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of the Ukraine. None of the VSE Entities (a) is a Blocked Person or (b) engages in any dealings or transactions or is otherwise associated, with any such Blocked Person. No VSE Entity is in violation of any Anti-Corruption Laws.
5.25    Federal Reserve Regulations. No director, executive officer or principal shareholder of any VSE Entity is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms “director” “executive officer” and “principal shareholder” (when used with reference to any Lender), have the respective meanings assigned thereto in regulations issued by the FRB.
5.26    Commercial Tort Claims. As of the Restatement Date, no Borrower is a party to any Commercial Tort Claims, except as shown on Schedule 5.26 attached hereto.
5.27    Letter of Credit Rights. As of the Restatement Date, no Borrower has any Letter of Credit Rights, except as shown on Schedule 5.27 attached hereto.
5.28    Investment Company Act. No Borrower is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person that is an investment company within the meaning of said Act.
5.29    [Reserved].
5.30    Affected Financial Institution. No VSE Entity is an Affected Financial Institution.
5.31    Margin Stocks. No VSE Entity is engaged and no VSE Entity will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulations U, T or X of the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (of any Borrower or of any Borrower together with its Subsidiaries on a consolidated basis) subject to any restriction contained in this Agreement or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of 9.1(j) will be margin stock.
5.32    Survival of Representations and Warranties. All representations and warranties made herein shall survive the making of the Loan, and shall be deemed remade and redated as of the date of each request for an advance or readvance of any Loan proceeds, unless the Borrowers are unable to remake or redate any such representation or warranty, disclose the same to the Lenders in writing, and such inability does not constitute or give rise to an Event of Default.
5.33    Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
ARTICLE 6
AFFIRMATIVE COVENANTS OF THE BORROWERS
So long as any Obligation remains outstanding or this Agreement remains in effect, each Borrower jointly and severally covenants and agrees with the Administrative Agent and the Lenders that:
6.1    Intentionally Omitted .
6.2    Payment of Taxes. Each Borrower will, and will cause each other VSE Entity to, pay and discharge all federal, state, foreign and other Government taxes, assessments, fees and charges imposed upon it, or upon any of its properties or assets, prior to the date on which penalties attach thereto, except to the extent that the validity or amount thereof is being contested in good faith by appropriate proceedings and the non-payment thereof pending such contest will not result in any lien other than Permitted Liens or otherwise jeopardize the Administrative Agent’s or the Lenders’ interests in any Collateral, and adequate reserves therefor have been established as required under GAAP.
6.3    Delivery of Financial and Other Statements. The Borrowers shall deliver to the Administrative Agent and the Lenders (as applicable) financial and other statements, each of which shall, unless otherwise expressly set forth below to the contrary, be prepared in accordance with GAAP consistently applied, as follows:
(a)    (i) on or before the one hundred twentieth (120th) day following the close of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2017), the Borrowers will submit to the Administrative Agent and the Lenders annual audited and unqualified consolidated financial statements, which shall include income statements, balance sheets and cash flow statements, and be accompanied by consolidating schedules and related footnotes and certified by an independent certified public accountant acceptable to the Administrative Agent, and (ii) on or before the thirtieth (30th) day following their issuance, the Borrowers will submit to the Administrative Agent all management letters (if issued, including any management letter stamped “draft” or stamped with similar language) issued as part of, related to, or in conjunction with, the preparation of any financial statements of the VSE Entities;
(b)    on or before the forty-fifth (45th) day following the close of each Fiscal Year, the Borrowers will submit to the Administrative Agent and the Lenders annual consolidated and consolidating projections for the VSE Entities for the next Fiscal Year in form and substance reasonably satisfactory to the Administrative Agent and certified by the Chief Financial Officer or another duly authorized executive officer of the Primary Operating Company, on behalf of the Borrowers;
(c)    on or before (i) the ninetieth (90th) day following the close of each Fiscal Quarter ending December 31 (commencing with the Fiscal Quarter ended December 31, 2017, other than with respect to the Quarterly Covenant Compliance/Non-Default Certificate, which shall first be due for the Fiscal Quarter ended March 31, 2018), and (ii) the forty-fifth (45th) day following the close of each Fiscal Quarter ending March 31, June 30 and September 30 (commencing with the Fiscal Quarter ended March 31, 2018), the Borrowers will submit to the Administrative Agent and the Lenders (A) an unaudited consolidated and consolidating balance sheet and income statement, reporting the VSE Entities’ current financial position and the results of their operations for the Fiscal Quarter then ended and year-to-date, (B) internally prepared statements of cash flow and system generated contract/status backlog reports, (C) a Quarterly Covenant Compliance/Non-Default Certificate in the form of Exhibit 5 attached hereto, (D) a detailed listing of all deposit accounts designated by the Borrowers as Permitted Foreign Bank Accounts during the Fiscal Quarter then ended, and (E) a written report listing all office locations of the Borrowers and denoting each office location where the Borrowers maintain their books and records, each of which shall be in form and substance satisfactory to the Administrative Agent in all respects and certified by the Chief Financial Officer or another duly authorized executive officer of the Primary Operating Company, on behalf of the Borrowers;
(d)    [reserved];

(e)    [reserved];
(f)    within ten (10) days of issuance, distribution or filing, as applicable, the Borrowers will submit to the Administrative Agent and the Lenders copies of all public filings, disclosure statements or registration statements that any VSE Entity issues to, distributes to or files with the SEC or any state agency or department regulating securities (or any other Person, pursuant to the rules or regulations of the SEC or any state agency or department regulating securities);
(g)    not less than ten (10) days prior to any change of or addition to any of the locations within the United States where any Collateral (other than Receivables) valued, individually or in the aggregate, in excess of One Million and No/100 Dollars ($1,000,000.00) is or will be located, or any change of or addition to the location(s) of the books and records used to generate any Receivables, the Borrowers will submit to the Administrative Agent a written notice specifying the new address or location of such Collateral or books and records (as the case may be), and if required pursuant to Section 6.17 of this Agreement, the written notice from the Borrowers shall be accompanied by the landlord lien waiver required thereunder, executed by the landlord for such new location;
(h)    in the case of any Borrower, upon any change of its name or change of its jurisdiction or organization, such Borrower shall deliver prompt (and in any event no later than 30 days following such change) written notice to the Administrative Agent and deliver to the Administrative Agent, all additional executed financing statements, financing change statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for in the Loan Documents;
(i)    promptly upon the request of the Administrative Agent, the Borrowers will provide to the Administrative Agent such other information and reports relating to each VSE Entity’s business, operations, properties or prospects as the Administrative Agent may from time to time reasonably request (including all documentation and other information required by bank regulatory authorities from time to time applicable to “know your customer” and anti-money laundering rules and regulations, including the Patriot Act); and
(j)    to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Borrower that would result in a change to the list of beneficial owners identified in such certification.

The Borrower certifications required under this Section 6.3 shall (a) with respect to historical data, be true and accurate in all material respects, and (b) with respect to projections, be reasonable, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

Documents required to be delivered pursuant to this Section 6.3 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Primary Operating Company posts such documents, or provides a link thereto, on the Primary Operating Company’s website(s) or (ii) on which such documents are posted on the Primary Operating Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or public third-party website or whether sponsored by the Administrative Agent (including the website of the SEC at http://www.sec.gov)); provided that in each case, other than with respect to regular periodic reporting, the Primary Operating Company shall notify the Administrative Agent of the posting of any such documents. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

6.4    Maintenance of Records; Review by the Administrative Agent. Each Borrower will, and will cause each other VSE Entity to, maintain at all times proper books of record and account in accordance with GAAP, consistently applied, and, subject to any applicable confidentiality and secrecy requirements imposed by any Government agency, will permit the Administrative Agent’s officers or any of the Administrative Agent’s authorized representatives or accountants to visit and inspect each VSE Entity’s offices and properties, examine its books of account and other records, and discuss its affairs, finances and accounts with the officers of any VSE Entity, all at such reasonable times during normal business hours with reasonable prior notice, and as often as the Administrative Agent may reasonably request.

6.5    Maintenance of Insurance Coverage. Each Borrower will maintain in effect fire and extended coverage insurance, public liability insurance, worker’s compensation insurance and insurance on the Collateral and each of its properties, with responsible insurance companies, in such amounts and against such risks as are customary for similar businesses, required by the Government, if any, having jurisdiction over all or part of its operations, or otherwise reasonably required by the Administrative Agent, and will furnish to the Administrative Agent certificates evidencing such continuing insurance. The Administrative Agent, for the benefit of the Lenders ratably, shall be named as lender’s loss payee on all hazard and casualty insurance policies and as an additional insured on all liability insurance policies. All insurance policies shall also provide (a) that the insurer shall endeavor to provide not less than thirty (30) days written notice to the Administrative Agent prior to expiration, cancellation or material change in any coverage or otherwise, except where the expiration or cancellation of a policy results from non-payment of premium(s) or non-renewal of the policy (in which case the policy shall provide for not less than ten (10) days prior written notice); and (b) for waiver of subrogation.
6.6    Maintenance of Property/Collateral; Performance of Contracts. Each Borrower will at all times maintain, and cause each other VSE Entity to at all times maintain, the Collateral and its tangible property, both real and personal, in good order and repair (subject to ordinary wear and tear), and will permit the Administrative Agent’s officers or authorized representatives to visit and inspect the Collateral and each VSE Entity’s tangible property at such reasonable times during normal business hours with reasonable prior notice, as and when the Administrative Agent deems necessary or appropriate. Each Borrower shall perform, and shall cause each other VSE Entity to perform, all obligations under all Material Contracts to which it is a party, including all exhibits and other attachments to such contracts, all modifications thereto and all documents and instruments delivered pursuant thereto, and will comply with all laws, rules and regulations governing the execution, delivery and performance thereof, except for such non-compliance that would not reasonably be expected to have a Material Adverse Effect.
6.7    Maintenance of Existence. Except in connection with a transaction not otherwise prohibited hereunder, each Borrower will maintain, and shall cause each other VSE Entity to maintain, its corporate or company existence (as applicable) in its state of incorporation or organization as of the Restatement Date, and will provide the Administrative Agent with evidence of the same from time to time upon the Administrative Agent’s request. Each Borrower will maintain its corporate or company registration or qualification in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction would reasonably be expected to have a Material Adverse Effect, and will provide the Administrative Agent with evidence of the same from time to time upon the Administrative Agent’s request.
6.8    Maintenance of Certain Deposit Accounts with the Administrative Agent. Except for the Transitional Deposit Accounts, the Healthcare and Dependent Care Accounts and any Permitted Foreign Bank Accounts, each Borrower will at all times maintain its primary operating accounts, including all depository accounts (time and demand), disbursement accounts and collection accounts, and all of its other bank accounts, with the Administrative Agent, a Lender, or any of their respective Affiliates; provided that, notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, any such accounts maintained with a Lender other than Citizens Bank or any of such Lender’s respective Affiliates shall be subject to a control agreement or blocked account agreement, in form and substance reasonably satisfactory to the Administrative Agent, with such control agreement or blocked account agreement to be effective within fifteen (15) days after the opening of any such account. Each Borrower and each Lender maintaining a Transitional Deposit Account, an account not subject to a control agreement or blocked account agreement and/or any Permitted Foreign Bank Account of any Borrower expressly acknowledges and agrees that (a) the Administrative Agent, for the benefit of the Lenders ratably, has been granted a first priority security interest in and to such bank account pursuant to this Agreement, (b) the Lender’s possession of such bank account constitutes “control” for purposes of perfecting the Administrative Agent’s security interest in and to such bank account under the UCC or otherwise, (c) such Lender’s rights and remedies with respect to such bank account (other than rights and remedies necessary to recoup normal and customary account fees and charges imposed from time to time for maintaining and administering such bank account) shall be, and at all times remain, subject and subordinate to the rights and remedies of the Administrative Agent granted pursuant to this Agreement or available pursuant to Applicable Laws, and (d) at no time shall funds in any such bank accounts exceed the limits specified in this Agreement for such accounts.
6.9    [Reserved] .
6.10    Disclosure of Defaults, Etc.
(a)    Promptly upon the occurrence thereof, each Borrower will provide the Administrative Agent and the Lenders with written notice of any Event of Default, or any act, event, condition or occurrence that upon the giving of any required notice or the lapse of time, or both, would constitute an Event of Default. In addition, each Borrower will promptly advise the Administrative Agent and the Lenders in writing of any condition, act, event or occurrence which comes to such Borrower’s attention that would reasonably be expected to prejudice the Administrative Agent’s or any Lender’s rights in connection with any Material Contract, any Collateral, this Agreement, any Note, or any other Loan Document, including the details of any pending or threatened suspension, debarment or other Government action or proceeding, any pending or threatened litigation, and any other legal or administrative proceeding or investigation pending or threatened against any VSE Entity, including the entry of any judgment in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) or lien (other than a Permitted Lien) against any VSE Entity, its assets or property. Additionally, the Borrowers agree to provide written notice to the Administrative Agent and the Lenders within five (5) Business Days of the date on which any obligation of a VSE Entity for the payment of borrowed money in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), whether now existing or hereafter created, incurred or arising, becomes or is declared to be due and payable prior to the expressed maturity thereof.
(b)    If, at any time after the Restatement Date, any Borrower shall receive any letter, notice, subpoena, court order, pleading or other document issued, given or delivered by the Government, any Prime Contractor or by any Person acting for or on behalf of the Government or such Prime Contractor with respect to, or in any manner related to any alleged default, fraud, dishonesty, malfeasance or other willful misconduct of a VSE Entity, such Borrower shall deliver a true, correct and complete copy of such letter, notice, subpoena, court order, pleading or document to the Administrative Agent and each Lender within five (5) Business Days of such Borrower’s receipt thereof. Furthermore, if any VSE Entity shall issue, give or deliver to the Government, any Prime Contractor or any Person acting for or on behalf of the Government or such Prime Contractor, any letter, notice, subpoena, court order, pleading or other document with respect to, or in any manner related to, or otherwise in response to any alleged default, fraud, dishonesty, malfeasance or other willful misconduct of a VSE Entity, such Borrower shall deliver a true, correct and complete copy of such letter, notice, subpoena, court order, pleading or other document to the Administrative Agent and each Lender concurrent with the VSE Entity’s issuance or delivery thereof to the Government, such Prime Contractor or any Person acting for or on behalf of the Government or such Prime Contractor. If any letter, notice, subpoena, court order, pleading or other document required to be delivered to the Administrative Agent and each Lender pursuant to this Section 6.10 contains any information deemed “classified” by the Government or the dissemination of any such information to the Administrative Agent and each Lender would result in any VSE Entity violating any Applicable Laws or Government Contract, then the Borrowers shall deliver to the Administrative Agent and each Lender a summary of such letter, notice, subpoena, court order, pleading or other document containing a summary thereof, but including as much (but no more) detail as can be included therein without violating such Applicable Laws or Government Contract.
6.11    Security Perfection; Assignment of Claims Act; Payment of Costs. The Borrowers will execute and deliver and pay the costs of recording and filing financing statements, continuation statements, termination statements, assignments and other documents, as the Administrative Agent may from time to time deem necessary or appropriate for the perfection of any liens granted to the Administrative Agent or Lenders pursuant hereto or any other Loan Document. On or before the date which is ninety (90) days from the date of any Government Contract hereafter entered into, extended or renewed by one or more Borrowers, such Borrower(s) shall execute all documents necessary or appropriate to comply with the Assignment of Claims Act of 1940, as amended, 31 U.S.C. Section 3727 and 41 U.S.C. Section 15 (the “Government Contract Assignments”) in connection with each such Government Contract; however, (a) no Borrower’s failure to execute and deliver any Government Contract Assignment shall constitute a default, breach or violation of the Borrowers’ obligation(s) set forth in this Section 6.11, unless the Administrative Agent shall have made written demand upon the Borrowers to fully and faithfully comply with its obligation(s) with respect to Government Contract Assignments set forth in this Section 6.11 above; and (b) no Government Contract Assignment shall be required for any Government Contract that (i) does not constitute a Material Contract (unless such demand shall be made after the occurrence and during the continuation of an Event of Default, in which case Government Contract Assignments can be required by the Administrative Agent for any Government Contract), or (ii) has a remaining term of less than twelve (12) months (with no option to extend). The Borrowers acknowledge that the Administrative Agent and the Lenders will be irreparably harmed if any Borrower fails or refuses to execute and deliver any Government Contract Assignment after the Administrative Agent’s demand therefor, as and when required pursuant to this Section 6.11, and that the Administrative Agent and the Lenders have no adequate remedy at law. In such event, the Borrowers agree that the Administrative Agent shall be entitled, in addition to all other rights and remedies available to the Administrative Agent or the Lenders, to injunctive or other equitable relief to compel the Borrowers’ full compliance with the requirements of this Section 6.11. All costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, execution, delivery and administration of Government Contract Assignments shall be borne solely by the Borrowers. Additionally, the Borrowers will pay any and all costs incurred in connection with the transactions contemplated hereby, as well as any and all taxes (other than the Lenders’ income and franchise taxes), that may be payable as a result of the execution of this Agreement or any agreement supplemental hereto, or as a result of the execution and/or delivery of any Note or other Loan Document.

6.12    Defense of Title to Collateral. The Borrowers will at all times defend the Lenders’, the Administrative Agent’s and Borrowers’ rights in the Collateral, subject to the Permitted Liens, against all Persons and all claims and demands whatsoever, and will, upon request of the Administrative Agent (a) furnish such further assurances of title as may be required by the Administrative Agent, and (b) do any other acts necessary to effectuate the purposes and provisions of this Agreement, or as required by Applicable Laws or otherwise to perfect, preserve, maintain or continue the interests of the Administrative Agent or Lenders in any Collateral.
6.13    Compliance with Law. Each Borrower will, and will cause each other VSE Entity to, conduct its businesses and operations in compliance with (a) all Applicable Laws (including ERISA and environmental regulations) and requirements of all federal, state and local regulatory authorities having jurisdiction, (b) the provisions of its charter documents and other corporate governance documents, (c) all agreements and instruments by which it or any of its properties may be bound, and (d) all applicable decrees, orders and judgments; whenever the noncompliance with or the non-observance of which would reasonably be expected to have a Material Adverse Effect. No VSE Entity will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise).
6.14    Other Collateral Covenants.
(a)    The Borrowers will, at their own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such lists, descriptions and designations of Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments, and take such further steps relating to the Collateral and other property or rights covered by the interests hereby granted which the Administrative Agent deems reasonably appropriate or advisable to perfect, preserve or protect its and any Lender’s ownership or security interests in any Collateral.
(b)    The Borrowers shall promptly notify the Administrative Agent in writing if, at any time, any issuer of uncertificated securities, securities intermediary or commodities intermediary has issued or holds, or will issue or hold, any financial assets or commodities to or for the benefit of any Borrower, and the Borrowers shall obtain authenticated control letters from such issuer or intermediary, in form and substance reasonably satisfactory to the Administrative Agent, within ten (10) days of the Administrative Agent’s demand therefor.
(c)    If any Borrower is or becomes the beneficiary of a letter of credit in excess of One Million Dollars and No/100 ($1,000,000.00), such Borrower shall promptly, and in any event within three (3) Business Days after becoming a beneficiary, notify the Administrative Agent thereof and, following the Administrative Agent’s request, enter into a tri-party agreement with the Administrative Agent and the issuer and/or confirmation bank with respect to all Letter of Credit Rights in connection with such letter of credit, assigning such Letter of Credit Rights to the Administrative Agent and directing all payments thereunder to an account designated by the Administrative Agent, which tri-party agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.
(d)    The Borrowers shall promptly take all action necessary to grant the Administrative Agent control of all electronic chattel paper with a value in excess of One Million Dollars and No/100 ($1,000,000.00) in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
(e)    The Borrowers hereby irrevocably authorize the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (i) describe Collateral (A) as all assets of the Borrowers or words of similar effect (other than assets expressly excluded from the description of Collateral herein), regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code in such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether any Borrower is an organization, the type of organization and any organization identification number issued to such Borrower, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrowers shall furnish any such information to the Administrative

Agent promptly upon request. The Borrowers also ratify their authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto or continuations thereof, if filed prior to the Restatement Date.
(f)    The Borrowers shall promptly, and in any event within three (3) Business Days after the same is acquired by any Borrower, notify the Administrative Agent of any Commercial Tort Claim acquired by a Borrower in excess of One Million Dollars and No/100 ($1,000,000.00) and unless otherwise consented to by the Administrative Agent, such Borrower shall enter into a supplement to this Agreement, granting to the Administrative Agent, for the benefit of the Lenders ratably, a perfected security interest in such Commercial Tort Claim.
(g)    If any Borrower retains possession of any Chattel Paper or Instruments with the Administrative Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Citizens Bank of Pennsylvania, as Administrative Agent.”
(h)    No Borrower shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated as of the Restatement Date without the prior written consent of the Administrative Agent.
(i)    Each Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent and agrees that it will not do so without the prior written consent of the Administrative Agent, subject to such Borrower’s rights under UCC Section 9-509(d)(2).
(j)    Each Borrower acknowledges that the Administrative Agent reserves the right to require the Borrowers to execute and deliver to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent and within thirty (30) days (as such period may be extended in the Administrative Agent’s sole discretion, the “Initial Compliance Period”) of the Administrative Agent’s request, such documents, instruments and agreements (including, without limitation, a mortgage, deed of trust, environmental assessment, title insurance, flood zone certificates, flood insurance (if applicable), surveys and/or other similar and customary real estate documentation) which the Administrative Agent may reasonably request to confirm and/or perfect its security interest in and to all or any portion of any real property interest (other than a leasehold interest) acquired by any Borrower after the Restatement Date with an individual, or with respect to contiguous parcels, an aggregate appraised value in excess of Four Million and No/100 Dollars ($4,000,000.00). Notwithstanding the foregoing, in the event that the Administrative Agent requires that flood insurance be obtained with respect to any real property that is pledged by any VSE Entity to the Lenders, the Administrative Agent will not accept any mortgage or deed of trust with respect to such property if, prior to the expiration of twenty (20) calendar days after notice to the Lenders of the Administrative Agent’s intent to accept such mortgage or deed of trust, a Lender provides written notice to the Administrative Agent stating that such Lender’s due diligence has shown that the flood insurance provided does not meet such Lender’s standard requirements to such Lender’s reasonable satisfaction and provides a detailed description of the reasons why the provided flood insurance does not meet such requirements. The Administrative Agent will promptly provide a copy of such notice to the relevant VSE entity, and such entity will then have thirty (30) calendar days (the “Supplementary Compliance Period”) to provide to the Administrative Agent (to be shared with each Lender) flood insurance that meets such requirements. The Administrative Agent shall not enter into the corresponding mortgage or deed of trust unless and until the Administrative Agent receives written confirmation from the relevant Lender that all necessary flood due diligence has been completed to its reasonable satisfaction; provided that in no event shall any VSE Entity be deemed to be in default of its obligation to provide a mortgage or related documentation due to any delay caused by a Lender’s additional requirements with respect to flood insurance, as long as such VSE entity has met its obligations under the Initial Compliance Period and the Supplementary Compliance Period.
(k)    Except with respect to any Transitional Deposit Accounts, the Healthcare and Dependent Care Accounts and any Permitted Foreign Bank Accounts, the Borrowers shall provide prior written notice (email being sufficient) to the Administrative Agent prior to maintaining an operating account, depository account (time or demand), disbursement account, collection account or any other bank account with a Lender other than Citizens Bank or any of such other Lender’s Affiliates.
6.15    Financial Covenants of the Borrowers. The Borrowers will comply, and will cause the other VSE Entities to comply, with each of the financial covenants set forth below:

(a)    Total Funded Debt to EBITDA Ratio. The VSE Entities will maintain as of the last day of each Fiscal Quarter occurring during the periods set forth below, on a consolidated basis, a Total Funded Debt to EBITDA Ratio of not more than the applicable ratio set forth in the table below:

Testing Period Ending	Maximum Total Funded Debt to EBITDA Ratio
December 31, 2023 through and including June 30, 2024	4.75 to 1.00
September 30, 2024	4.50 to 1.00
December 31, 2024 through and including March 31, 2025	4.25 to 1.00
June 30, 2025 through and including June 30, 2025	4.00 to 1.00
September 30, 2025 and thereafter	3.75 to 1.00
For purposes of the foregoing, the “Total Funded Debt to EBITDA Ratio” shall mean, as of any date of determination, (A) the Total Funded Debt as of as of the last day of the most recently ended four (4) fiscal quarter period divided by (B) the VSE Entities’ EBITDA for the four (4) fiscal quarter period most recently ended. The Total Funded Debt to EBITDA Ratio shall be measured on the last day of each Fiscal Quarter throughout the term of the Loan.
(b)    Fixed Charge Coverage Ratio. The VSE Entities will maintain as of the last day of each Fiscal Quarter, on a consolidated basis, a Fixed Charge Coverage Ratio of not less than 1.20 to 1.00. For purposes of the foregoing, “Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the sum of (A) (i) the VSE Entities’ EBITDA for the four (4) fiscal quarter period most recently ended, plus (ii) operating lease payments (including rent) made during such period, minus (iii) cash taxes paid during such period, minus (iv) cash dividends paid during such period, minus (v) share repurchases made during such period, minus (vi) maintenance capital expenditures made during such period, divided by (B) Fixed Charges for such period. For purposes hereof, “Fixed Charges” shall mean, for any period of determination thereof on a consolidated basis, the sum of (i) scheduled or required principal payments on all Indebtedness for borrowed money during such period (excluding the payment of the existing term loans occurring on the Sixth Amendment Effective Date), plus (ii) all operating lease payments (including rent) during such period, plus (iii) cash interest expense for such period, plus (iv) any cash payments of Permitted Earn-outs payable during such period. The Fixed Charge Coverage Ratio shall be measured on the last day of each Fiscal Quarter throughout the term of the Loan.
Except as otherwise expressly provided above, the financial covenants referenced above shall be calculated and tested quarterly on a rolling four (4) Fiscal Quarter basis, and shall include the results of any other Person acquired pursuant to a Permitted Acquisition and consolidated into the VSE Entities’ financial statements within the twelve (12) month period immediately preceding the applicable covenant calculation date (with such calculation being on a pro forma basis assuming debt service for the test period equal to the next year’s debt service, and including EBITDA on a pro forma basis). Unless otherwise defined, all financial terms used in this Section 6.15 shall have the meanings attributed to such terms in accordance with GAAP.
6.16    Interest Rate Contracts. In order for any such interest rate swap agreement or hedging agreement to be secured by any assets of the Borrowers, it must be purchased from and maintained with a Lender or an Affiliate of a Lender, in which case the Borrowers’ obligations under any Hedging Contract shall be secured by the Collateral on a pari passu basis, and any reference in this Agreement or any other Loan Document to a ratable allocation between the Lenders and Affiliates of the Lenders shall be based on the Commitment Amount (and the respective Lender’s Percentage) and the amount due under all Hedging Contracts (including all scheduled payments and hedged termination amounts) (and the respective Lender’s Affiliates interest therein), subject, however, to Section 1.4(d) of this Agreement. The Administrative Agent shall be deemed the collateral agent of each Lender and Affiliate of a Lender that is a counterparty under a Hedging Contract. The Borrowers shall determine to their own satisfaction whether each such interest rate swap agreement, hedging agreement or Hedging Contract is sufficient to meet the Borrowers’ needs for interest rate protection, and neither the Administrative Agent nor any Lender shall have any obligation or liability with respect thereto.
6.17    Landlord Waivers; Subordination. If, at any time after the Restatement Date, any Borrower (other than any Foreign Borrower) shall move or relocate any of its (a) books and records, or (b) primary business location(s) situated within the United States or locations where Borrower assets valued, individually or in the aggregate, in excess of One Million and No/100 Dollars ($1,000,000.00) are located, the Borrowers shall use commercially reasonable efforts to provide to the Administrative Agent, prior to any such move or relocation, a landlord lien waiver if, in the Administrative Agent’s discretion, such landlord’s lien waiver is necessary or desirable. Each such landlord’s waiver, shall be, in form and substance, reasonably satisfactory to the Administrative Agent, pursuant to which each landlord shall subordinate any statutory, contractual or other lien the landlord may have in any of the Collateral to the lien, operation and effect of the lien granted to the Administrative Agent pursuant to this Agreement and the other Loan Documents.
6.18    Substitute Notes. Upon request of the Administrative Agent, each Borrower shall execute and deliver to the Administrative Agent substitute promissory notes, in form and substance satisfactory to the Administrative Agent in all respects, payable to the order of such Person as may be designated by the Administrative Agent; provided that the aggregate principal amount of all outstanding promissory notes shall not exceed the Commitment Amount (plus the Swing Line Commitment Amount) as of the date such substitute note(s) are issued.
6.19    Inventory. With respect to the Inventory, the VSE Entities will, during any continuing Event of Default: (a) maintain a perpetual inventory reporting system at all times, (b) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the VSE Entities’ cost therefor and the selling price thereof, all of which records shall be available to the officers, employees or agents of the Administrative Agent upon demand for inspection and copying thereof; (c) not store any Inventory with a bailee, warehouseman or similar Person without the Administrative Agent’s prior written consent, which consent may be conditioned on, among other things, delivery by the bailee, warehouseman or similar Person to the Administrative Agent of warehouse receipts or bailee letters, in form acceptable to the Administrative Agent, in the name of the Administrative Agent evidencing the storage of Inventory and the interests of the Administrative Agent and the Lenders therein; (d) permit the Administrative Agent and its agents or representatives to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition at any time or times hereafter during the VSE Entities’ usual business hours or at other reasonable times and (e) at the Administrative Agent’s request, designate the Administrative Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents. Notwithstanding anything herein to the contrary, the VSE Entities shall be permitted to sell their Inventory in the ordinary course of business except while an Event of Default has occurred and is continuing.
6.20    Insurance With Respect to Equipment and Inventory. The Borrowers will (a) maintain and cause each of their Subsidiaries to maintain hazard insurance with fire and extended coverage on the Equipment and Inventory in an amount at least equal to the lesser amount of the outstanding principal amount of the Obligations or the fair market value of the Equipment and Inventory (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer provides for lender’s loss payee and additional insured endorsements in favor of Administrative Agent in a form acceptable to Administrative Agent, agrees to give the Administrative Agent at least thirty (30) days written notice before any alteration or cancellation of such insurance policy and that no act or default of any of the Borrowers shall affect the right of the Administrative Agent to recover under such policy in the event of loss or damage; (b) file, and cause each of their Subsidiaries to file, with the Administrative Agent, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and (c) within thirty (30) days after notice in writing from the Administrative Agent, obtain, and cause each of their Subsidiaries to obtain, such additional insurance as the Administrative Agent may reasonably request.
6.21    Hazardous Substance; Hazardous Waste. Each Borrower, for itself and its successors and assigns, hereby covenants and agrees to indemnify, defend and hold harmless the Administrative Agent, the Lenders and each Affiliate of a Lender that is at any time a counterparty under any Hedging Contract, and their respective officers, employees and agents, from and against any and all liabilities, losses, claims, damages, suits, penalties, costs and expenses of every kind or nature, including reasonable attorneys’ fees arising from or in connection with (i) the presence or alleged presence of any Hazardous Substance or Hazardous Waste on, under or about any property of any VSE Entity (including any property or premises now or hereafter owned or leased by any VSE Entity), or which is caused by or results from, directly or indirectly, any act or omission to act by any VSE Entity; and (ii) any VSE Entity’s violation of any environmental statute, ordinance, order, rule or regulation of any Government thereof (including any liability arising under CERCLA, RCRA, HMTA or any other Applicable Laws).
6.22    Disaster Recovery and Contingency Program. Each Borrower will, and will cause each other VSE Entity to, implement and maintain at all times (and at least annually review the sufficiency of) a disaster recovery and contingency plan that addresses, in the reasonable business judgment of the VSE Entities, each VSE Entity’s plans for continuing operations upon the occurrence of a natural disaster or other event that destroys or prevents the use of or access to such VSE Entity’s primary computer systems, information databases, software applications, business records and operations facility. Such contingency plan at all times must be in form and substance reasonably acceptable to the Administrative Agent. Upon request, each Borrower will, and will cause each other VSE Entity to, provide the Administrative Agent with a current copy of such plan.

6.23    Data Security. Each Borrower will, and will cause each VSE Entity to, take in such VSE Entity’s reasonable business judgment all appropriate technical and organizational measures to protect against a Data Breach and against accidental loss, alteration or damage or destruction of or damage to Personal Information. Each VSE Entity shall at all times in such VSE Entity’s reasonable business judgment have appropriate policies and procedures in place that are designed to: (a) protect the security of Personal Information; (b) protect against any anticipated threats to the security or integrity of Personal Information; (c) protect against Data Breaches; and (d) ensure the proper disposal of such Personal Information. To the extent that a Data Breach occurs (irrespective of cause), each Borrower shall: (i) promptly inform the Administrative Agent in writing; (ii) promptly inform any parties affected by the Data Breach; (iii) promptly comply with Applicable Laws, rules and regulations concerning such Data Breach; and (iv) use diligent efforts to mitigate any damages that have occurred as a result of such Data Breach.
6.24    Further Assurances; Additional Requested Information. Each of the Borrowers will provide to the Administrative Agent such further assurances and additional documents regarding the Collateral and the Administrative Agent’s or any Lender’s security interest therein as the Administrative Agent may from time to time reasonably request, and each of the Borrowers will promptly provide the Administrative Agent with such additional information, reports and statements respecting the business, operations, properties and financial condition of each of the VSE Entities as the Administrative Agent may from time to time reasonably request. Furthermore, each of the Borrowers agrees to execute, re-execute, use commercially reasonably efforts to cause third parties involved in the Loans to execute and/or re-execute and to deliver to the Administrative Agent or its legal counsel, as may be deemed appropriate, any document or instrument signed in connection with the Loan(s) which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to the Restatement Date, but which was not so signed and delivered. The Borrowers agree to comply with any written request by the Administrative Agent within ten (10) Business Days (or if such compliance requires more than ten (10) Business Days, within a reasonable period of time, not to exceed thirty (30) days (or such longer period of time as agreed in writing by the Administrative Agent), so long as the Borrowers are diligently pursuing such compliance) after receipt by any Borrower of such request.
ARTICLE 7
NEGATIVE COVENANTS OF THE BORROWERS
So long as any Obligation remains outstanding or this Agreement remains in effect, each Borrower jointly and severally covenants and agrees that, without the prior written consent of the Administrative Agent, the Borrowers will not, and unless specified below, will not suffer or permit any other VSE Entity to:
7.1    Change of Control; Disposition of Assets; Merger.
(a)    Suffer or permit majority ownership or effective control of any VSE Entity (other than the Primary Operating Company) to be sold, assigned or otherwise transferred, legally or equitably, to any Person, except to another Borrower; or suffer or permit any Change of Control to occur; provided that a Change of Control pursuant to the FDS Sale shall be permitted; or
(b)    suffer or permit the issuance of any capital stock of any VSE Entity (other than the Primary Operating Company), or alter or amend any VSE Entity’s capital structure; or
(c)    permit any VSE Entity to sell, assign, loan, deliver, lease, transfer or otherwise dispose of property or assets (including stock, equity or any other type of ownership interests of another VSE Entity), except for (i) transfers of assets between Borrowers in which the Administrative Agent continues to have a perfected first priority security interest in and to all such assets constituting Collateral (after giving effect to such transfer), subject, however, to Permitted Liens; (ii) subleasing of any premises which are not necessary for a VSE Entity’s business operations; (iii) dispositions of assets (other than Inventory and Permitted Investments) to non-Borrowers, provided that the fair market value of any and all such asset dispositions, in the aggregate, do not exceed the greater of (x) Fifteen Million and No/100 Dollars ($15,000,000.00) and (y) 10% of EBITDA (determined as of the most recently ended four (4) fiscal quarter period for which financial statements have been delivered pursuant to Section 6.3), in each case, determined at the time of such disposition, provided, that fair market value of the assets sold pursuant to the FDS Sale shall be excluded for purposes of calculating the amount available under this clause (iii); (iv) the sale of Inventory in the ordinary course of business, and the sale of unnecessary or obsolete assets; or (v) pursuant to the FDS Sale; or
(d)    permit any Borrower to become a party to any document, instrument or agreement (other than this Agreement and the other Loan Documents) that prohibits, limits or restricts such Borrower from assigning, pledging, hypothecating or otherwise encumbering any of its assets, including any capital stock or other equity interests of another Borrower; provided that, (i) the foregoing shall not apply to restrictions or conditions imposed by law, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.7(a)(vii) if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) the foregoing shall not apply to customary provisions in leases restricting the assignment thereof; or
(e)    permit any VSE Entity to merge or consolidate with any business, company or enterprise, or liquidate or dissolve, or acquire or purchase any business, company or enterprise or acquire or purchase substantially all of the assets of any business, company or enterprise, except:
(i)    any merger between Borrowers or by a Non-Borrower Affiliate with and into a Borrower (with such Borrower being the surviving entity) or with and into another Non-Borrower Affiliate; provided that (A) the Borrowers shall have provided not less than fifteen (15) days (or such greater number of days as the Administrative Agent shall agree in its sole discretion) prior written notice to the Administrative Agent of the proposed merger, and such notice sets forth all of the material terms of such merger (including the purpose for consummating such merger), (B) after giving effect to any such merger with or into a Borrower, the Administrative Agent, for the benefit of the Lenders ratably, shall have a perfected first priority security interest in and to all of the assets of the surviving Borrower constituting Collateral (subject to Permitted Liens), (C) within ten (10) days of the effective date of such merger, true, correct and complete state-certified copies of the articles of merger, plan of merger and all other documents, instruments and agreements relating thereto shall have been provided by the Borrowers to the Administrative Agent, and (D) promptly (but in all events within fifteen (15) days) (or such greater number of days as the Administrative Agent shall agree in its sole discretion) following the Administrative Agent’s request, the Borrowers shall have executed, issued or delivered to the Administrative Agent and/or caused such Non-Borrower Affiliate to have executed, issued and/or delivered to the Administrative Agent, such documents, instruments and agreements as the Administrative Agent may reasonably require in connection with or as a result of such merger;
(ii)    any other merger or acquisition by any Borrower with or of a Person or its assets which is not then a Borrower (a “Target”) that satisfies all of the following conditions (which in the case of a Limited Condition Acquisition shall be subject to Section 1.13):
A.    the assets and equity or ownership interests in the Target shall be free and clear of any and all liens, claims and encumbrances (other than Permitted Liens);
B.    the Target is in a substantially similar line or lines of business as that of one or more of the Borrowers;
C.    the Target is a going concern, not involved in any material litigation that is not fully covered by reserves or insurance and shall have not suffered any material adverse change in its business, operations, condition or assets at any time after the immediately preceding Fiscal Quarter end and prior to the effective date of the merger or acquisition;
D.    the subject transaction does not constitute a hostile acquisition or merger;
E.    both prior to and after giving effect to the merger or acquisition, no Event of Default shall exist or have occurred, and no act, event or condition shall have occurred or exist which with notice or the passage of time, or both, would constitute an Event of Default;
F.    the Borrowers will be in compliance with all financial covenants set forth in Section 6.15 of this Agreement, and the pro forma Total Funded Debt to EBITDA Ratio after giving effect to the merger or acquisition shall be no greater than the lesser of (i) one-quarter (0.25) less than the then applicable level set forth in Section 6.15(a) and (ii) 3.75 to 1.00;
G.    the Target shall have had positive EBITDA for the immediately preceding twelve (12) month period prior to the merger or acquisition;
H.    after giving effect to the merger or acquisition, there is at least Twenty Million and No/100 Dollars ($20,000,000.00) of excess availability under the Revolving Facility;

I.    [reserved];
J.    [reserved];
K.    the Borrowers shall have certified in writing, or concurrent with the consummation of the subject merger or acquisition shall certify in writing, to the Administrative Agent that the subject merger or acquisition satisfies the conditions of a Permitted Acquisition as set forth above; and
L.    if it is a merger with a Borrower, such Borrower is the surviving Person, and if required pursuant to Section 1.11 of this Agreement, the Target and its subsidiaries shall have been joined as a “Borrower” party to this Agreement and the other Loan Documents pursuant to Section 1.11 of this Agreement.
If the Administrative Agent issues its consent to a hostile acquisition, such consent shall be subject to, among other things, the Borrowers’ agreement to indemnify, defend and hold the Administrative Agent and the Lenders harmless from and against any and all claims, demands, losses, liabilities, damages, costs and expenses of every kind and nature, including reasonable attorneys’ fees, related to, arising out of or in connection with such acquisition, pursuant to an indemnity agreement satisfactory to the Administrative Agent and the affected Lender in all respects.
(iii)    any liquidation or dissolution of a VSE Entity without any active business operations (after giving effect to any asset transfers pursuant to clauses (B)(x) or (B)(y) below), so long as (A) the Borrowers shall have provided not less than fifteen (15) days (or such greater number of days as the Administrative Agent shall agree in its sole discretion) prior written notice to the Administrative Agent of the proposed liquidation or dissolution, (B) the assets of such entity to be liquidated or dissolved (if any) are transferred (x) in the case of the liquidation or dissolution of a Non-Borrower Affiliate, to a Borrower or another Non-Borrower Affiliate or (y) in the case of the liquidation or dissolution of a Borrower, to another Borrower, (C) after giving effect to any such liquidation or dissolution, if such assets are transferred to a Borrower, the Administrative Agent, for the benefit of the Lenders ratably, shall have a perfected first priority security interest in and to all of the assets so transferred which constitute Collateral (subject to Permitted Liens), (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such dissolution or liquidation and (E) promptly (but in all events within fifteen (15) days (or such greater number of days as the Administrative Agent shall agree in its sole discretion)) following the Administrative Agent’s request, the Borrowers shall have executed, issued or delivered to the Administrative Agent and/or caused such VSE Entity to have executed, issued and/or delivered to the Administrative Agent, such documents, instruments and agreements as the Administrative Agent may reasonably require in connection with or as a result of such liquidation or dissolution.
7.2    Margin Stocks. Use all or any part of the proceeds of any advance made hereunder to purchase or carry, or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of Regulations U, T or X of the Board) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks, in each case in violation of Regulations U, T or X of the Board.
7.3    Change of Operations. Change in any material way the general character of any VSE Entity’s business (or fail to maintain the VSE Entities’ primary lines of business) as conducted on the Restatement Date, except for changes made in connection with the FDS Sale, or engage in any type of business not directly or reasonably related to or compatible with such business as currently and normally conducted, or suffer or permit any change to the Fiscal Year or Fiscal Quarter of any VSE Entity or the accounting methods of any VSE Entity.
7.4    Intentionally Omitted .
7.5    Further Assignments; Performance and Modification of Contracts; etc. Except as may be permitted by the Loan Documents (a) make any further assignment, pledge or disposition of the Collateral or any part thereof; (b) permit any set-off or reduction, delay the timing of any payment under, or otherwise modify any Material Contract, if such set-off, reduction, delay or modification would reasonably be expected to have a Material Adverse Effect; (c) except for Permitted Liens, create, incur or permit to exist any lien or encumbrance on any real property now or hereafter owned by any VSE Entity; or (d) do or permit to be done anything to impair the Administrative Agent’s security interest in any Collateral or the payments due to any Borrower thereunder; provided that reasonable and customary compromises and settlements with Account Debtors in the ordinary course of any Borrower’s business will not constitute a breach of this Section 7.5.

7.6    Affect Rights of the Administrative Agent or Lenders. At any time do or perform any act or permit any act to be performed which would reasonably be expected to have a Material Adverse Effect.
7.7    Indebtedness; Granting of Security Interests.
(a)    Incur any Indebtedness, whether direct or indirect, contingent or otherwise, except for:
(i)    trade debt and operating leases incurred in the ordinary course of business or in a Permitted Acquisition;
(ii)    Indebtedness outstanding on the Restatement Date and listed on Schedule 7.7(a) attached hereto, but any increase thereof would be subject to Subsection (xiii) below;
(iii)    intercompany Indebtedness (including inter-company guarantees) (A) by and among the Borrowers in which the Administrative Agent, for the benefit of the Lenders ratably, has a perfected security interest in and to all of their assets constituting Collateral, (B) by and among Non-Borrower Affiliates, and (C) to the extent expressly permitted pursuant to Section 7.8 of this Agreement, by and between VSE Entities;
(iv)    performance guarantees issued by any VSE Entity for the benefit of another VSE Entity;
(v)    [reserved];
(vi)    Indebtedness secured by liens listed on Schedule 7.7(a)(vi) attached hereto, or other Indebtedness secured by Permitted Liens, but not any increases thereof;
(vii)    Indebtedness incurred to finance (by purchase or lease) Equipment constituting capital expenditures, provided that such Indebtedness does not violate any other covenant set forth in this Agreement;
(viii)    guarantees permitted by this Agreement;
(ix)    Permitted Earn-outs;
(x)    any Hedging Obligations;
(xi)    any Permitted Financial Product Obligations;
(xii)    performance bonds and/or bid bonds issued on behalf of any and all VSE Entities that meet all of the following criteria: (A) the performance bond and/or bid bond shall be issued in the ordinary course of the VSE Entities’ business, (B) before and after giving effect to the performance bond and/or bid bond, the net amount (after subtracting the aggregate amount of any and all Pending Release Bonds) of any and all performance bonds outstanding at any time, together with any and all bid bonds outstanding at any time shall not exceed the Bid and Performance Bond Limit (albeit calculated as of the last day of each Fiscal Quarter), (C) the obligations and liabilities of the VSE Entities with respect to the performance bond and/or bid bond shall be and remain unsecured at all times, (D) the work for which the performance bond and/or bid bond has been issued shall be (I) performed for and/or on behalf of the United States government or any foreign government which is not a Blocked Person, and (II) originally scheduled to be completed within eighteen (18) months of work commencement; and (E) the performance bond and/or bid bond shall not have been issued for or on behalf of Integrated Concepts and Research Corporation;
(xiii)    any other unsecured Indebtedness (not specifically described or pre-approved in this Section 7.7(a)), provided that (A) the aggregate amount of such Indebtedness remaining unpaid and outstanding at any time owing from all VSE Entities does not exceed Ten Million and No/100 Dollars ($10,000,000.00) and (B) the aggregate amount of any and all such other unsecured Indebtedness remaining unpaid and outstanding at any time with respect to all Non-Borrower Affiliates does not exceed Two Million and No/100 Dollars ($2,000,000.00).
(b)    mortgage, assign, pledge, hypothecate or otherwise encumber or permit any lien, security interest or other encumbrance, including (i) purchase money liens, whether under conditional or installment sales arrangements or otherwise to affect the Collateral or any other assets, properties or Aircraft Objects of any VSE Entity and (ii) any International Interests, Prospective International Interests and Prospective Assignments as each is defined in the Cape Town Treaty, unless any Borrower is the “Creditor” and holds the “Right to Discharge” with respect thereto and any filings made with the Federal Aviation Administration to perfect an interest in any Aircraft Object or Spare Part, (except for Permitted Liens and other liens, security interests or encumbrances expressly permitted herein);
(c)    without limiting clause (b) above, mortgage, assign, pledge, hypothecate or otherwise encumber or permit any lien, security interest or other encumbrance (other than Permitted Liens) to exist, on any real property interest (i.e., leasehold, fee simple, license or otherwise) that the Borrowers may now have or may hereafter acquire; or
(d)    enter into any agreement or understanding with any Person pursuant to which any Borrower agrees to be bound by a covenant not to encumber all or any part of the property or assets of such Borrower, unless such agreement or understanding is entered into in connection with the granting of purchase money security interests permitted pursuant to the terms and conditions of this Agreement.
7.8    Dividends; Loans; Advances; Investments and Similar Events.
(a)    (i) Declare or pay any dividends; (ii) purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; make any distribution of assets to its stockholders whether in cash, assets or obligations of a VSE Entity; (iii) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any of its capital stock; (iv) alter or amend any VSE Entity’s capital structure; (v) declare or make any payment of principal or interest on, or acquire or anticipate any sinking fund requirement of, any Subordinated Indebtedness; or (vi) make any other distribution by reduction of capital or otherwise in respect of any capital stock of a VSE Entity, except that if there is no Event of Default at such time, no act, event or condition shall have occurred or exist which with the giving of notice or the passage of time, or both, would constitute an Event of Default at such time, and no covenant breach calculated on a pro forma basis would occur after giving effect thereto (A) (1) the Primary Operating Company may pay cash dividends that shall not exceed Ten Million and No/100 Dollars ($10,000,000.00) in the aggregate per Fiscal Year so long as at the time of payment thereof, there is at least Twenty Million and No/100 Dollars ($20,000,000.00) of excess availability under the Revolving Facility at the time of payment of any such dividend, and (2) except for the Primary Operating Company, each VSE Entity may pay cash dividends to the Primary Operating Company or to another Borrower, (B) each VSE Entity may declare and deliver dividends and make distributions payable solely in its common stock; (C) each VSE Entity may purchase or otherwise acquire its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock, (D) the Primary Operating Company, during each Fiscal Year, may repurchase its capital stock in amounts not to exceed Ten Million and No/100 Dollars ($10,000,000.00), provided, that, at the time of each such repurchase, availability under the Revolving Facility (after taking into account the aggregate face amount of all Letters of Credit outstanding, Swing Line Loans outstanding and Alternative Currency Loans outstanding), shall not be less than Twenty Million and No/100 Dollars ($20,000,000.00) and (E) the VSE Entities may make payments of Subordinated Indebtedness to the extent permitted by the subordination provisions applicable thereto;
(b)    make any investments, or make any loans, salary advances, or other extensions of credit to (i) any equity owners of any VSE Entity, unless such equity owner is also a Borrower party to this Agreement in which the Administrative Agent has a perfected security interest in and to all of its assets constituting Collateral at the time such loan, salary advance or other payment is made; (ii) any Affiliate of any VSE Entity, unless such Affiliate is a Borrower party to this Agreement in which the Administrative Agent has a perfected security interest in and to all of its assets constituting Collateral at the time such loan, salary advance or other payment is made; or (iii) any other Person; provided, however, that the VSE Entities may make or continue to have outstanding any or all of the following:
(i)    loans or advances to individual officers, current employees or former employees of any VSE Entity, provided, that all such loans and advances to such individuals may not exceed One Million and No/100 Dollars ($1,000,000.00), in the aggregate, at any time; it being understood that travel advances and employee retention bonuses made in the ordinary course of business shall not be included in calculating the foregoing computation;
(ii)    non-cash stock compensation to employees of the VSE Entities that does not represent a loan or advance and loans, advances or payments from one Borrower to another Borrower; provided that the Administrative Agent has a perfected security interest in and to all of each Borrower’s assets constituting Collateral;

(iii)    loans, advances or payments in the amounts that are unpaid or outstanding as of the Restatement Date and listed on Schedule 7.8(c) attached hereto;
(iv)    trade credit extended to customers of the VSE Entities in the ordinary course of business;
(v)    Ordinary Course Payments;
(vi)    negotiable instruments endorsed for deposit or collection in the ordinary course of business;
(vii)    securities or certificates of deposit with maturities of two (2) years or less; provided that, concurrent with such investment, any and all securities or certificates of deposit (other than those acquired in connection with RABBI trusts and deferred compensation plans) shall have been pledged to the Administrative Agent, for the benefit of the Lenders ratably, pursuant to documentation reasonably satisfactory to the Administrative Agent;
(viii)    loans, advances or other payments by any Borrower to any and all Non-Borrower Affiliates in an aggregate amount not to exceed Five Million and No/100 Dollars ($5,000,000.00), in each case outstanding at any time, calculated on a net basis (i.e., any cash proceeds returned by a Non-Borrower Affiliate, whether through a dividend, distribution, share redemption, payment of principal on debt or otherwise, together with payments received from customers of the Borrowers for work done by a Non-Borrower Affiliate under customer contracts of the Borrowers, to the extent such payments are received in the ordinary course of such Non-Borrower Affiliate's business and the allocated amount thereof is commensurate with amounts ordinarily payable between two unrelated and unaffiliated third parties (i.e., on market terms), shall be added back as availability for the aggregate investment limit; provided that such cash proceeds are not subject to revocation, rescission, disgorgement, set off or other claim diminishing the full value thereof);
(ix)    Permitted Investments; and
(x)    Permitted Acquisitions.
7.9    Lease Obligations. Except in the ordinary course of business, (i) enter into any new lease of real or personal property, (ii) modify or amend in any material respect any lease of real or personal property in effect as of the Restatement Date, or (iii) restate or renew any lease of real or personal property in effect as of the Restatement Date. Additionally, except in the ordinary course of business, no VSE Entity shall lease any real or personal property owned by such VSE Entity to any Person (including, without limitation, the Government).
7.10    Certain Agreements; Etc.. Suffer or permit any modification or amendment to any VSE Entity’s corporate governance documents, to the extent such modification or amendment could reasonably be expected to prejudice the Administrative Agent’s or any Lender’s rights or remedies under any Loan Document, or the priority, perfection or enforceability of the Administrative Agent’s security interest in or lien on any Collateral.
7.11    Lockbox Deposits. If a lockbox arrangement shall have been required by the Administrative Agent, permit or cause any and all payments required to be made directly to the Administrative Agent, pursuant to Section 11.2 of this Agreement, to be made or directed to any other Person, without the prior approval of the Administrative Agent.
7.12    Sale and Leaseback Transactions; Other Agreements.
(a)    Except in connection with the treatment of the Walker Lane Lease as a sale and leaseback transaction, for accounting purposes only, directly or indirectly, enter into any arrangement with any Person providing for any VSE Entity to lease or rent property that such VSE Entity has sold or will sell or otherwise transfer to such Person; or
(b)    directly or indirectly, enter into any Material Contract pursuant to which the execution, delivery or performance of the obligations of any Borrower under this Agreement or under any other Loan Document would breach or constitute a default under such Material Contract.

7.13    Restricted Non-Borrower Affiliates. Suffer or permit any Restricted Non-Borrower Affiliate to (i) engage in any business other than the winding down and dissolution of such entities; (ii) incur any indebtedness or obtain any material assets; (iii) modify its organizational documents; or (iv) obtain or use any Loan proceeds. Except for customary costs to dissolve a Restricted non-Borrower Affiliate, no VSE Entity will pay, contribute, invest, lend or otherwise provide to a Restricted Non-Borrower Affiliate any cash, property, assets or otherwise, for any purpose whatsoever, without the Administrative Agent’s prior written consent.
7.14    Anti-Terrorism Laws. Suffer or permit any VSE Entity to (a) conduct any business or engage in any transaction or dealing with a Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the Patriot Act; or (d) violate any Anti-Corruption Law. Each Borrower shall deliver to the Administrative Agent any certification or other evidence reasonably requested from time to time by the Administrative Agent, confirming each VSE Entity’s compliance with this Section 7.14.
ARTICLE 8
COLLATERAL AND OTHER DEPOSIT ACCOUNTS
Except for any Borrower or Non-Borrower Affiliate utilizing Permitted Foreign Bank Accounts, the Borrowers will deposit or cause to be deposited into one or more Deposit Accounts maintained by the Administrative Agent, a Lender, or any of their respective Affiliates (subject to the control requirements set forth in Section 6.8) and if required by the Administrative Agent after the Restatement Date, a collateral account designated by the Administrative Agent (the “Collateral Account”), all checks, drafts, cash and other remittances received by the VSE Entities, and shall deposit such items for credit within three (3) Business Days of the receipt thereof and in precisely the form received. Pending such deposit, the Borrowers will not commingle any such items of payment with any of their other funds or property, but will hold them separate and apart. Notwithstanding the foregoing, the VSE Entities shall have the right to maintain certain other Deposit Accounts (each, a “Transitional Deposit Account”) in connection with any Permitted Acquisition, but only for a period of one hundred eighty (180) days after such Permitted Acquisition, as applicable, and provided further that (i) a wire transfer arrangement with the financial institution(s) maintaining such account(s) is in place on or prior to the effective date of such Permitted Acquisition, as applicable, and such arrangement remains in place at all times thereafter for so long as the Transitional Deposit Account remains open; and (ii) each Transitional Deposit Account shall (a) be used solely for the deposit/receipt of cash, checks and other remittances owing to the VSE Entities from time to time, and (b) be at all times, free and clear of any and all liens claims and encumbrances (other than the security interest of the Administrative Agent granted hereby and the rights and remedies of the financial institution maintaining such account, but only to the extent that the exercise of such rights and remedies by such financial institution can be based solely upon claims for reimbursement of normal and customary fees and charges for account maintenance and account administration). Each wire transfer arrangement referenced above must be in form and substance reasonably satisfactory to the Administrative Agent.
The above-referenced Deposit Accounts, the Collateral Account, the Transitional Deposit Account and the Permitted Foreign Bank Accounts shall secure the Obligations and the Borrowers hereby grant, assign and transfer to or at the direction of the Administrative Agent, for the benefit of the Lenders ratably, a continuing security interest in all of the Borrowers’ right, title and interest in and to such accounts, whenever created or established. Subject to this Agreement and any other Loan Document, the Administrative Agent may apply funds in such accounts to any of the Obligations, including any principal, interest or other payment(s) not made when due, whether arising under this Agreement or any other Loan Document, or any other Obligation of the Borrowers, without regard to the origin of the deposits in the account, the beneficial ownership of the funds therein or whether such Obligations are owed jointly with another or severally; the order and method of such application to be in the sole discretion of the Administrative Agent. The Administrative Agent’s right to deduct sums due under the Loan Documents from the Borrowers’ account(s) shall not relieve the Borrowers from their obligation to make all payments required by the Loan Documents as and when required by the Loan Documents, and the Administrative Agent shall not have any obligation to make any such deductions or any liability whatsoever for any failure to do so.
ARTICLE 9
DEFAULT AND REMEDIES
9.1    Events of Default. Any one of the following events shall be considered an “Event of Default”:

(a)    if any Borrower shall fail to pay any principal, interest or other sum owing on any of the Notes or any other Obligation (including regularly scheduled and termination payments under Hedging Contracts) when the same shall become due and payable, whether by reason of acceleration or otherwise; or
(b)    if any of the VSE Entities shall fail to pay and satisfy in full, within thirty (30) days of the rendering thereof, any judgment(s) against one or more of the VSE Entities that individually or in the aggregate are in excess of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), which are not, to the reasonable satisfaction of the Administrative Agent, fully bonded, stayed, covered by insurance or covered by appropriate reserves; or
(c)    if any warranty or representation of any Borrower not qualified by “materiality” set forth in this Agreement or in any other Loan Document shall be misleading or untrue in any material respect when made or remade, or if any warranty or representation of any Borrower qualified by “materiality” set forth in this Agreement or in any other Loan Document shall be misleading or untrue in any respect when made or remade; or
(d)    if there shall be non-compliance with or a breach of any of the covenants contained in this Agreement (other than the financial covenants set forth in Section 6.15 of this Agreement or any other covenant specifically addressed elsewhere in this Section 9.1), or of any covenant contained in any other Loan Document, and such non-compliance or breach shall continue unremedied after thirty (30) days written notice from the Administrative Agent; or
(e)    if there shall be non-compliance with or a breach of any of the Negative Covenants contained in this Agreement not otherwise specifically addressed elsewhere in this Section 9.1; or
(f)    if there shall be non-compliance with or a breach of (i) any of the reporting requirements set forth in Section 6.3 of this Agreement, and such non-compliance or breach shall continue unremedied for a period of five (5) Business Days after the date when due, (ii) any of the financial covenants set forth in Section 6.15 of this Agreement, or (iii) any of the notification requirements set forth in Section 6.10 of this Agreement; or
(g)    if (i) a trustee or receiver is appointed for any VSE Entity or for all or a substantial part of its assets; (ii) any VSE Entity makes a general assignment for the benefit of creditors; (iii) any VSE Entity files or is the subject of any insolvency proceeding, petition in bankruptcy or similar proceeding (whether such petition or proceeding shall be pursued in a court of law or equity), which in the case of an involuntary bankruptcy, remains undismissed for sixty (60) days; (iv) any VSE Entity shall become insolvent or any VSE Entity shall at any time fail generally to pay its debts as such debts become due; or (v) any Government agency or bankruptcy court or other court of competent jurisdiction shall assume custody or control of the whole or any part of the assets of any VSE Entity; or
(h)    if any VSE Entity’s property or assets, including any deposit accounts, are levied upon, attached or subject to any other enforcement proceeding and such levy, attachment or enforcement proceeding (i) involves amounts in excess of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), and (ii) is not fully bonded or stayed; or
(i)    if a default shall occur with respect to any obligation(s) of one or more VSE Entities for the payment of borrowed money, which involves amounts, individually or in the aggregate, in excess of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), whether now existing or hereafter created, incurred or arising, and such default shall (i) consist of the failure to pay such obligation(s) when due, whether by acceleration or otherwise, or (ii) accelerate the maturity of such obligation(s) or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such obligation(s) to become due and payable (or require any VSE Entity to purchase or redeem such obligation(s) or post cash collateral in respect thereof) prior to its expressed maturity; or
(j)     if there shall be a default under any Material Contract that has had or would reasonably be expected to have a Material Adverse Effect; or
(k)     if (i) any Borrower is debarred or suspended from contracting with any part of the Government; (ii) a notice of debarment or suspension shall have been issued to any Borrower; or (iii) a notice of termination for default or the actual termination for default of any federal Government Contract that constitutes a Material Contract shall have been issued to or received by any Borrower; or (iv) a Government investigation or inquiry relating to any VSE Entity and involving fraud, deception, dishonesty, willful misconduct or any allegation thereof shall have been commenced in connection with any federal Government Contract or any VSE Entity’s activities; or
(l)    if the capital stock of the Primary Operating Company is not listed (or is delisted) on NASDAQ or another national stock exchange for any reason whatsoever;
(m)    (i) the occurrence of (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a multiemployer plan or notification that a multiemployer plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041(c) or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan or multiemployer plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or multiemployer plan; or (f) the imposition of any liability under Title IV of ERISA, other than for Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate, which, in the case of each of (a) through (f), has resulted or could reasonably be expected to result in actual liability of the Borrowers under Title IV of ERISA to the Pension Plan, multiemployer plan or the Pension Benefit Guaranty Corporation, that the Borrowers would be required to pay, in an aggregate amount in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a multiemployer plan which has resulted or could reasonably be expected to result in actual liability of the Borrowers that the Borrowers would be required to pay in an aggregate amount in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00); or
(n)    any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any VSE Entity party thereto, or any VSE Entity shall so assert in writing or shall disavow any of its obligations thereunder.
9.2    Remedies. Upon the occurrence of the Event of Default set forth in Section 9.1(g) of this Agreement, all commitments of the Lenders hereunder shall automatically (and without further notice, demand or other action) terminate, and all principal, accrued and unpaid interest and all other Obligations shall automatically (and without further notice, demand or other action) become immediately due and payable in full, and bear interest at the Default Rate until paid in full. Without limiting the foregoing, or any other right or remedy of the Administrative Agent or the Lenders set forth in this Agreement, upon the occurrence of any Event of Default, the Administrative Agent, acting on behalf of the Lenders and, as applicable, their Affiliates, may, and shall, subject to the terms of this Agreement, upon the direction of the Required Lenders, exercise any or all of the following remedies:
(a)    Withhold disbursement of all or any part of the Loan proceeds until such time that such Event of Default is cured to the satisfaction of the Administrative Agent and no other Event of Default exists; it being expressly understood and agreed that, notwithstanding the foregoing, no Lender shall have any obligation to make any advance or readvance of Loan proceeds, or issue, amend or renew any Letter of Credit, if any act, event or condition exists or has occurred which with notice or the lapse of time, or both, would constitute an Event of Default (as more fully described in Section 1.4 of this Agreement);
(b)    Terminate the Lenders’ obligation to make further disbursements of the Loan proceeds;
(c)    Declare all principal, interest and other sums owing on the Obligations (including an amount equal to the face amount of all outstanding Letters of Credit) to be immediately due and payable without demand, protest, notice of protest, notice of default, presentment for payment or further notice of any kind;
(d)    Without notice, redirect any and all of the Borrowers’ deposits to the Collateral Account or any other account under the Administrative Agent’s or any Lender’s exclusive control;
(e)    Without notice, offset and apply against all or any part of the Obligations then owing by any Borrower to any Lender, any and all money, credits, stocks, bonds or other securities or property of any VSE Entity of any kind or nature whatsoever on deposit with, held by or in the possession of Administrative Agent or any Lender in any capacity whatsoever, including any deposits with Administrative Agent or any Lender or any of its

Affiliates, to the credit of or for the account of any VSE Entity. The Administrative Agent and the Lenders are authorized at any time to charge the Obligations against any Borrower’s account(s), without regard to the origin of deposits to the account or beneficial ownership of the funds. Any and all amounts obtained by the Administrative Agent or any Lender pursuant to this Subsection (e) shall be shared by all of the Lenders (and each Affiliate of a Lender that is then a counterparty under a Hedging Contract) ratably, in accordance with each Lender’s Percentage; and each Lender, as well as the Administrative Agent, shall be entitled to exercise the rights of set-off provided in this Subsection (e);
(f)    Exercise all rights, powers and remedies of a secured party under the UCC and/or any other Applicable Laws, including the right to (i) require the Borrowers to assemble the Collateral (to the extent that it is movable) and make it available to the Administrative Agent at a place to be designated by the Administrative Agent, and (ii) enter upon any Borrower’s premises, peaceably by the Administrative Agent’s own means or with legal process, and take possession of, render unusable or dispose of the Collateral on such premises; each Borrower hereby agreeing not to resist or interfere with any such action. The Administrative Agent agrees to give the Borrowers written notice of the time and place of any public sale of the Collateral or any part thereof, and the time after which any private sale or any other intended disposition of the Collateral is to be made, and such notice will be mailed, postage prepaid, pursuant to Section 12.3 of this Agreement, at least ten (10) days before the time of any such sale or disposition. Each Borrower hereby authorizes and appoints the Administrative Agent and its successors and assigns to (i) sell the Collateral, and (ii) declare that each Borrower assents to the passage of a decree by a court of proper jurisdiction for the sale of the Collateral. Any such sale pursuant to clauses (i) or (ii) above is to be made in accordance with the applicable provisions of the laws and rules of procedure of the State of New York or other Applicable Laws;
(g)    Proceed to enforce such other and additional rights and remedies as the Administrative Agent or Lenders may have hereunder and/or under any of the other Loan Documents, or as may be provided by Applicable Laws; or
(h)    Impose the Default Rate for the entire principal balance and other sums owing on the Obligations.
The Lenders and the Administrative Agent may exercise their respective rights under this Agreement or under any other Loan Document without exercising the rights or affecting the security afforded by any other Loan Document, and subject to the terms and conditions of this Agreement, the Administrative Agent may (or, at the direction of the Required Lenders, shall) proceed against all or any portion of the Collateral in such order and at such times as the Administrative Agent, in its sole discretion or at the direction of the Required Lenders, sees fit; and each Borrower hereby expressly waives, to the extent permitted by law, all benefit of valuation, appraisement, marshaling of assets and all exemptions under the laws of the State of New York or any other state, district or territory of the United States. Furthermore, if any Borrower shall default in the performance when due of any of the provisions of this Agreement, the Administrative Agent, without notice to or demand upon the Borrowers (and without any grace or cure period) and without waiving or releasing any of the Obligations or any default hereunder, under the Notes or under any other Loan Document, may (but shall be under no obligation to) perform the same for each Borrower’s account, and any monies expended in so doing shall be chargeable to the Borrowers with interest, at the highest rate of interest payable under all of the Notes, plus two percent (2%) per annum, and added to the Indebtedness secured by the Collateral.
All sums paid or advanced by the Administrative Agent (or any Lender to the extent incurred pursuant to this Agreement) in connection with the foregoing or otherwise in connection with the Loan, and all court costs and expenses of collection, including reasonable attorneys’ fees and expenses (and fees and expenses resulting from the taking, holding or disposition of the Collateral) incurred in connection therewith shall be paid by the Borrowers upon demand and shall become a part of the Obligations secured by the Collateral. The Borrowers agree to bear the expense of each lien search, property and judgment report or other form of Collateral ownership investigation as the Administrative Agent, in its discretion, shall deem necessary or desirable to assure or further assure to the Lenders or the Administrative Agent their respective interests in the Collateral.
Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, in the event that any Collateral proceeds shall have been received by the Administrative Agent or any Lender to pay any of the Obligations, such proceeds shall be applied first to the Obligations relating to, arising from or incurred in connection with the transactions contemplated by this Agreement in accordance with the terms and provisions of this Agreement (including, without limitation, Section 1.4(d) of this Agreement), and then to any other Obligations of the Borrowers. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no circumstances shall proceeds of any Collateral constituting an asset of a guarantor or obligor hereunder which is not a Qualified ECP Guarantor be applied towards the payment of any Obligations under Hedging Contracts.

All Hedging Contracts between any Borrower and any Lender or its Affiliates are independent agreements governed by the written provisions of said Hedging Contracts, which will remain in full force and effect unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Loans, except as otherwise expressly provided in said written Hedging Contracts, and any payoff statement from the Administrative Agent or any Lender relating to the Loans shall not apply to said Hedging Contracts, except as otherwise expressly provided in such payoff statement.
ARTICLE 10
THE ADMINISTRATIVE AGENT; AGENCY
10.1    Appointment. Each Lender (on behalf of itself and each of its Affiliates that is or becomes a counterparty under a Hedging Contract) hereby affirms its irrevocable appointment of Citizens Bank to act as the Administrative Agent for each such Person pursuant to the provisions of this Agreement and the other Loan Documents, and affirms its irrevocable authorization given to the Administrative Agent to take such action, and exercise such powers and perform such duties as are expressly delegated to or required of the Administrative Agent by the terms hereof or thereof, or are reasonably incidental thereto, including executing documents on behalf of the Lenders, as Administrative Agent. Citizens Bank affirms its agreement to act as the Administrative Agent on behalf of such Persons on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 10.10 of this Agreement. Each Lender agrees that the rights and remedies granted to the Administrative Agent under this Agreement and the other Loan Documents shall be exercised exclusively by the Administrative Agent, and that no Lender shall have the right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.
10.2    General Nature of Administrative Agent’s Duties. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:
(a)    the Administrative Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Administrative Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist;
(b)    the duties and responsibilities of the Administrative Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Administrative Agent shall not have a fiduciary relationship in respect of any Lender;
(c)    the Administrative Agent is and shall be solely the agent of the Lenders. The Administrative Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, any VSE Entity or any other Person (except only for its relationship as agent for, its express duties and responsibilities as agent for, and its express duties and responsibilities to, the Lenders as provided in this Agreement and the other Loan Documents); and
(d)    the Administrative Agent shall not have any obligation to take any action hereunder or under any other Loan Document if the Administrative Agent believes in good faith that taking such action may (i) conflict with any Applicable Laws, or any provision of this Agreement or any other Loan Document, (ii) may require the Administrative Agent to qualify to do business in any jurisdiction where it is not then so qualified, or (iii) result in any liability of the Administrative Agent or any Lender not fully covered by insurance.
10.3    Exercise of Powers.
(a)    The Administrative Agent shall have the authority to take any action of the type specified in this Agreement or any other Loan Document as being within the Administrative Agent’s rights, powers or discretion, as it determines in its sole discretion, except as provided in Subsection (b) below, and except as provided herein or in any other Loan Document, when such action expressly requires the direction or consent of (i) the Required Lenders, or (ii) all of the Lenders, in either of which circumstances the Administrative Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction or consent shall be binding on all of the Lenders.
(b)    Notwithstanding anything set forth in this Agreement to the contrary, the Administrative Agent shall not amend, modify, grant consents or waive any term or provision of this Agreement or any other Loan Document (and such amendment, modification, consent or waiver shall not be effective) without the consent or approval of the Required Lenders or all Lenders as applicable below in this paragraph, or declare an Event of Default, provide formal written notice of default to any Borrower or exercise any rights or remedies against any VSE Entity without the prior consent of the Required Lenders or all Lenders, as applicable below in this paragraph. For the avoidance of doubt, any waiver by the Administrative Agent of the Borrowers’ compliance with any Negative Covenant set forth in Article 7, or consent by the Administrative Agent to the Borrowers’ non-compliance with any such Negative Covenant, shall require the prior written consent of the Required Lenders. Each Lender agrees that its decision to consent to or reject any request by the Administrative Agent for permission to declare an Event of Default, provide formal notice thereof to any Borrower and/or exercise any rights or remedies arising by virtue of such default, shall be made as soon as reasonably practicable after the Lender has received all relevant information with respect to such request (to the extent such information shall be readily available), but in all events within ten (10) Business Days of the receipt of such information, at which time any Lender who shall have failed to respond to the Administrative Agent with its decision to consent to or reject the particular request prior to the expiration of such ten (10) Business Day period shall be deemed to have consented to the particular request; it being understood and agreed that, unless otherwise provided herein, the Administrative Agent shall exercise any and all rights and responsibilities on behalf of the Lenders in connection with an Event of Default. Additionally, only with the consent or approval of all of the Lenders, the Administrative Agent may (and the following amendments may be effectuated) (a) extend the final maturity of the Loan or any Note, reduce the amount of, or extend the time of payment for, any installment of principal, interest or fees or other amounts payable to a Lender hereunder or under any other Loan Document or otherwise in connection with the Loan other than Mandatory Payments, or issue Letters of Credit (i) having an expiration date beyond the Maturity Date, except as otherwise expressly provided in this Agreement, or (ii) causing the aggregate outstanding amount of all such Letters of Credit issued to exceed Twenty-Five Million and No/100 Dollars ($25,000,000.00), (b) increase the Percentage of the Commitment Amount of any Lender or increase the Commitment Amount of any Lender, other than pursuant to Section 1.8 and/or Section 1.9 of this Agreement, (c) release all or a substantial portion of the Collateral, except in accordance with the provisions of any applicable Loan Document; provided that the Administrative Agent may release the lien of the Administrative Agent for the benefit of the Lenders in any Collateral to the extent sold by any Borrower in a transaction permitted by this Agreement, (d) amend the definition of “Required Lenders”, (e) consent to the release of any Borrower from, or the assignment or transfer by any Borrower of, any of its rights or obligations hereunder, except in accordance with the provisions of any applicable Loan Document, (f) amend, modify or waive any of the provisions set forth in this Section 10.3 or any other provision of this Agreement specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, (g) change the manner of application by the Administrative Agent of payments made under the Loan Documents or otherwise change any provision governing pro rata payments among Lenders, (h) change the method of calculation used in connection with the computation of interest, commissions or fees (which are payable for the ratable benefit of each Lender), (i) amend, modify or waive any condition precedent set forth in Article 4 of this Agreement or (j) subordinate the lien on all or a substantial portion of the Collateral granted in favor of the Administrative Agent for the benefit of the Lender, or subordinate the right of payment of the Obligations to any other Indebtedness (except pursuant to a transaction in which participation in such other Indebtedness for borrowed money is offered to the Lenders on a pro rata basis or in connection with a “debtor in possession” financing, on the same terms (including fees) as are offered to all other providers of such financing). Each Lender agrees that its decision to approve or reject any request for an amendment or waiver with respect to this Agreement shall be made, except as otherwise expressly provided herein, as soon as reasonably practicable after the Lender has received all relevant information with respect to such request. For the avoidance of doubt, a wholly-owned Affiliate that is a Borrower which becomes a non-wholly owned Affiliate shall not be released from their obligations as a Borrower hereunder without the consent of the Lenders (other than in connection with the sale of 100% of the equity interests of such Affiliate pursuant to a transaction permitted hereunder).
10.4    General Exculpatory Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:
(a)    the Administrative Agent, in its capacity as Administrative Agent (but not as a Lender), shall not be liable for any action taken or omitted to be taken by it in a manner consistent with the terms of this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction;
(b)    the Administrative Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in this Agreement or any other Loan Document, (iii) any failure of any VSE Entity or any Lender to perform any of their respective obligations under this Agreement or any other Loan Document, (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any lien or encumbrance or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents, or otherwise from time to time, or (v) caring for, protecting, insuring or paying any taxes, charges or assessments with respect to any Collateral;

(c)    the Administrative Agent shall have no obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of any VSE Entity, (ii) the business, operations, condition (financial or otherwise) or prospects of any VSE Entity, or (iii) except as otherwise expressly set forth in this Agreement, the occurrence or existence of any Event of Default; and
(d)    the Administrative Agent shall have no obligation, either initially or on a continuing basis, to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Administrative Agent to such Lender.
10.5    Administration by the Administrative Agent.
(a)    The Administrative Agent may rely upon any notice or other communication of any nature (written or oral, including telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the proper party or parties, and the Administrative Agent shall not have any duty to verify the identity or authority of any person giving such notice or other communication.
(b)    The Administrative Agent may consult with legal counsel (including in-house counsel for the Administrative Agent), independent public accountants and any other experts selected by the Administrative Agent from time to time, and the Administrative Agent shall not be liable for any action reasonably taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.
(c)    The Administrative Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Administrative Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Administrative Agent shall deem it necessary or desirable that a matter be proved or established with respect to any VSE Entity or any Lender, such matter may be established by a certificate of such Borrower or such Lender, as the case may be, and the Administrative Agent may conclusively rely upon such certificate.
(d)    The Administrative Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of every kind and nature which may be imposed on, incurred by or asserted against the Administrative Agent by reason of taking or continuing to take any such action; provided that no Lender shall be obligated to indemnify the Administrative Agent for any portion of such amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent, as finally determined by a court of competent jurisdiction.
(e)    The Administrative Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
(f)    The Administrative Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default (other than a default in the payment of regularly scheduled principal or interest), unless the Administrative Agent has received from a Lender or a Borrower a written notice describing the Event of Default. If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to each Lender, unless such notice shall have been addressed and/or issued to all of the Lenders.
10.6    Lenders Not Relying on the Administrative Agent or Other Lenders. Each Lender acknowledges as follows:
(a)    neither the Administrative Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by the Administrative Agent or any other Lender shall be deemed to constitute any representation or warranty by the Administrative Agent or such other Lender to it;
(b)    it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents; and

(c)    it will, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.
10.7    Indemnification. Each Lender agrees to reimburse and indemnify the Administrative Agent, the Lead Arranger (each solely in their capacity as such) and the Administrative Agent’s and the Lead Arranger’s respective directors, officers, employees and agents (to the extent not reimbursed by the Borrowers, and without limitation of the obligation of the Borrowers to do so), ratably in accordance with each Lender’s Percentage, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs and disbursements of every kind or nature (including the reasonable fees and disbursements of counsel for the Administrative Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such other Person as a result of this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of the Loan; provided that no Lender shall be obligated to indemnify the Administrative Agent or such other Person for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of the Person seeking indemnity, as finally determined by a court of competent jurisdiction.
10.8    Administrative Agent in its Individual Capacity. With respect to its commitment and the Obligations owing to it, Citizens Bank shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender, and may exercise the same as though it was not the Administrative Agent. The terms “Lender,” “holders of Notes” and like terms shall include Citizens Bank in its individual capacity. Citizens Bank and its Affiliates may, without liability to account therefor, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of and engage in any other business with any VSE Entity and any Affiliate of any VSE Entity, as though Citizens Bank was not the Administrative Agent hereunder.
10.9    Holders of Notes. Without limiting the requirements of Section 12.11 of this Agreement, the Administrative Agent may deem and treat any Lender which is the payee of a Note as the owner and holder of such Note for all purposes hereof unless and until written notice evidencing such transfer shall have been filed with the Administrative Agent. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent was a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or issued in exchange therefor.
10.10    Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Lenders and Borrowers, subject to appointment of a successor Administrative Agent (and such appointees acceptance of appointment) as below provided in this Section 10.10. Additionally, the Administrative Agent may be removed for cause by all of the Lenders (other than the Administrative Agent, if the Administrative Agent is then a Lender), if removal or resignation, as applicable, is requested in writing (which wording must specifically identify the “cause” for removal), and ten (10) days’ prior written notice of removal or resignation is provided to the Administrative Agent and Borrowers. Upon any such resignation or removal, the Required Lenders shall, on behalf of the Lenders, immediately appoint, as its successor, another Lender; provided that such Lender is a commercial bank or trust company organized under the laws of the United States of America or any State thereof and has a combined capital and surplus of at least Five Hundred Million and No/100 Dollars ($500,000,000.00) (a “Qualifying Person”). In such event, the Administrative Agent’s resignation or removal shall not be effective until the successor Administrative Agent shall have accepted its appointment, provided that if the Administrative Agent shall notify the Borrowers that no Qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice, and the retiring Administrative Agent, as the case may be, shall be discharged from its duties and obligations under this Agreement. Upon the acceptance by a successor Administrative Agent of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all of the properties, rights, powers, privileges and duties of the former Administrative Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of the retiring Administrative Agent and payment of all amounts then due and payable by the Administrative Agent to the Lenders pursuant to this Agreement, such Administrative Agent shall be discharged from its duties under this Agreement and the other Loan Documents. If for any reason, at any time, there is no Administrative Agent hereunder, then during such period, the Required Lenders shall have the right to exercise the Administrative Agent’s rights and perform its duties hereunder, except that (a) all notices or other communications required or permitted to be given to the Administrative Agent shall be given to each Lender, and (b) all payments to be made to the Administrative Agent shall be made directly to the Borrowers or the Lender for whose account such payment is made.

10.11    Additional Agents. If the Administrative Agent shall from time to time deem it necessary or advisable to engage other agents for its own protection in the performance of its duties hereunder or in the interests of the Lenders, then the Administrative Agent and Borrowers shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Administrative Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Administrative Agent, to act as co-Administrative Agent or a separate agent with respect to any part of the Collateral, with such powers as may be provided in such supplemental agreement, and with the power to vest in such bank, trust company or other Person (as such co-Administrative Agent or separate agent, as the case may be), any properties, rights, powers, privileges and duties of the Administrative Agent under this Agreement or any other Loan Document.
10.12    Calculations. The Administrative Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the Lenders any payment in excess of the amount to which they are determined to be entitled, with interest thereon at the Federal Funds Rate, or, if the amount due was not paid by any Borrower, to recover such amount from such Borrower (subject to the terms and conditions of this Agreement), with interest thereon at the rate provided in the applicable Note.
10.13    Funding by the Administrative Agent.
(a)    Except as otherwise provided in this Agreement, the Administrative Agent alone shall be entitled to make all advances in connection with the Loan and shall receive all payments and other receipts relating to the Loan; it being understood, however, that the Administrative Agent has reserved the right not to advance any amounts to the Borrowers which the Administrative Agent has not received from the Lenders. The Administrative Agent will notify each Lender of the date and amount of any requested advance, and if such notification is received by 1:00 p.m. New York, NY time on any given Business Day, the Lenders shall provide the required funds to the Administrative Agent no later than the close of business (i) on such Business Day in the case of Base Rate Loans and (ii) on the date specified for payments, in the case of SOFR Rate Loans, Daily Simple RFR Loans and Eurocurrency Rate Loans. At any time as may be requested by the Administrative Agent or the Swing Line Lender, the Administrative Agent and each Lender shall pay to each other such amounts (the “Equalization Payments”) as may be necessary to cause each Lender to own its applicable Percentage of the Loan and otherwise implement the terms and conditions of this Agreement; it being understood that each Lender shall be entitled to receive interest on amounts advanced by it only from the date of such Lender’s advance of funds. The obligation of the Administrative Agent and each Lender to make Equalization Payments shall not be affected by a bankruptcy filing by any VSE Entity, the occurrence of any Event of Default or any other act, occurrence or event whatsoever, whether the same occurs before, on or after the date on which an Equalization Payment is required to be made. All Equalization Payments shall be made by 5:00 p.m. New York, NY time on the date such payment is required, provided that notice of such Equalization Payment shall have been given to the party obligated to make such payment by 1:00 p.m. New York, NY time; otherwise such Equalization Payment shall be made on the next Business Day.
(b)    Unless the Administrative Agent shall have been notified in writing by any Lender no later than the close of business on the Business Day before the Business Day on which an advance requested by the Borrowers is to be made, that such Lender will not make its ratable share of such advance, the Administrative Agent may assume that such Lender will make its ratable share of the advance, and in reliance upon such assumption the Administrative Agent may (but in no circumstances shall be required to) make available to the Borrowers a corresponding amount. If and to the extent that any Lender fails to make such payment to the Administrative Agent when required, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the Borrowers shall arrange for the repayment of such amount to the Administrative Agent), together with interest for the Administrative Agent’s own account for each day from and including the date of the Administrative Agent’s payment, to and including the date of repayment to the Administrative Agent (before and after judgment). Interest (i) if paid by such Lender (a) for each day from and including the date of the Administrative Agent’s payment to and including the second Business Day thereafter, shall accrue at the Federal Funds Rate for such day, and (b) for each day thereafter, shall accrue at the rate or rates per annum payable under the Notes; and (ii) if paid by the Borrowers, shall accrue at the rate or rates per annum payable under the Notes. All payments to the Administrative Agent under this Section shall be made to the Administrative Agent at its office set forth in Section 12.3 of this Agreement (or as otherwise directed by the Administrative Agent), in dollars, in immediately available funds, without set-off, withholding, counterclaim or other deduction of any nature.
(c)    All borrowings under this Agreement shall be incurred from the Lenders pro rata on the basis of their respective Percentages (except to the extent advanced (i) as a Swing Line Loan, or (ii) by the Administrative Agent on behalf of any Lender as provided in Subsection (a) or (b) above). No Lender shall be responsible for any other Lender’s failure to meet its obligation to make advances hereunder, and each Lender shall be obligated to make advances required to be made by it hereunder regardless of the failure of any other Lender to make its advances hereunder.
(d)    Subject to the payment or prepayment of all Hedging Obligations (including all applicable termination payments), each payment and prepayment received by the Administrative Agent for the account of the Lenders shall be distributed first to the Swing Line Lender for application to any Swing Line Outstandings, and then to each Lender entitled to share in such payment, ratably in accordance with each Lender’s Percentage. Notwithstanding Section 9.2(e) of this Agreement, any Lender who has failed to fund its Percentage of any advance under the Loan shall not be entitled to share in any such payment(s) until such time as the funding deficiency caused thereby, together with interest thereon (as provided in Subsection (b) above), has been paid to the Administrative Agent in accordance with the terms and conditions of this Agreement. Payments from the Administrative Agent to the Lenders shall be made by wire transfer in accordance with written instructions provided to the Administrative Agent by the Lenders from time to time. Unless the Administrative Agent shall have received written notice from the Borrowers prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full on such date and the Administrative Agent, in reliance upon such assumption, may cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent upon its demand therefor such amount distributed to such Lender, together with interest thereon at the overnight Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.
(e)    If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of such Lender’s Percentage of payments, such Lender shall forthwith purchase from the other Lender(s) such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lender(s); provided, however, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from the other Lender(s) shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment, to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount recovered. Each Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this Section 10.13(e), to the fullest extent permitted by law, may exercise all of its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.
(f)    No Lender nor any Affiliate of any Lender shall collect any separate remuneration (i.e., in addition to any remuneration paid on a pro rata basis to all Lenders) as an inducement for such Lender entering into any waiver or amendment to this Agreement.
10.14    Benefit of Article. The provisions of this Article 10 are solely for the benefit of the Administrative Agent and the Lenders. Except as otherwise expressly set forth in this Article 10, no VSE Entity shall have any rights under any of the provisions of this Article 10; it being understood that the provisions of this Article 10 are not in limitation of any right, remedy, power, duty, obligation or liability which the Administrative Agent would have to or against any VSE Entity.
10.15    Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:
(a)    is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or at the request of the Administrative Agent, and the Administrative Agent shall so furnish each Lender with such Reports;
(b)    expressly agrees and acknowledges that the Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;
(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or other party performing any audit or examination will inspect only specific information regarding the VSE Entities and will rely significantly upon the VSE Entities’ books and records, as well as on representations of the VSE Entities’ personnel;

(d)    subject to any applicable reporting and/or disclosure requirements of the Government, agrees to take normal and reasonable precautions to maintain the confidentiality of all Reports and other material, non-public information regarding the VSE Entities and their operations, assets, and existing and contemplated business plans; it being understood and agreed that such information may be disclosed by any Lender (i) to its Affiliates, authorized representatives, accountants, legal counsel or other advisors who are bound by comparable confidentiality provisions or have agreed to comply with the confidentiality requirements of this Section, (ii) to the extent requested by applicable law, court order or decree or any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent such information becomes publicly available other than as a result of a breach of this Section, or which is or becomes available to such Lender on a non-confidential basis from a source other than the Borrowers, (iv) in connection with the exercise of any remedy hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (v) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee or prospective assignee of any of such Lender’s rights or obligations under this Agreement, or (B) any actual or prospective party (or its Affiliates) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (vi) to any rating agency that requires access to information about a Lender’s investment or loan portfolio in connection with ratings issued with respect to such Lender, (vii) to the CUSIP Service Bureau or any similar organization, or (viii) with the prior consent of the Borrowers.  Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information; and
(e)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of the sharing of such Report with any third parties who might obtain all or part of any Report through the indemnifying Lender; provided that no Lender shall be obligated to indemnify the Administrative Agent or such other Person for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of the Person seeking indemnity, as finally determined by a court of competent jurisdiction.
In addition to the foregoing: (i) any Lender may from time to time request of the Administrative Agent in writing that the Administrative Agent provide to such Lender a copy of any report or document provided by the Borrowers to the Administrative Agent that has not been contemporaneously provided by the Borrowers to such Lender, and, upon receipt of such request, the Administrative Agent promptly shall provide a copy of same to such Lender, it being understood and agreed that the items required to be delivered pursuant to Sections 6.3(a) and 6.3(b) of this Agreement shall be posted to Syndtrak upon receipt by the Administrative Agent; and (ii) to the extent that the Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the Borrowers, any Lender may, from time to time, reasonably request the Administrative Agent to exercise such right as specified in such Lender’s notice to the Administrative Agent, whereupon the Administrative Agent promptly shall request of the Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from the Borrowers, the Administrative Agent promptly shall provide a copy of same to such Lender.
10.16    Replacement of Lenders. If (a) any Lender requests compensation under Section 12.8 of this Agreement and/or Exhibit 3 attached hereto (other than a Loan Prepayment Fee), (b) the Borrowers are required to pay any additional amount to any Lender or any Government for the account of any Lender pursuant to Section 12.20 of this Agreement, (c) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or (d) any Lender is a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that: (i) the Borrowers shall have paid, or caused to be paid, to the Administrative Agent the assignment fee; (ii) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and

Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Exhibit 3 attached hereto or payments required to be made pursuant to Exhibit 3 attached hereto, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with Applicable Laws; and (v) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable assignee consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an assignment shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in Letters of Credit and Swing Line Loans pursuant to this Section shall nevertheless be effective without the execution by such Non-Consenting Lender of an assignment. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
10.17    Defaulting Lender Provisions. Notwithstanding anything to the contrary in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law,
(a)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender under this Agreement (whether voluntary or mandatory, at maturity or otherwise) from the Borrowers for the account of a Defaulting Lender under this Agreement will not be required to be paid or distributed to such Defaulting Lender, but will instead be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second, to the funding of any Loan advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; and third, if so determined by the Administrative Agent and the Borrowers, held in an account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loan advances under this Agreement. If such Lender is still a Defaulting Lender and any amounts remain in such account on the date that the Loan commitments are terminated and all payment obligations of the Borrowers hereunder are paid in full, then such amounts will be applied by the Administrative Agent to the making of payments in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, with respect to the Revolving Facility, to the payment of any amounts owing by such Defaulting Lender to the Swing Line Lender hereunder; third, to the funding of any Loan advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, to the payment of any amounts owing to the Lenders or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct; provided that any amounts held as cash collateral for funding obligations of a Defaulting Lender shall be returned to such Defaulting Lender upon the termination of this Agreement and the satisfaction of such Defaulting Lender’s obligations hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 10.17 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    No Commitment Amount of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 10.17, performance by the Borrowers of their obligations shall not be excused or otherwise modified as a result of the operation of this Section 10.17. The rights and remedies against a Defaulting Lender under this Section 10.17 are in addition to any other rights and remedies which the Borrowers, the Administrative Agent or any Lender (including the Swing Line Lender) may have against such Defaulting Lender.
(c)    In the case of a Defaulting Lender that is a Revolving Facility Lender, all or any part of such Defaulting Lender’s participation in Swing Line Loan advances shall be reallocated among the Non-Defaulting Lenders under the Revolving Facility in accordance with their respective Percentages (calculated without regard to such Defaulting Lender’s Revolving Facility Commitment Amount) but only to the extent that (x) no default or Event of Default exists at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such condition is satisfied at such time), and (y) such reallocated participation does not, as to any Revolving Facility Lender, exceed such Lender’s unused Revolving Facility Commitment Amount. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(d)    If the reallocation described in clause (c) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, prepay Swing Line Facility advances in an amount equal to the amount of the participation of the Defaulting Lenders.
If the Borrowers and the Administrative Agent agree in writing in their reasonable determination that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the applicable parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the advances to be funded and held on a pro rata basis by the Lenders in accordance with their Percentages of the applicable Facility or Facilities, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
So long as any Revolving Facility Lender is a Defaulting Lender, no Swing Line Lender shall be required to fund any Swing Line Loan advances unless the participations of Defaulting Lenders in such Swing Line Loan advances have been fully reallocated in accordance with Section 10.17(c).
10.18    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with such Lender’s Loan advances or Loan commitments hereunder,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of such Lender’s Loan advances, Loan commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform such Lender’s Loan advances, Loan commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of such Lender’s Loan advances, Loan commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of such Lender’s Loan advances, Loan commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that none of the Administrative Agent, the Lead Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)    For purposes hereof, the term (i) “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan” and (ii) “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
10.19    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender or LC Issuer, or any Person who has received funds on behalf of a Lender or LC Issuer (any such Lender, LC Issuer or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 10.19(b) of this Agreement) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, LC Issuer or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or LC Issuer shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this Section shall be conclusive, absent manifest error.
(b)    Without limiting the provisions of Section 10.19 of this Agreement, each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case:
(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or LC Issuer shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section.

(c)    Each Lender or LC Issuer hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or LC Issuer under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or LC Issuer from any source, against any amount due to the Administrative Agent under Section 10.19(a) of this Agreement or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with Section 10.19(a) of this Agreement, from any Lender or LC Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or LC Issuer at any time, (i) such Lender or LC Issuer shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Primary Operating Company) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender or LC Issuer shall deliver any Notes evidencing such Loans to the Primary Operating Company or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or LC Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning LC Issuer shall cease to be a Lender or LC Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning LC Issuer and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, but subject to Section 12.11, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or LC Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or LC Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or LC Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or LC Issuer under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other VSE Entity, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower or any other VSE Entity for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
Each party’s obligations, agreements and waivers under this Section 10.19 of this Agreement shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or LC Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof).
ARTICLE 11
CERTAIN ADDITIONAL RIGHTS AND
OBLIGATIONS REGARDING THE COLLATERAL

11.1    Power of Attorney. Each Borrower hereby reaffirms its irrevocable appointment of the Administrative Agent, as its agent and attorney-in-fact, with power of substitution, having full power and authority, in its own name, in the name of any Lender(s), in the name of any VSE Entity or otherwise (but at the cost and expense of the Borrowers and without notice to any VSE Entity), to (a) upon an Event of Default, notify Account Debtors obligated on any of the Receivables to make payments thereon directly to the lockbox referenced in Section 11.2 of this Agreement, and to take control of the cash and non-cash proceeds of any such Receivables, which right the Administrative Agent may exercise at any time whether or not an Event of Default shall have occurred and be continuing hereunder or was theretofore making collections thereon; (b) upon an Event of Default, compromise, extend or renew any of the Collateral constituting Receivables or deal with any of the Collateral as the Administrative Agent may deem advisable; (c) upon an Event of Default, release its interest in, make exchanges or substitutions for and/or surrender, all or any part of any Borrower’s interest in all or any part of the Collateral; (d) upon an Event of Default, remove from any VSE Entity’s place(s) of business all books, records, ledger sheets, correspondence, invoices and documents relating to or evidencing any of the Collateral, or without cost or expense to the Administrative Agent, make such use of any VSE Entity’s place(s) of business as may be reasonably necessary to administer, control and/or collect the Collateral; (e) upon an Event of Default, repair, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Account Debtor; (f) demand, collect receipt for and upon an Event of Default, give renewals, extensions, discharges and releases of all or any part of the Collateral; (g) upon an Event of Default, institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, all or any part of the Collateral; (h) upon an Event of Default, settle, renew, extend, compromise, compound, exchange or adjust claims with respect to all or any part of the Collateral or any legal proceedings brought with respect thereto; and (i) upon an Event of Default, receive and open all mail addressed to any VSE Entity (other than mail sent to any lockbox established pursuant to Section 11.2 of this Agreement which may be received and opened in the ordinary course of such lockbox procedures irrespective of whether any Event of Default has occurred), and if an Event of Default exists hereunder, notify the Post Office authorities to change the address for the delivery of mail to any VSE Entity to such address as the Administrative Agent may designate; it being understood that the rights granted to the Administrative Agent in this clause (i), which are operative on the occurrence of an Event of Default, shall not in any way limit or impair the other rights provided to the Administrative Agent or Lenders in this Agreement or any other Loan Document, including their rights with respect to the Collateral Account and the below-referenced lockbox. Furthermore, each Borrower hereby reaffirms its irrevocable appointment of the Administrative Agent, as its agent and attorney-in-fact, with power of substitution, having full power and authority, in its own name, in the name of any Lender(s), in the name of any Borrower or otherwise (but at the cost and expense of the Borrowers and without notice to any Borrower) and regardless of whether an Event of Default has occurred or any act, event or condition which with notice or the lapse of time, or both, would constitute an Event of Default has occurred, to (a) file financing statements and continuation statements covering the Collateral and execute the same on behalf of any Borrower; (b) charge against any banking account of any VSE Entity any item of payment credited to any VSE Entity’s account which is dishonored by the drawee or maker thereof; or (c) endorse the name of any VSE Entity upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against any Account Debtor.
11.2    Lockbox. Each Borrower hereby authorizes the Administrative Agent to receive and collect any amount or amounts due or to become due on account of any Receivables and, at its discretion, to apply the same to the repayment of the Notes, and each Borrower represents, warrants, acknowledges and agrees that, except where a Permitted Foreign Bank Account or Transitional Deposit Account is being used, within five (5) Business Days of the Administration Agent’s request, it shall establish and shall continually maintain on terms and conditions satisfactory to the Administrative Agent in all respects, one or more lockboxes and one or more blocked accounts (if either or both are required by the Administrative Agent) for the collection of Receivables. Except as otherwise may be approved by the Administrative Agent in writing, any checks or other remittances received by any Borrower in payment of the Receivables shall be held in trust by each Borrower for the Administrative Agent and the Lenders.
11.3    Other Agreements. Except as may otherwise be expressly permitted by the terms of this Agreement, and without limiting any other restrictions or provisions of this Agreement, each Borrower will (a) on demand, subject to any confidentiality and secrecy requirements imposed by any Government agency, make available in form reasonably acceptable to the Administrative Agent, shipping documents and delivery receipts evidencing the shipment of goods which gave rise to the sale or lease of Inventory or of an Account, contract right or Chattel Paper, completion certificates or other proof of the satisfactory performance of services which gave rise to the sale or lease of Inventory or of an Account, contract right or Chattel Paper, and each Borrower’s copy of any written contract or order from which a sale or lease of Inventory, an Account, contract right or Chattel Paper arose; and (b) when requested, advise the Administrative Agent when an Account Debtor returns or refuses to retain any goods, the sale or lease of which gave rise to an Account, contract right or Chattel Paper, and of any delay in delivery or performance, or claims made in regard to any sale or lease of Inventory, an Account, contract right or Chattel Paper. Upon reasonable notice, all such records will be available for examination by authorized agents of the Administrative Agent.

It is expressly understood and agreed, however, that the Administrative Agent shall not be required or obligated in any manner to make any inquiries as to the nature or sufficiency of any payment received by it or to present or file any claims or take any other action to collect or enforce a payment of any amounts which may have been assigned to the Administrative Agent or to which the Administrative Agent or the Lenders may be entitled hereunder at any time or times.
ARTICLE 12
MISCELLANEOUS
12.1    Remedies Cumulative. Each right, power and remedy of the Administrative Agent or Lenders (or, as applicable, Affiliates of the Lenders) provided for in this Agreement or in any other Loan Document or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any other Loan Document, or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by the Administrative Agent or any Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Administrative Agent or any such Lender (or, as applicable, any Affiliate of a Lender) of any or all such other rights, powers or remedies.
12.2    Waiver. Time is of the essence of this Agreement. No failure or delay by the Administrative Agent to insist upon the strict performance of any term, condition, covenant or agreement set forth in this Agreement or any other Loan Document, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of such term, condition, covenant or agreement or of any such breach, or preclude the Administrative Agent or any Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, neither the Lenders nor the Administrative Agent shall be deemed to have waived either the right to require prompt payment when due of all other Obligations, or the right to declare a default for failure to make payment of any such other Obligations.
12.3    Notices. Notices to either party shall be in writing and shall be delivered personally or by first-class mail or nationally-recognized overnight delivery service or by facsimile or email (as provided below) addressed to the parties at the addresses set forth below or otherwise designated in writing:

    If to the Borrowers:         c/o VSE Corporation
                    6348 Walker Lane
                    Alexandria, Virginia 22310
    Attention: Stephen D. Griffin, CFO
    Fax:     703-329-4687
    Email:    SDGriffin@vsecorp.com

                    and

                    VSE Corporation
                    6348 Walker Lane
                    Alexandria, Virginia 22310
    Attention: Tarang Sharma, Treasurer
    Fax:     703-960-2688
    Email:    TSharma@VSECORP.com

with a copy of all notices
    to the Borrowers to (which
    does not constitute notice
    hereunder):            Jones Day
                    1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309                    Attention: Todd Roach
                    Fax:    404-581-8274
                    Email:     troach@jonesday.com

    If to the Lenders:            To the address provided to the Borrowers or the Administrative                         Agent in writing

If to the Administrative Agent:    Citizens Bank, National Association
                    8614 Westwood Center Drive
Suite 250

                    Vienna, Virginia 22182
    Attention:    Mr. Dan Darnell, Jr
    Fax:     571-633-0105
    Email:    Daniel.Darnell@citizensbank.com
with a copy of all
notices to any Lender
or the Administrative Agent to:
    (which does not constitute         King & Spalding LLP
    notice hereunder)            300 S. Tryon St, Suite 1700
                    Charlotte, NC 28202
    Attention:    Bill Fuller
    Email:    bfuller@kslaw.com

Any notice or other communication hereunder will be deemed given and effective (a) when actually received, in the case of hand delivery or nationally recognized overnight delivery service, (b) three (3) Business days after such notice or communication is deposited in the United States mail or with such courier, in the case of first class mail or overnight delivery, or (c) when completely sent and received, as evidenced by a transmission report from sender’s facsimile machine, in the case of facsimile transmission.

Notices and other communications hereunder may also be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to the Administrative Agent pursuant to Articles 1 or 2. The Administrative Agent, the Lenders or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. The parties acknowledge and agree that no notice of the occurrence of a default or Event of Default shall be sent by e-mail.

Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an electronic mail (“e-mail”) address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent (and received, if the acknowledgment contemplated above has been obtained) at the opening of business on the next business day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.
12.4    Entire Agreement; Amendment and Restatement; Severability. This Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the Loan and supersede all prior agreements and understandings; it being expressly understood and agreed that this Agreement is a complete amendment and restatement of the Existing Loan Agreement, the terms and conditions of which have been superseded and replaced in their entirety by the terms and conditions of this Agreement. The parties hereto agree that this Agreement is given as a continuation, modification and extension of the Existing Loan Agreement and shall not constitute a novation of the Existing Loan Agreement. This Agreement and the other Loan Documents shall continue in full force and effect for so long as the Borrowers shall be indebted hereunder or under the Notes (or any Lender has any outstanding commitments to lend hereunder), and thereafter until the Lenders shall have actually received written notice of the termination hereof from the Borrowers and all Obligations incurred or contracted before receipt of such notice shall have been fully paid. In the event any one or more of the provisions contained in any Loan Document shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Loan Documents, but the Loan Documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.
12.5    Relationship of the Parties. This Agreement provides for the extension of financial accommodations by each Lender, in its capacity as lender, to the Borrowers, in their capacity as borrowers, and for the payment of interest and repayment of the Obligations by the Borrowers. Certain provisions herein, such as those relating to compliance with the financial covenants, delivery to the Administrative Agent of financial statements, and compliance with other affirmative and negative covenants are for the benefit of the Administrative Agent and the Lenders to protect the Administrative Agent’s and the Lenders’ interests in assuring repayment of the Obligations. Nothing contained in this Agreement shall be construed as permitting or obligating the Lenders or Administrative Agent to act as a financial or business advisor or consultant to any Borrower, as permitting or obligating the Lenders or Administrative Agent to control any Borrower or to conduct any Borrower’s operations, as creating any fiduciary obligation on the part of any Lender or the Administrative Agent to any Borrower, or as creating any joint venture, agency or other relationship between the parties other than as explicitly and specifically stated in this Agreement. Each Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including the provision in this Agreement for waiver of trial by jury. Each Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to request the Obligations and execute and deliver this Agreement.
12.6    Waiver of Jury Trial and Certain Damages. Each Borrower, the Administrative Agent and each Lender hereby (a) covenants and agrees not to elect a trial by jury of any issue triable by a jury, and (b) waives any right to trial by jury and any right to claim consequential, punitive, incidental or special damages fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury and right to claim consequential, punitive, incidental or special damages is separately given by each Borrower, the Administrative Agent and each Lender, knowingly and voluntarily, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial or the right to claim consequential, punitive, incidental or special damages would otherwise accrue. The Borrowers, the Administrative Agent and the Lenders are hereby authorized and requested to submit this Agreement to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of each herein contained waiver of the right to jury trial and right to claim consequential, punitive, incidental or special damages. Further, each Borrower hereby certifies that no representative or agent of the Administrative Agent or any Lender (including the Administrative Agent’s counsel) has represented, expressly or otherwise, to the undersigned that the Administrative Agent or Lenders will not seek to enforce this provision waiving the right to a trial by jury or any right to claim consequential, punitive, incidental or special damages.
12.7    Submission to Jurisdiction; Service of Process; Venue. Any judicial proceeding brought against any Borrower with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in New York County and of the United States District Court of the for the Southern District of New York and any appellate court from any thereof, and by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid court, and irrevocably agrees to be bound by any judgment rendered by such court in connection with this Agreement. Each Borrower irrevocably designates and appoints the General Counsel of the Primary Operating Company, whose address is c/o VSE Corporation, 6348 Walker Lane, Alexandria, VA 22310, as its agent to receive on its behalf service of all process in any such proceeding in the courts of the State of New York sitting in New York County and of the United States District Court of the for the Southern District of New York and any appellate court from any thereof, such service being hereby acknowledged by each Borrower to be effective and binding on it in every respect. A copy of any such process so served shall be mailed by registered or certified mail to the Borrowers at the address to which notices are to be addressed in accordance with this Agreement, except that any failure to mail such copy shall not affect the validity of service of process. The Borrowers shall at all times maintain an agent for service of process pursuant to this provision. If any Borrower fails to appoint such an agent, or if such agent refuses to accept service, such Borrower hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent or the Lenders to bring proceedings against any Borrower in the courts of any other jurisdiction.
12.8    Changes in Capital Requirements. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, the Dodd-Frank Wall Street Reform and Consumer Protection Act approved by the federal Government on June 30, 2010, Basel III adopted by the Basel Committee on Banking Supervision or any other law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Government affects or would affect the amount of capital or liquidity required or expected to be maintained by the Administrative Agent or any Lender, or person controlling the Administrative Agent or any Lender, and the Administrative Agent determines (in its sole and absolute discretion) that the rate of return on its, such Lender’s or such controlling person’s capital as a consequence of its commitments or the loans made by the Administrative Agent or such Lender is reduced to a level below that which the Administrative Agent, such Lender or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Administrative Agent to the Borrowers, the Borrowers shall immediately pay directly to the Administrative Agent, for its own account or for the account of such Lender (as the case may be), additional amounts sufficient to compensate the Administrative Agent, such Lender or such controlling person for such reduction in rate of return. A statement of the Administrative Agent as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, the Administrative Agent may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.
12.9    Other Agents, Arrangers, Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent”, “documentation agent”, “co-agent”,

“book manager”, “book running manager”, “lead manager”, “arranger”, “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
12.10    Modification and Waiver. Subject to Section 10.3 of this Agreement, neither this Agreement nor any term, condition, covenant or agreement hereof may be changed, waived, discharged or terminated orally, but that may be accomplished only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
12.11    Transferability.
(a)    No Borrower shall assign any of its rights, interests or Obligations under this Agreement or any other Loan Document.
(b)    No Lender shall assign its interests under this Agreement or any other Loan Document to any Person, without the prior written consent of both the Administrative Agent and the Borrowers; provided that (i) the Borrowers’ consent shall not be required for assignments from one Lender to another Lender or to its affiliates or at any time during which an Event of Default shall have occurred and be continuing or a funded Term Loan to an Eligible Assignee; and (ii) the Borrowers’ consent and the Administrative Agent’s consent shall not be unreasonably withheld or delayed. Subject to obtaining such consent (as required), any Lender may assign its interest at any time under this Agreement and the other Loan Documents, provided that (a) the purchaser of any such interest is an Eligible Assignee, and if such assignment is an unfunded revolving commitment, whose total assets exceed Five Hundred Million and No/100 Dollars ($500,000,000.00); (b) prior written notice of such sale or assignment, which notice must identify the name, address and contact person of the Eligible Assignee, shall have been issued by such transferring Lender to the Administrative Agent and the Borrowers; (c) the dollar equivalent of the Percentage of the transferring Lender being assigned equals or exceeds Five Million and No/100 Dollars ($5,000,000.00) or such lesser amount as may constitute such transferring Lender’s remaining Percentage; (d) the Administrative Agent shall have received a duly executed Assignment and Acceptance Agreement, in the form of Exhibit 8 attached hereto (each, an “Assignment and Acceptance Agreement”); and (e) if the proposed assignee of the transferring Lender is not an Affiliate of the transferring Lender or another Lender hereunder, an assignment fee in the amount of Three Thousand Five Hundred and No/100 Dollars ($3,500.00) shall have been paid to the Administrative Agent to reimburse the Administrative Agent for costs and expenses incurred in connection with the assignment. No Lender may assign its interests to a Borrower or an Affiliate of a Borrower or to a natural Person, holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person.
(c)    Subject to the acceptance and recording thereof by the Administrative Agent, from and after the effective date specified in each Assignment and Acceptance Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and shall, to the extent of the interest assigned by such Assignment and Acceptance Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections  12.20 and 12.21 of this Agreement with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Subsection (e) below.
(d)    The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and their Percentage of, and principal amounts (and related interest amounts) of the Loans, participations under Letters of Credit and other amounts due hereunder, or owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding any notice to the contrary. The Register shall be available for inspection by any Lender (with respect to any entry relating to such Lender’s Loans or Percentage) or the Borrowers at any reasonable time and from time to time upon reasonable prior notice.

(e)    Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Percentage of the Loans (including such Lender’s participations in the Letters of Credit or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents provided that the participation agreement may permit the participant to vote on issues requiring the consent of all Lenders.
(f)    A Participant shall not be entitled to receive any greater payment hereunder than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent (such consent not to be unreasonably withheld or delayed).
(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Record Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
12.12    Governing Law; Binding Effect. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the Borrowers and the Administrative Agent and/or the Lenders and/or the interpretation and enforcement of the rights and duties of the Borrowers, the Administrative Agent and/or the Lenders, shall be governed and construed by the laws of the State of New York (without regard to conflict of laws principles) and be binding upon each Borrower and inure to the benefit of the parties hereto and their respective successors and assigns.
12.13    Announcements. In consideration of the Administrative Agent’s and the Lenders’ agreements hereunder, each Borrower consents to the publication by the Administrative Agent and the Lenders of one or more tombstones or similar advertising material relating to the financing transactions contemplated by this Agreement so long as no economic or financial details are contained therein (but permitting however, a description of the type and purpose of the Loans), and further consents to the reasonable use by the Administrative Agent and the Lenders of each VSE Entity’s name, trademark, logo and other identifying images to identify the Borrowers as customers of the Administrative Agent and the Lenders and/or otherwise to reasonable use by the Administrative Agent and the Lenders in each of their promotional and other marketing campaigns and activities. The Administrative Agent and the Lenders reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements; provided, however, that none of the Administrative Agent nor the Lenders shall provide any information of any financial, confidential or proprietary nature to such industry trade organizations without the prior written consent of the Borrowers.
12.14    Joint and Several Liability. Each Borrower shall be jointly and severally liable for the payment and performance of all obligations and liabilities hereunder.
12.15    Materiality. Unless the context clearly indicates to the contrary, determinations regarding the materiality of any act, event, condition or circumstance shall be in the reasonable judgment of the Administrative Agent.
12.16    Allowed Delay. The due date or end date of anything that would otherwise be due or end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such due date or end date shall be on the next preceding Business Day.
12.17    Reliance on the Administrative Agent. Each Borrower shall be entitled to assume that any and all consents, approvals or notices issued or granted by the Administrative Agent pursuant to the terms and conditions of this Agreement were, to the extent necessary, authorized by the Required Lenders or all of the Lenders, as applicable.
12.18    The Patriot Act. The Administrative Agent and the Lenders hereby notify the Borrowers that pursuant to the requirements of the Patriot Act, they are required to obtain, verify and record information that identifies the VSE Entities, which information includes the name and address of the VSE Entities and other information that will allow the Administrative Agent and the Lenders to identify the VSE Entities in accordance with the Patriot Act.
12.19    Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same document. Each party hereto hereby agrees to be bound by its facsimile or PDF signature.
12.20    Taxes. All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Administrative Agent’s or any Lender’s Net Income or receipts (such non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers will:

        (A)    pay directly to the relevant authority the full amount required to be so withheld or deducted;

        (B)        promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

        (C)        pay to the Administrative Agent, for its own account or for the account of such Lender (as the case may be), such additional amount or amounts as is necessary to ensure that the net amount actually received by the Administrative Agent, for its own account or for the account of such Lender (as the case may be), will equal the full amount the Administrative Agent or such Lender (as applicable) would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or any Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrowers will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Administrative Agent or such Lender (as the case may be) after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Administrative Agent or such Lender (as the case may be) would have received had such Taxes not been asserted.
If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.
If a payment made to a Lender under any Loan Document would be subject to US federal withholding tax imposed under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Primary Operating Company and to the Administrative Agent, if applicable, at the time or times prescribed by law and at such time or times reasonably requested by the Primary Operating Company or the

Administrative Agent such documentation prescribed by applicable law and such additional documentation reasonably requested by the Primary Operating Company or the Administrative Agent as may be necessary for the Primary Operating Company or the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this paragraph, "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
12.21    Indemnity.
(a)    Each Borrower, on its own behalf, and on behalf of each other VSE Entity, releases and shall indemnify, defend and hold harmless the Administrative Agent, each Lender and each Affiliate of a Lender that is at any time a counterparty under a Hedging Contract, and their respective directors, officers, employees and agents (each an “indemnified party”), of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, penalties, damages and costs and expenses (including reasonable legal fees) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or any Lender or any other indemnified party (collectively, “Losses”) (i) resulting from, under, pursuant or related to this Agreement and the other Loan Documents, in breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, or caused by acts or conduct of the VSE Entities (ii) resulting from any VSE Entity's failure to comply with any or all laws, statutes, ordinances, Government rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including, without limitation, CERCLA, HMTA, RCRA or any other applicable environmental law, rule, order or regulation ), (iii) resulting from any claim by any other creditor of any VSE Entity against the Administrative Agent or any Lender arising out of any transaction, whether hereunder or in any way related to the Loan Documents and all costs, expenses, fines, penalties or other damages resulting therefrom, and (iv) resulting from or caused by any third party or any VSE Entity in connection with or as a result of this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part, or directly or indirectly, with the proceeds of any Loan made hereunder; provided, however, that no indemnified party hereto shall be entitled to indemnification for Losses to the extent such Losses arise out of such indemnified party’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.
(b)    Promptly after receipt by an indemnified party under Subsection (a) above of notice of the commencement of any action by a third party, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Subsection, notify the indemnifying party in writing of the commencement thereof. The failure to so notify the indemnifying party shall relieve the indemnifying party from any liability which it may have to any indemnified party under such Subsection only if the indemnifying party is unable to defend such actions as a result of such failure to so notify. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Subsection for any legal expenses of other counsel, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party cannot settle any action for which it has assumed the defense without the indemnified party’s express written consent.
12.22    Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 12.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
12.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
    (a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
    (b)    the effects of any Bail-in Action on any such liability, including, if applicable:
        (i)    a reduction in full or in part or cancellation of any such liability;
    (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
    (iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.
12.24    Representations and Warranties of Lenders and LC Issuers. Each Lender and LC Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, and (ii) in participating as a Lender or LC Issuer, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or LC Issuer, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrowers, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each LC Issuer agrees not to assert a claim in contravention of the foregoing, such as a claim under any federal or state securities law).

[Remainder of Page Intentionally Left Blank]

                        SCHEDULE 1

Lenders	Total Commitment Amount Percentage/Commitment $		Revolving Facility Percentage/Commitment $		Term Facility Percentage /Commitment $
Citizens Bank, National Association	$88,800,000.00	13.661538462%	$47,815,384.62	13.661538462%	$40,984,615.38	13.661538462%
Manufacturers and Traders Trust Company	$80,250,000.00	12.346153846%	$43,211,538.46	12.346153846%	$37,038,461.54	12.346153846%
PNC Bank, National Association	$80,250,000.00	12.346153846%	$43,211,538.46	12.346153846%	$37,038,461.54	12.346153846%
Royal Bank of Canada	$80,250,000.00	12.346153846%	$43,211,538.46	12.346153846%	$37,038,461.54	12.346153846%
TD Bank, N.A.	$80,250,000.00	12.346153846%	$43,211,538.46	12.346153846%	$37,038,461.54	12.346153846%
Truist Bank	$80,250,000.00	12.346153846%	$43,211,538.46	12.346153846%	$37,038,461.54	12.346153846%
Wells Fargo Bank, National Association	$80,250,000.00	12.346153846%	$43,211,538.46	12.346153846%	$37,038,461.54	12.346153846%
Capital One, National Association	$51,250,000.00	7.884615385%	$27,596,153.85	7.884615385%	$23,653,846.15	7.884615385%
First-Citizens Bank & Trust Company	$28,450,000.00	4.376923077%	$15,319,230.77	4.376923077%	$13,130,769.23	4.376923077%
TOTALS:	$650,000,000.00	100%	$350,000,000.00	100%	$300,000,000.00	100%

Wiring Instructions    Bank Name: Citizens Bank NA
ABA/Routing No.: 011500120
Account Name: LIQ CLO Operating Account
Account No.: 0026693011
Attention: Agency Servicing
Reference: VSE CORPORATION

Contact Info        Citizens Bank, National Association
            20 Cabot Road MMF 140
            Medford, MA 02155
Attention: Kathy Brouillette
Fax: 855-306-6453
            Email: Kathy.Serrentino@citizensbank.com

EXHIBIT 2

VSE CORPORATION

INTEREST ELECTION FORM AND CERTIFICATION

Citizens Bank, National Association, 8614 Westwood Center Drive, Suite 250, Vienna, Virginia 22182
The undersigned, VSE CORPORATION, a Delaware corporation (the “Primary Operating Company”), for itself and as attorney-in-fact for and on behalf of each Borrower (hereinafter defined) under that certain Fourth Amended and Restated Business Loan and Security Agreement dated as of January 5, 2018 (as the same may be amended, modified or restated from time to time, the “Loan Agreement”) by and among (i) Citizens Bank, National Association (as successor by merger to Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank (“Citizens Bank”)), acting in its individual capacity as the Swing Line Lender and as the administrative agent for the Lenders (the “Administrative Agent”), (ii) Citizens Bank, acting in its individual capacity as a Lender, and other Lender parties thereto from time to time (collectively, the “Lenders”), (iii) the Primary Operating Company, certain subsidiaries and affiliates of the Primary Operating Company and any Person who has become a Borrower party thereto pursuant to the Loan Agreement (each, a “Borrower” and collectively, the “Borrowers”), and (iv) Citizens Bank, National Association, as lead arranger, hereby requests that the sum of ______________________________________________________ and No/100 Dollars ($______________.00), advanced and outstanding under the _____ Revolving Facility or _____ Term Facility (check one), bear interest on a ____ Term SOFR basis / Adjusted Eurocurrency Rate basis (check one2). This election shall be effective for a ____ (select 1, 3 or 6 month period), commencing on _____________, 20__ (an RFR Business Day not less than three (3) RFR Business Days nor more than five (5) RFR Business Days from the date of submission of this Interest Election Form and Certification), and expiring on _______________, 20___ (not later than the Maturity Date). Capitalized terms used but not defined herein shall have the meaning attributable to such terms in the Loan Agreement.

CERTIFICATION
The undersigned certifies to the Administrative Agent, on behalf of each of the Borrowers and for the benefit of the Lenders, that (a) all of the representations and warranties of the Borrowers contained in the Loan Agreement and the other Loan Documents, if qualified by “materiality”, are true and correct in all respects, and if not qualified by “materiality”, are true and correct in all material respects, in each case as of the date hereof, unless such representation or warranty specifically refers to an earlier date or the Borrowers are unable to remake and redate any such representation or warranty, in which case the Borrowers have previously disclosed the same to the Administrative Agent and the Lenders in writing, and such inability does not constitute or give rise to an Event of Default; and (b) no Event of Default exists under the Loan Agreement, and no act, event or condition has occurred or exists which with the giving of notice or the passage of time, or both, would constitute an Event of Default under the Loan Agreement.
IN WITNESS WHEREOF, the undersigned has executed and delivered this Interest Election Form and Certification on this ___ day of ____________, 20___.

VSE CORPORATION, a Delaware corporation, acting on its own behalf and as attorney-in-fact for and on behalf of each Borrower
By: ___________________________________________ Name: ________________________________________ Title: __________________________________________
2 Adjusted Eurocurrency Rate options only available for Euro denominated loans.